                    U.S. Securities and Exchange Commission

                            Washington, D.C. 20549

                                AMENDMENT NO. 2
                                      TO
                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PORTFOLIO BOOST I, L.P.
                (Name of small business issuer in its charter)

            IOWA                            6289                           36-4230817
  (State or jurisdiction of      (Primary Standard Industrial    I.R.S. Employer Identification
incorporation or organization)   Classification Code Number)                   No.

          4320 WINFIELD ROAD, SUITE 320, WARRENVILLE, ILLINOIS 60555
                               1-(877) 777-2846
         (Address and telephone number of principal executive offices)

          4320 WINFIELD ROAD, SUITE 320, WARRENVILLE, ILLINOIS 60555
(Address of principal place of business or intended principal place of business)

                       WADE H. SCHUT OR GREGORY P. PAGE
            NYEMASTER, GOODE, VOIGTS, WEST, HANSELL & O'BRIEN, P.C.
                700 WALNUT, SUITE 1600, DES MOINES, IOWA 50309
                                (515) 283-3100
          (Name, address and telephone number of agent for services)

Approximate date of proposed sale to the public: As soon as possible after effectiveness of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                   [_]  ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                   [_]  ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                          [_]  ___________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
     Title of each                         Proposed maximum      Proposed maximum
  class of securities     Amount to be      offering price      aggregate offering        Amount of
   to be registered        registered          per Unit               price            registration fee
---------------------------------------------------------------------------------------------------------
Units of Limited           $25,000,000     $1,000 per Unit         $25,000,000             $7,575.76
Partnership Interest                       until 500 Units
                                           are sold; net
                                           asset value per
                                           unit thereafter

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            Portfolio Boost I, L.P.
                     $500,000 Needed to Break Escrow
                                ______________

     This is an initial public offering of units of limited partnership interest in Portfolio Boost I, L.P. The initial purchase price is $1,000 per unit. The first $500,000 from the sale of units will be placed in an escrow account at First American Bank, Fort Dodge, Iowa. If $500,000 is collected before October 28, 1999, the escrow account will be closed and the funds in the account will be released to PB I for its use. If $500,000 is not collected before October 28, 1999, this offering will be terminated, and all of the funds in the escrow account will be returned to the subscribers, along with any interest earned on the funds.

     PB I will seek long term capital appreciation through trading in domestic and foreign futures contracts in various grains, energies, metals, currencies, interest rate contracts and other financial interests.

     A minimum investment of $10,000 is required for first time investors.

                                         Per Unit      Minimum      Maximum
                                         --------      -------      -------
Public Offering Price Before Trading...   $1,000      $500,000    $25,000,000
Underwriting Commissions...............      -0-           -0-            -0-
Proceeds to PB I.......................   $1,000      $500,000    $25,000,000


After PB I starts trading, the purchase price for units will be the net asset value per unit. No underwriting commissions are payable by PB I, but PB I will pay filing fees, legal and accounting fees, printing costs and other expenses. Those expenses are estimated to be $193,660. The underwriter will receive fees from the general partner of PB I.

     The units are speculative, high risk securities. Before you decide to invest, read this entire prospectus and carefully consider "Principal Risk Factors" beginning on page 7. The risks of this investment include that:

     *    Futures trading is highly speculative and volatile
     *    You could lose all or substantially all of your investment in PB I
     *    PB I is subject to conflicts of interest
     * The success of PB I's trading will depend entirely on certain software
     * The software has been developed with the benefit of hindsight and is untested in actual trading
     * There is no public or secondary market for the units, and there are conditions and restrictions on assignments of units and on liquidations of units by PB I

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The Commodity Futures Trading Commission has not passed upon the merits of participating in this pool nor has the Commodity Futures Trading Commission passed on the adequacy or accuracy of this prospectus.

                               _________________


                           Vacation Investors, Inc.
                               Underwriter


                       Prospectus dated January 28, 1999

                               Table of Contents

                                                    Page
Miscellaneous State Law Notices..................   (iii)
Risk Disclosure Statement........................    (iv)
Summary Of The Offering..........................      1
Principal Risk Factors...........................      7
Conflicts Of Interest............................     26
Fiduciary Responsibility Of The General Partner..     33
Description Of Charges To PB I...................     35
Potential  Advantages............................     40
Use Of Proceeds..................................     42
Investment Program...............................     43
The General Partner..............................     46
The CTA--Quiet Systems Limited...................     50
Nicholas Gogerty.................................     51
Frischmeyer Trading Corporation..................     52
Performance Records Of The General Partner.......     55
Performance Records Of Quiet Systems Limited.....     58
Futures Commission Merchant......................     60
Transferability And Liquidation Of Units.........     62
The Futures Markets..............................     68
Federal Income Tax Aspects.......................     76
The Limited Partnership Agreement................     80
Plan Of Distribution.............................     89
Subscription Procedure...........................     93
Vacation Award...................................     95
Legal Opinion....................................     98
Experts..........................................     98

Appendix 1 - Supplemental Performance Information of PB I


Exhibit "A" -  Limited Partnership Agreement
Exhibit "B" -  Subscription Documents
Exhibit "C" - Balance Sheet of PB I as of September 30, 1998 (audited) Exhibit "D" - Balance Sheet of General Partner as of September 30, 1998
               (audited)

                                     (ii)

                        Miscellaneous State Law Notices

                         Notice to Illinois Residents

     These securities have not been approved or disapproved by the Secretary of State of Illinois or the State of Illinois, nor has the Secretary of State of Illinois or the State of Illinois passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         Notice to Virginia Residents

     The Virginia State Corporation Commission does not pass upon the adequacy or accuracy of this prospectus or upon the merits of this offering, and the Commission expresses no opinion as to the quality of this security.

                        Notice to Connecticut Residents

     These securities have not been approved or disapproved by the Banking Commissioner of the State of Connecticut nor has the Commissioner passed on the accuracy or adequacy of this offering. Any representation to the contrary is unlawful.




                        Notice to California Residents

     The exemption set forth in Section 25104(h) of the California Corporate Securities Law from the nonissuer transaction qualification requirement of
Section 25130 of the California Corporate Securities Law will not be available to California investors.




                                     (iii)

                           Risk Disclosure Statement

     You should carefully consider whether your financial condition permits you to participate in a commodity pool. In so doing, you should be aware that futures and options trading can quickly lead to large losses as well as gains. Such trading losses can sharply reduce the net asset value of the pool and consequently the value of your interest in the pool. In addition, restrictions on redemptions may affect your ability to withdraw your participation in the pool.


     Further, commodity pools may be subject to substantial charges for management, and advisory and brokerage fees. It may be necessary for those pools that are subject to these charges to make substantial trading profits to avoid depletion or exhaustion of their assets. This prospectus contains a complete description of each expense to be charged this pool, beginning at page 35, and a statement of the percentage return necessary to break even, that is, to recover the amount of your initial investment, at page 39.


     This brief statement cannot disclose all the risks and other factors necessary to evaluate your participation in this commodity pool. Therefore, before you decide to participate in this commodity pool, you should carefully study this prospectus, including a description of the principal risk factors of this investment, beginning at page 7.

     You should also be aware that this commodity pool may trade foreign futures or options contracts. Transactions on markets located outside the United States, including markets formally linked to a United States market, may be subject to regulations which offer different or diminished protection to the pool and its participants. Further, United States regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-United States jurisdictions where transactions for the pool may be effected.

                                     (iv)

                            SUMMARY OF THE OFFERING
                            -----------------------

     The following is a summary of this offering and of PB I. This summary is materially complete, but this prospectus contains additional information. You need to read this entire prospectus for more detailed information about this offering and PB I and about any agreement or document discussed in this prospectus.

     PB I and Its Business.  Portfolio Boost I, L.P. is an Iowa limited
     ----------------------
partnership. PB I's principal office is at 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555; and its telephone number is 1-877-RRRATIO.

     PB I will be dissolved on December 31, 2050, if it has not already been dissolved by that date.

     PB I's business will be the speculative trading of domestic and foreign futures contracts and other interests in various grains, energies, metals, currencies, interest rate contracts and other financial interests. PB I's principal objective is to generate increased capital for the limited partners, but it may not achieve this objective since futures trading is a speculative, volatile, high risk business. Funds for PB I's business will be obtained only by the sale of units and from the retention of any profits generated from PB I's trading.

     PB I had not commenced trading and had no operating history as of the date of this prospectus.

     The audited balance sheet of PB I as of September 30, 1998 is attached as Exhibit "C".

     General Partner of PB I.  The commodity pool operator and general partner
     ------------------------
of PB I is Portfolio Boost, L.L.C. The general partner is an Iowa limited liability company. Its main business office is at 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555; and its telephone number is 1-877-RRRATIO. The books and records of PB I will be maintained at the offices of Schoenauer &
Co., P.C., 328 Main Street, Ames, Iowa 50010.

      Trading Advisor for PB I.  The trading advisor for PB I is Quiet
      -------------------------
Systems Limited. Quiet Systems Limited will determine all of PB I's trades. Quiet Systems Limited had not directed the trading of any accounts and had no performance history as of the date of this prospectus.

     All of the trading decisions in Quiet Systems Limited's trading program are determined by software owned by Quiet Systems Limited. Trading in the program is limited to various grains, energies, metals, currencies, interest rate contracts and other financial interests.

     PB I's Offering.  This is an initial public offering by PB I.  PB I's
     ----------------
units are being publicly offered in various states. The units are being continuously offered by PB I.

     The units are only offered by this prospectus. You cannot distribute this prospectus to any one else without the general partner's written consent. If you do, you may place yourself and PB I in violation of federal and state securities laws.

     PB I first intends to use this prospectus on January 28, 1999.

     Securities Offered. The units are initially offered for sale at a fixed
     ------------------
price of $1,000 per unit. This price was arbitrarily established by the general partner.


     PB I may start trading if 500 units are sold before October 28, 1999.
Any sales of units which are made after PB I has started trading will be effective on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the opening of trading on that day. This offering will be terminated if 500 units are not sold before October 28, 1999. If that happens, all subscriptions will be returned to the subscribers within 10 business days of October 28, 1999.

     The money collected for the first 500 units that are sold will be deposited in an escrow account at First American Bank, Fort Dodge, Iowa. Money received for units sold after that time will be immediately available for use by PB I.

     A maximum of $25,000,000 of units are offered by this prospectus, but PB I may make other offerings.

     Minimum Subscription and Suitability Requirements.  The minimum initial
     -------------------------------------------------
investment is $10,000 for first time investors. Any investment by an existing limited partner may be in any amount that is acceptable to the general partner.

     In order to invest, you must deliver to the general partner:

 .    a subscription agreement,
 .    a suitability standards requirement form, and
 .    an acknowledgment of receipt of this prospectus.

Copies of those documents are attached as Exhibit "B." You should carefully review them because you will make various representations and warranties in those documents.

     There are minimum income and net worth requirements that you will need to meet in order to be able to purchase units. Those requirements are set out in "Subscription Procedure" below.

     Your subscription will be irrevocable, unless the law of the state in which you reside provides otherwise.

     The general partner may partially or totally reject any subscription for units, in the general partner's sole discretion.

     Distribution of the Units.  The units are being offered on a best efforts
     --------------------------
basis by Vacation Investors, Inc. Vacation Investors, Inc. is registered as a fully disclosed broker dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers. Vacation Investors, Inc. will not receive any commissions or other fees from PB I. Vacation Investors, Inc. will receive its compensation from the general partner.

     The general partner and Vacation Investors, Inc. are not required to purchase any units.

     Vacation Award.  The general partner will provide one of 4 vacation awards
     ---------------
to each limited partner who meets the qualification requirements at any time prior to February 1, 2002. The vacation awards and the qualification requirements are discussed in detail in "Vacation Award" below.

     The costs of the vacation awards will be paid by the general partner, except for the costs of the dinner meetings provided in some of the awards. The dinner meetings will be paid for by the limited partnerships.

     Break Even Point.  The general partner estimates that the profit PB I
     ----------------
must make on a $10,000 investment in order for a limited partner to break even if the limited partner redeemed his or her units at the end of the first year of investment is:

     a. $472 or 4.72%, if PB I had average annual net assets of $5,000,000;

     b. $371 or 3.71%, if PB I had average annual net assets of $15,000,000;
        and

     c. $352 or 3.52%, if PB I had average annual net assets of $25,000,000.

For actual calculations of these figures, see "Description of Charges to PB I-- Break Even Point" below.

                            PRINCIPAL RISK FACTORS
                            ----------------------

Risks Relating to Quiet Systems Limited:
---------------------------------------

     PB I Will Not Have Any Benefits Multiple Trading Advisors May Provide
     -----------------------------------------------------------------------
Because Quiet Systems is PB I's Only Trading Advisor.  Quiet Systems
----------------------------------------------------
Limited will make all of the trading decisions for PB I, so PB I will be relying solely upon Quiet Systems Limited for establishing a successful trading program. The general partner and the limited partners will not receive any advance notice of PB I's trades.

     It is unlikely that PB I will ever retain any other trading advisors. PB I therefore will not have the benefit of diversification in trading methods that the use of multiple trading advisors may provide.

     PB I May Lose Quiet Systems Services At Any Time. Quiet Systems Limited
     ------------------------------------------------
may terminate or become unable to continue advising PB I. The general partner may also decide it is in the best interests of PB I to terminate PB I's relationship with Quiet Systems Limited if Quiet Systems Limited's trading is not profitable over the long term. No assurance can be given that a substitute trading advisor will perform as well as Quiet Systems Limited or can be retained on the same terms as currently in effect with Quiet Systems Limited.

     Quiet Systems Limited relies upon a key person for updating and maintaining the software it uses in its trading program. If that person terminates or becomes unable (through death, disability, etc.) to continue to provide services to Quiet Systems

Limited, the trading program could be adversely affected in a material way. Quiet Systems Limited may be forced to terminate its services to PB I if it loses any of its key persons.


     Quiet Systems May Have Difficulties With the Software That Determines the
     -------------------------------------------------------------------------
Trades in the Trading Program. Quiet Systems Limited depends upon certain
------------------------------
software for the operation of its trading program. There is no guarantee that the operation of the software will be uninterrupted or error-free or that the trading signals generated by the software will generate profits. There also is no guarantee that the software will continue to be available to Quiet Systems Limited or that the software can be updated as necessary to properly respond to changes in the market place and trading conditions. Quiet Systems Limited's use of the software is also subject to various other matters beyond its control, like computer viruses, communication line failure, power failure, or equipment malfunction and failure. Any difficulties or problems with the software will adversely affect PB I's trading, and may lead to PB I either temporarily or permanently ceasing trading.

     Quiet Systems Has No Experience or Operating History.  Quiet Systems
     ----------------------------------------------------
Limited had not directed the trading of any accounts and had no performance history as of the date of this Prospectus.

     Quiet Systems May Change its Trading Methods, Which Could Result in a
     ---------------------------------------------------------------------
Material Change in PB I's Trading Approach.  Quiet Systems Limited may change
------------------------------------------
any of its trading program without notifying the general partner or the limited partners. Any changes by Quiet Systems Limited could materially change the trading approach of PB I.

     Quiet Systems Rate of Return May Be Adversely Affected as the Assets Traded
     ---------------------------------------------------------------------------
by Quiet Systems Increase. A considerable number of analysts believe that a
--------------------------
trading advisor's rate of return tends to decrease as the amount of funds under management increases. Quiet Systems Limited contemplates managing a substantial amount of funds, and there is no assurance that the trading program and PB I will not be adversely affected by Quiet Systems Limited's management of additional funds.

     Changes in Trading Advisors by the General Partner May Materially Change
     ------------------------------------------------------------------------
PB I's Trading Approach and the Fees Paid by PB I.  The general partner may
-------------------------------------------------
retain new or additional trading advisors without the consent of the limited partners. Any change in trading advisors could result in a substantial change in the overall emphasis and diversity of PB I's trading. The compensation of any new or additional trading advisors may also be different from that paid to Quiet Systems Limited.

     If PB I ever retains more than one trading advisor, there still is no assurance that this change will result in any diversification of the assets of or the trading methods used by PB I. It is also possible in this circumstance that management fees or incentive fees could be payable to one or more of the advisors during a period in which PB I's net asset value per unit actually declines due to losses incurred by the other trading advisors. The use of more than one trading advisor could also result in PB I holding opposite positions in the same contracts at the same time.

Risks Relating to Trading and Markets:
-------------------------------------

     Futures Prices Are Very Difficult to Predict Because They Are Speculative
     -------------------------------------------------------------------------
and Volatile. Price movements of futures contracts are highly volatile and are
-------------
influenced by many factors. Some of those factors are:

     *    changing supply and demand relationships;
     *    weather and other environmental conditions;
     *    acts of God;
     * agricultural, fiscal, monetary and exchange control programs and policies of governments;
     *    national and international political and economic events and policies;
     *    changes in rates of inflation; and
     * the general emotions and psychology of the marketplace, which at times can be totally unrelated to other more tangible factors.

The currency markets which are traded in Quiet Systems Limited's trading program are in general highly interest rate sensitive. Governments often intervene in the currency markets with the specific intention of devaluing or revaluing their currency or influencing exchange or interest rates.

     Year 2000 compliance issues may also adversely affect the markets.

     None of these factors can be controlled by Quiet Systems Limited.

     Even if current and correct information as to substantially all factors is known or thought to be known, prices still will not always react as predicted. Trading decisions will be incorrect in many instances, and PB I will enter into positions which will result in substantial losses. For example, you should note that Corn Belt Commodities Round Trip Limited Partnership, another Iowa limited partnership for which PB I's general partner serves as the general partner, has failed to generate any profits since 1995.

     The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

     Year 2000 Risks May Adversely Affect the Futures Markets.  A substantial
     --------------------------------------------------------
amount of public discussion is being devoted to considering and addressing the ability of businesses and of the various trading markets to cause their computers, software and related systems to be able to recognize and perform date sensitive functions both prior to and after December 31, 1999.

     It is possible that some of the futures exchanges or other trading markets will not achieve Year 2000 compliance before January 1, 2000. If that occurs, it would materially and adversely affect futures prices and the ability of the exchanges and other trading markets to properly function.

     It is likely that not all businesses will timely achieve Year 2000 compliance. The failure of a substantial number of businesses or business sectors to achieve Year 2000 compliance could also adversely affect futures prices.

     The general emotions and psychology of the marketplace regarding concerns for Year 2000 issues could also in itself adversely affect futures prices.

     The computer systems and software of Quiet Systems Limited are Year 2000 compliant. The computer systems and software of the general partner and of Frischmeyer Trading Corporation are also Year 2000 compliant. The general partner has been advised that the computer systems and software of First Options of Chicago, Inc. will be Year 2000 compliant by the close of 1998 or January of 1999, but there is no guarantee that First Options of Chicago, Inc. will be Year 2000 compliant prior to January 1, 2000. There is also no guarantee that the various exchanges and other trading markets will be Year 2000 compliant by January 1, 2000. All United States futures exchanges will, however, be monitored by the Commodity Futures Trading Commission for their Year 2000 preparedness, and the major foreign futures exchanges are also expected to be subject to market-wide testing of their Year 2000 compliance during 1999.

     Failure to achieve Year 2000 compliance by First Options of Chicago, Inc., any exchange or other trading market or any other third party with whom PB I may have a material relationship could result in a material financial risk to PB I. For example, the failure to achieve Year 2000 compliance by an exchange on which PB I has an open position may cause PB I to be unable to close out that position, or to somehow lose that open position if the failure to achieve Year 2000 compliance makes the exchange unable to identify the fact that PB I had an open position.

     The general partner intends to monitor the progress of First Options of Chicago, Inc. and of the exchanges and other trading markets for their Year 2000 compliance. If the general partner is able to determine that First Options of Chicago, Inc. or any exchange or other trading market will not be Year 2000 compliant by January 1, 2000, the general partner will direct Quiet Systems Limited to close out some or all of PB I's then open positions, and to wait to reinstitute trading until otherwise directed by the general partner. This type of action would likely be inconsistent with Quiet Systems Limited's trading approach, and may result in substantial losses to PB I. There is also no guarantee that the above steps will be sufficient to avoid any adverse results to PB I due to the failure of any third parties to achieve Year 2000 compliance.

     The High Degree of Leverage Used in Futures Trading Increases the Risk of
     -------------------------------------------------------------------------
Sudden, Major Losses. The low margin deposits normally required in futures
--------------------
trading permit an extremely high degree of leverage. A small adverse price movement in a futures contract could result in a substantial loss to PB I, greatly exceeding its margin on the trade. PB I may hold positions with a face value exceeding the net assets of PB I, and even a slight adverse movement in the prices of PB I's open positions could result in losses exceeding PB I's net assets.

     Quiet Systems Limited will utilize leverage in trading PB I's account, and it is currently contemplated that from between 5% to 25% of PB I's net assets will be committed as margin at any one time.

The amount of PB I's net assets committed as margin may, however, at times greatly exceed those percentages. Any increase in leverage will increase the risks to PB I.


     Illiquid Markets Could Make It Impossible to Realize Profits or Limit
     ---------------------------------------------------------------------
Losses. The futures markets will sometimes be illiquid. In illiquid markets, PB
------
I may not be able to execute a buy or sell order at the desired price, or to close out an open position in a timely manner.

     Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the "daily price fluctuation limits" or "daily limits" regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price. No trades may be made at a price beyond the daily limits.

     Market illiquidity also occurs in a "thin" market where little trading is taking place. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be taken or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

     PB I may even be required in extreme circumstances to make or take delivery of the interest underlying a particular position if the position cannot be offset or liquidated prior to its expiration date.


     PB I Could Lose Assets or Have Its Trading Disrupted Due to the Failure
     -------------------------------------------------------------------------
of Exchanges or Brokers.  PB I is subject to the risk of failure of any of
------------------------
the exchanges on which it trades and of their clearinghouses. PB I is also subject to the loss of its funds on deposit with its futures commission merchant. For example, if its futures commission merchant became insolvent or bankrupt, it is likely that PB I would be able to recover none or only a small portion of its assets held by its futures commission merchant. None of these factors or occurrences can be controlled by Quiet Systems Limited or PB I.

     PB I will Trade on Foreign Exchanges That are Less Regulated than U.S.
     -----------------------------------------------------------------------
Markets and are Subject to Risks That Don't Always Apply to U.S. Markets. PB I
------------------------------------------------------------------------
will trade on exchanges located outside the United States. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. For example, on some foreign exchanges the performance on a contract is the responsibility only of the individual member with whom the trader has entered into the contract, and not of the exchange. PB I will be subject to the risk of the inability or refusal by any such member to perform on the contract. Foreign markets are also much more susceptible to disruption than United States exchanges due to the lack of a clearinghouse system in foreign markets.

     Trading on foreign exchanges also involves certain risks that are not applicable to trading on United States exchanges. Those risks include:

     *    varying exchange rates,
     *    exchange controls,
     *    expropriation,
     *    burdensome or confiscatory taxation,
     *    moratoriums, and
     *    political or diplomatic events.

     Some foreign markets are also newly formed and may lack personnel experienced in floor trading or in monitoring floor trades for compliance with any foreign exchange rules.


     It will also likely be more costly and difficult for PB I to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of PB I.


     PB I May Trade in Forward Contracts That are Less Regulated and Involve
     -----------------------------------------------------------------------
More Risks Than Trading on Exchanges.  Although it is unlikely to occur for some
------------------------------------
time, Quiet Systems Limited may cause PB I to trade currencies through forward contracts in the interbank markets. Banks and dealers act as principals in the forward contract markets, and forward contracts are not traded on exchanges. PB I will be subject to the risk of the refusal or failure to perform by the other party to a forward contract. This risk is not as great when trading on exchanges because of the various regulatory and other protections that are available when trading on exchanges and through their clearinghouses. Also, although banks may be involved with forward contracts, trading in forward contracts is not regulated by the various domestic and foreign banking authorities. Trading in forward contracts is also not regulated by the Commodity Futures Trading Commission. Daily price limits and speculative position limits also do not apply to forward contracts.

     PB I's Trading Could be Adversely Affected by Speculative Position
     ------------------------------------------------------------------
Limits. The Commodity Futures Trading Commission and the United States exchanges
------
have established "speculative position limits" or "position limits" on the maximum open positions which any person or group of persons may own or control in particular futures contracts.

     All accounts owned or managed by a trading advisor and the advisor's principals and affiliates will be combined for position limit purposes. Quiet Systems Limited believes that at some point it could face difficulties with established position limits. If that occurs, Quiet Systems Limited's trading program may have to be modified, which may have an adverse effect on the operation and profitability of the trading program and PB I.

     Quiet Systems Analyzes Only Technical Market Data, Not Any Economic or
     ----------------------------------------------------------------------
Other Market Factors. A technical trading system generates buy and sell
---------------------
signals which are primarily based upon a study of actual daily, weekly and monthly price fluctuations, volume variations and changes and other related mathematical, statistical or quantitative data utilizing charts and computer programs.

     Quiet Systems Limited's trading program is a computerized, technical trading system.


     The profitability of Quiet Systems Limited's trading program depends upon the occurrence and accurate forecasting of significant sustained and discernable price movements or trends. Periods without moves or trends will lead to losses. There have been periods without sustained and discernable trends in the past and such periods will occur again in the future.


     The occurrence of any factor which lessens the prospect of major trends occurring in the future may also adversely affect the trading program. Any increase in the use of similar trading approaches may alter historical trading patterns which may also adversely affect Quiet Systems Limited's trading program.

     In addition, a technical trading approach may under perform other trading approaches when fundamental factors dominate price moves because a technical trading approach may be unable to respond to fundamental events until after
their impact has ceased to influence the markets.    A technical trading
approach may also be ineffective and lead to losses in markets subject to random price fluctuations, rather than defined trends or patterns. There have been periods in the past when the markets have been subject to large, random price movements. Those types of periods will occur again in the future. A technical trading approach may also have difficulty in taking into account the numerous and varied factors which can affect prices and price movements.


     No assurance is given that Quiet Systems Limited's trading program will be successful under any market conditions. You should note that there are always two parties to a futures contract. If one party to the contract experiences a gain on the contract, the other party to the contract experiences an equal amount of loss. Only 50% of futures contracts can experience gain, and that gain will be lowered and might be eliminated by commissions and other costs of trading and other fees. Quiet Systems Limited's trading decisions will be incorrect in many instances, and PB I will enter into positions which will result in substantial losses for PB I.

     Competition From Other Traders Could Reduce PB I's Profitability.
     ----------------------------------------------------------------
Futures trading is highly competitive. PB I will be competing with others who may have greater experience, more extensive information about and access to developments affecting the markets, more sophisticated means of analyzing and interpreting the markets, and greater financial resources. PB I's competitors include commodity warehousemen, dealers, professional farmers, international traders, representatives of governments, users of commodities, other pools, and other trading advisors.

     PB I may also experience increased competition for its trades if a significant number of other traders use trading methods which are similar to those used by Quiet Systems Limited.

Risks Relating to PB I and the Offering of Units:
------------------------------------------------

     There are Conflicts of Interest in PB I's Structure. Although the general
     ---------------------------------------------------
partner does not believe any material conflict of interest exists which in practice will be detrimental to PB I, conflicts of interest do exist in the structure and operation of PB I. The various conflicts are discussed in "Conflicts of Interest" below. The conflicts include that Mr. Raun is financially interested in Quiet Systems Limited.


     The General Partner Will Receive Fees Even if PB I is Unprofitable. The
     ------------------------------------------------------------------
general partner will receive its management fee whether or not PB I is profitable.

     Since the incentive fee payable to the general partner will be determined quarterly, PB I may pay a substantial incentive fee for a quarter despite a subsequent decline in PB I's net assets.

     The incentive fee and management fee are partially based upon any increased value in PB I's open positions. This value may never be realized by PB I because the prices of its open positions could later decline. All fees paid to the general partner will be retained by the general partner even if PB I subsequently realizes losses when the open positions upon which the fees were paid are closed.


     PB I Relies on Frischmeyer Trading Corporation But May Lose Its Services
     --------------------------------------------------------------------------
At Any Time.  PB I will rely upon Frischmeyer Trading Corporation for
-----------
communicating the trading signals generated by the software utilized in the trading program to PB I's futures commission merchant. If Frischmeyer Trading Corporation terminates or otherwise becomes unable to continue to provide services to PB I, another person or entity will have to be selected to provide those services. No guarantee can be given that any replacement will perform as well as Frischmeyer Trading Corporation or can be retained on the same terms as currently in effect with Frischmeyer Trading Corporation.

     Frischmeyer Trading Corporation relies upon a key person for providing services to PB I. If that person terminates or otherwise becomes unable (through death, disability, etc.) to continue to provide services to Frischmeyer Trading Corporation, the ability of Frischmeyer Trading Corporation to provide services to PB I may be adversely affected in a material way.

       The Units May Not Be a Liquid Investment. Units are not freely
       -----------------------------------------
transferable. They can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit.

     Substantial restrictions and conditions are also imposed upon the liquidation of units. For example, the general partner may require a limited partner to provide up to 60 days prior written notice of the limited partner's desire to liquidate units. Given the volatility of the futures markets, the net asset value per unit could decline significantly during that period. Liquidations may also be honored only in part and delayed or suspended in various circumstances.


     Substantial liquidations of units could require PB I to liquidate open positions more rapidly than otherwise desirable in order to raise the cash to fund the liquidations, while at the same time achieving a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions on favorable terms, which could result in losses to PB I.

     Limited partners will have to depend on their limited and restricted transfer and liquidation rights in order to realize on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

     Under certain limited circumstances PB I may make a claim against a limited partner for funds received by the limited partner from PB I.

     Limited Partners Will Not Participate in the Management of PB I.
     ----------------------------------------------------------------
Limited partners will not participate in the control or management of PB I or its business. For example, distributions to the limited partners will only be made in the sole discretion of the general partner.

     This Offering May Be Unsuccessful for Various Reasons. There is no
     ------------------------------------------------------
assurance that all or any portion of the units available in this offering will be sold. Vacation Investors, Inc. and the general partner do not have any obligation to purchase any units.

     The general partner has the right to withdraw or modify this offering. The general partner may also partially or totally reject any subscription. There are minimum investment, net worth and suitability standards that must be met in order for the general partner to be able to accept a subscription so the number of investors who qualify for investment in PB I is limited.

     Vacation Investors, Inc. has limited experience in public offerings.

     Funds Contributed Before PB I Breaks Escrow May Sit Idle For Some Time.
     -----------------------------------------------------------------------
PB I cannot commence trading until 500 units are sold. PB I has until October 28, 1999 to sell the 500 units.

     PB I Has No Operating History For You to Consider.  PB I had not
     --------------------------------------------------
commenced trading and had no operating or performance history as of the date of this prospectus. Quiet Systems Limited also had no operating history as of the date of this prospectus.

     The Start-Up of PB I's Trading Will Involve Risks Not Applicable to
     -------------------------------------------------------------------
Established Pools. PB I will encounter a start-up period during which it
------------------
will incur certain risks relating to the initial investment of its assets. PB I may commence trading at an inopportune time, such as after sustained moves in the markets, resulting in significant initial losses. The start-up period also represents a special risk because the level of diversification of PB I's assets may be lower than in a fully-committed portfolio.

     Investing in the Units Might Not Diversify an Overall Portfolio. One of the
     ----------------------------------------------------------------
objectives of PB I is to add a valuable element of diversification to a traditional securities and bond portfolio. While PB I may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so. An investment in PB I could increase rather than reduce overall portfolio losses during periods when PB I and stocks and bonds decline in value. There is no way of predicting whether PB I will lose more or less than stocks and bonds in declining markets. You must not rely on PB I as any form of hedge against losses in your securities and bond portfolios. You should consider whether diversification in itself is worthwhile even if PB I is unprofitable.

     The General Partner May Resign at Any time, Which Could Result in the Need
     --------------------------------------------------------------------------
to Terminate PB I. Limited partners will be relying entirely on the ability
------------------
of the general partner to manage PB I.

     There is no assurance that the general partner will continue to provide services to PB I because the general partner may withdraw as the general partner of PB I without the consent of the limited partners.

    Mr. Raun is the President and key employee of the general partner. If
Mr. Raun discontinues his services to the general partner or otherwise becomes unable to provide services to the general partner (through death, disability, etc.), the general partner will be unable to continue to manage the business of PB I unless it is able to retain another qualified employee.

     The Purchase of Units by the General Partner or Mr. Raun Will Create
     --------------------------------------------------------------------
Conflicts of Interest for Them. The General Partner and Mr. Raun may
-------------------------------
purchase units for their own account. Any purchase of units by the general partner or Mr. Raun should not be relied upon as an indication of the merits of this offering.

     Conflicts of interest will arise if the general partner and/or Mr. Raun hold a substantial number of units, because the general partner and Mr. Raun will then be in a position to substantially influence matters submitted to a vote of the limited partners. For example, conflicts of interest could arise regarding the dissolution of PB I because the dissolution of PB I would terminate the general partner's compensation from PB I. Any investments in PB I by affiliates or family members of the general partner or Mr. Raun could increase the risks discussed in this paragraph. As of the date of this prospectus, however, the general partner had not purchased any units, and Mr. Raun had purchased only $1,000 of units in his capacity as the initial limited partner of PB I. The latter amount will be returned to Mr. Raun upon the admission of the first limited partner.

     The Nonvoting Members of the General Partner Do Not Have Experience in
     -----------------------------------------------------------------------
Managing a Pool. The general partner has 3 nonvoting members.  The nonvoting
---------------
members do not have voting rights, except in very limited circumstances. It is possible, therefore, that the nonvoting members of the general partner may at some point have the ability to participate in the management of the general partner. This could have adverse effects to PB I because none of the nonvoting members have any experience in the management or operation of a pool such as PB
I. It is contemplated, however, that even if a circumstance arises in which the nonvoting members may participate in the management of the general partner, Mr. Raun will still continue to be the sole officer of the general partner and will continue to be responsible for the day-to-day operation of the general partner's business as it relates to PB I.

     The nonvoting members of the general partner may purchase units. The risks noted in "The Purchase of Units by the General Partner or Mr. Raun Will Create Conflicts of Interest for Them" above are therefore also potentially applicable to the nonvoting members.

     You May Not Be Able to Use a Vacation Award Even if You Have Qualified
     ----------------------------------------------------------------------
for One. One requirement that must be met in order to qualify for any of the
--------
vacation awards discussed in "Vacation Award" below, is that the limited partner be a limited partner in at least 3 limited partnerships for which the general partner serves as the commodity pool operator. As of the date of this prospectus, the only limited partnerships of the general partner which were open to investors were PB I, Portfolio Boost II, L.P. and Portfolio Boost III, L.P. The general partner is also the commodity pool operator of CBC-RT. CBC-RT is not, however, open to new investors. You therefore need to become a limited partner in PB I and in Portfolio Boost II, L.P. and Portfolio Boost III, L.P. in order to be able to qualify for any of the vacation awards, unless you are already a limited partner in CBC-RT. If you are a limited partner in CBC-RT, you would need to become a limited partner in any two of PB I, Portfolio Boost II, L.P. or Portfolio Boost III, L.P.

     Unforeseen financial difficulties could arise which could prevent the general partner from being able to satisfy its obligation to provide the vacation awards. Weather and other factors beyond the general partner's control may also prevent a qualifying limited partner from being able to take any vacation award.

Taxation, Regulatory and Other Risks:
------------------------------------

     Limited Partners Will Owe Taxes on PB I's Profits But Will Very Likely
     ----------------------------------------------------------------------
Never Receive Any Distributions From PB I. PB I is not required to make
------------------------------------------
any distributions, and it is likely that no distributions will ever be made because the principal objective of PB I is to increase capital, not create cash flow.

     Any PB I profits will be taxable to you in accordance with your distributive share of PB I profits, whether or not the profits have been distributed. Even if distributions are made, the distributions may not equal the taxes payable by you on your share of PB I's profits.

     PB I might sustain losses offsetting the profits of a prior fiscal year, so you might never receive a distribution or be able to liquidate your units for an amount equal to the taxes which have already been paid by you.

     The Tax Laws May Change to the Detriment of PB I and its Limited
     ----------------------------------------------------------------
Partners. It is possible that the current federal income tax treatment accorded
---------
an investment in the units will be modified by subsequent legislative, administrative or judicial action. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

     Other Laws and Circumstances Regarding the Futures Markets Will Change and
     --------------------------------------------------------------------------
May Adversely Affect PB I's Trading. The regulation of the United States and
------------------------------------
foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on PB I. The effects could be substantial and adverse.

     The number of markets available for trading is increasing and will continue to increase and also change in other ways, any of which may also have adverse consequences to Quiet Systems Limited's trading program and to PB I.

     PB I's and Limited Partners' Tax Returns May Be Audited. There is no
     ----------------------------------------------------------
assurance that PB I's tax return will not be audited by the Internal Revenue Service or that adjustments to PB I's return will not be required as a result of an audit. If an audit results in an adjustment, limited partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest and possibly penalties.

     The foregoing discussion is not a complete list or explanation of the risks involved in this offering. Additional risks may be experienced which are not presently foreseen by PB I. You are not to construe this prospectus as legal or tax advice. Before determining to invest in the units, you should read this entire prospectus, including its exhibits, and consult with your own personal investment, legal, tax and other professional advisors.

                             CONFLICTS OF INTEREST
                             ---------------------

     Significant conflicts of interest exist in the structure and operation of PB I. PB I has used its best efforts to describe the principal conflicts of interest in this section and elsewhere in this prospectus. (See, e.g.
                                                             ---
"Principal Risk Factors" above.) Although the general partner will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is no assurance that any conflict of interest will not result in adverse consequences to PB I.

     Mr. Raun is Financially Interested in Quiet Systems Limited.  All of the
     -----------------------------------------------------------
issued stock of Quiet Systems Limited is owned by a Cayman Islands trust, as discussed in "The CTA-Quiet Systems Limited" below. The trust has several beneficiaries. Mr. Raun and members of his family are some of those beneficiaries. Mr. Raun and his family do not control the trust, but they will benefit from any compensation payable to Quiet Systems Limited since they are beneficiaries of the trust. As a beneficiary, Mr. Raun will have a personal interest in PB I continuing to use Quiet Systems Limited as the sole trading advisor of PB I. Mr. Raun will also have the authority on behalf of the general partner to make all decisions regarding trading advisors for PB I. He therefore has a conflict of interest in determining whether PB I should terminate the services of Quiet Systems Limited or add additional trading advisors. Mr. Raun is aware of this conflict of interest, however, and will utilize his best efforts to make determinations regarding these issues independent of any personal considerations.

     It is not uncommon for pools to experience losses from trading for many consecutive months or for many of the months in any given one year or longer period. The general partner is not required to retain additional trading advisors or to replace Quiet Systems Limited simply because PB I has experienced substantial losses from its trading.

     Trading Decisions of Quiet Systems Limited. Quiet Systems Limited will
     ------------------------------------------
determine all of PB I's trades. Quiet Systems Limited may also effect trades for its own account and will be effecting trades for others. A conflict of interest arises from this fact because it is possible that other positions taken by Quiet Systems Limited may be taken ahead of or opposite to positions taken on behalf of PB

I. It is the general partner's belief, however, that Quiet Systems Limited will not knowingly trade for its own or another's account ahead of PB I's account. It should be noted, however, that the trading decisions generated in Quiet Systems Limited's other trading programs may be different from those made in Quiet Systems Limited's trading program in which PB I's account is traded. PB I may therefore hold positions opposite of those held in one of Quiet Systems Limited's other trading programs.

     The various accounts being traded by Quiet Systems Limited will be competing for the same positions. Depending on market liquidity and other factors, this could result in orders for PB I being executed at prices less favorable than would otherwise be the case. It could also result in the orders of other clients of Quiet Systems Limited being executed when similar trades for PB I are not executed. These possibilities will increase if the trading decisions in Quiet Systems Limited's other trading programs are the same as those made in the trading program in which PB I's account is traded, and if Quiet Systems Limited's own accounts are also making the same trades.

     Quiet Systems Limited may determine the manner in which orders will be entered or filled. There is no assurance PB I's performance will not be adversely affected by the manner in which orders are entered or filled by Quiet Systems Limited. It is the general partner's belief, however, that Quiet Systems Limited will use an allocation system that Quiet Systems Limited in good faith believes is equitable and systematic.

     Other Business of Quiet Systems Limited.  Quiet Systems Limited uses
     ---------------------------------------
systematic trading methods that require little human involvement on a regular basis. Quiet Systems Limited is not required to devote its full time or attention to the trading program or PB I's account, and Quiet Systems Limited will be involved in other futures related businesses and possibly other businesses or ventures. Quiet Systems Limited will therefore experience conflicts of interest in allocating its time and services between the trading program and Quiet Systems Limited's other business ventures, such as the other trading programs offered by Quiet Systems Limited. Quiet Systems Limited may have financial or other incentives to favor other trading programs, accounts or businesses over PB I. For example, Quiet Systems Limited's other trading programs may have better trading results than the trading program in which PB I's account is traded. This fact may cause Quiet Systems Limited to devote more attention to the other trading programs. Quiet Systems Limited's other trading programs may have better trading results because of, for example, the trading approach being used or because Quiet Systems Limited imposes lower fees in its other trading programs.

     Key Persons of Quiet Systems Limited.  Quiet Systems Limited relies upon
     ------------------------------------
certain key persons for the proper operation of its business. Those persons may provide services to others and may also effect trades for their own account and for others. Those persons are not required to devote their full time or attention to the services they provide to Quiet Systems Limited. The conflicts of interests noted in "Trading Decisions of Quiet Systems Limited" and "Other Business of Quiet Systems Limited" immediately above are therefore also applicable to those persons.

     Other Business of Frischmeyer Trading Corporation.  Frischmeyer Trading
     -------------------------------------------------
Corporation is not required to devote its full time or attention to the services it will provide to PB I, and Frischmeyer Trading Corporation and its key persons will be providing trading advice and related services to others as well as effecting trades for their own and others' accounts. The conflicts of interest noted in "Trading Decisions of Quiet Systems Limited" and "Other Business of Quiet Systems Limited" above are also applicable to Frischmeyer Trading Corporation and its key persons.

     Agreements Required by Quiet Systems Limited.  PB I was required to enter
     --------------------------------------------
into an Advisory Agreement with Quiet Systems Limited. The Advisory Agreement provides that Quiet Systems Limited will have no liability to PB I except only for acts or omissions constituting willful misconduct or fraud. The Advisory Agreement also provides that Quiet Systems Limited shall have no liability for any acts or omissions which are in any way restricted or affected by any:

     .    communication line failure,
     .    computer failure,
     .    power failure,
     .    mechanical failure,
     .    equipment malfunction or failure,
     .    computer virus,
     .    software error or interruption,
     .    act or omission of any third party, or
     .    other factors beyond the reasonable control of Quiet Systems Limited.

The Advisory Agreement also provides that PB I bears the risk of all errors and problems of its futures commission merchant, Frischmeyer Trading Corporation, any exchange or clearinghouse and all other third parties. The Advisory Agreement also obligates PB I to defend and indemnify Quiet Systems Limited and its affiliates against various losses, liabilities, costs and expenses. The Advisory Agreement also provides that any action or proceeding on any dispute between PB I and Quiet Systems Limited must be commenced within 1 year, or any claims on the dispute will be lost and forever barred. The Advisory Agreement also provides that any dispute between PB I and Quiet Systems Limited shall be resolved on Grand Cayman, in the Cayman Islands, British West Indies. These provisions of the Advisory Agreement are all very favorable to Quiet Systems Limited. PB I does not believe, however, that the provisions of the Advisory Agreement will change or affect the trading decisions that Quiet Systems Limited would otherwise make on behalf of PB I.

     Agreement With Frischmeyer Trading Corporation.  PB I was also required
     ----------------------------------------------
to enter into an agreement with Frischmeyer Trading Corporation. The agreement provides that Frischmeyer Trading Corporation shall not be liable to PB I for any losses of PB I unless the losses are directly caused by Frischmeyer Trading Corporation's gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The agreement also provides that any dispute between PB I and Frischmeyer Trading Corporation must be resolved in Fort Dodge, Webster County, Iowa. These provisions are all very favorable to Frischmeyer Trading Corporation. PB I does not believe, however, that the provisions of the agreement will change or affect the nature or quality of the services that Frischmeyer Trading Corporation would otherwise provide to PB I. Frischmeyer Trading Corporation will be acting as PB I's agent, and Quiet Systems Limited has no liability or responsibility for any acts or omissions of Frischmeyer Trading Corporation.

     Distribution and Liquidation Decisions by the General Partner.  The general
     -------------------------------------------------------------
partner will determine whether PB I will make any distributions to the limited partners. The general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of PB I, which will in turn reduce the amount of the monthly management fee which is payable to the general partner by PB I. Any decrease in the net assets of PB I will also indirectly lower the amount of incentive fees payable to the general partner. The general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

     Distributions and liquidations will lower the fees payable by the general partner to Quiet Systems Limited. This fact may also affect distribution and liquidation decisions of the general partner because Mr. Raun and members of his family are financially interested in the compensation payable to Quiet Systems Limited. See "Conflicts of Interest--Mr. Raun is Financially Interested in
          ---
Quiet Systems Limited" above.

     The general partner is aware of these conflicts of interest and will use its best efforts to make determinations about distributions and liquidation of units independent of its personal considerations regarding its compensation or Quiet Systems Limited's compensation. You need to remember, however, that the principal objective of PB I is to generate increased capital, so it is very likely that no distributions will ever be made to the limited partners. An investment in PB I must only be viewed as a long term investment.

     Performance Records Not Independently Prepared.  The performance
     ----------------------------------------------
information in this prospectus was prepared by the general partner or Quiet Systems Limited, and has not been audited or otherwise confirmed by any independent party. This is also true about any other performance information that may be provided to you in connection with your consideration of an investment in the units. All performance information does, however, accurately reflect the performance for the periods shown.

     Other Pools and Business of the General Partner and Mr. Raun.  The general
     ------------------------------------------------------------
partner is the general partner and commodity pool operator for 4 other limited partnerships. The general partner also contemplates serving as the general partner and commodity pool operator for other pools in the future. Mr. Raun is the general partner and commodity pool operator for 4 limited partnerships and is the sole owner, director and officer of Vacation Investors, Inc. Both the general partner and Mr. Raun may also be involved with other businesses. The general partner will not spend its entire time managing the business of PB I, and Mr. Raun will not spend his full time managing the business and affairs of the general partner. The general partner believes, however, that its time available for the management of PB I's business will be sufficient for the general partner to fulfill its duties and obligations to PB I. The general partner also believes that Mr. Raun's time available for the management of the general partner will be adequate to fully perform his duties to the general partner.

     No assurance is given that PB I's performance will be better or worse than any other pool managed by the general partner or Mr. Raun.

     The Underwriter.  Vacation Investors, Inc. is the underwriter for PB I's
     ---------------
offering. Mr. Raun is one of the registered representatives of Vacation Investors, Inc., and he will be offering the units pursuant to his registration with Vacation Investors, Inc. Mr. Raun is also the sole shareholder, director and officer of Vacation Investors, Inc. The general partner does not believe that any material conflict of interest exists because of Mr. Raun's ownership of and position with Vacation Investors, Inc. because there will be no underwriting commissions or other fees payable to Vacation Investors, Inc. by PB I.

     Vacation Investors, Inc. will receive compensation from the general partner, as discussed in "Plan of Distribution" below. Since Mr. Raun is the sole shareholder of Vacation Investors, Inc., Mr. Raun is interested in that compensation. The general partner does not believe that any material conflicts of interest are presented by this fact, however, because any compensation which is paid to Vacation Investors, Inc. will be paid by the general partner, and not by PB I. Payments by the general partner to Vacation Investors, Inc. will reduce the profits of the general partner. This affects Mr. Raun individually given that he is the sole owner of the corporation that holds all of the voting units of the general partner. Also, it is currently contemplated that there will not be any material profits generated in Vacation Investors, Inc. This is because the payments by the general partner to Vacation Investors, Inc. will either be paid out to the registered representatives of Vacation Investors, Inc. or used by Vacation Investors, Inc. to offset out-of-pocket costs and expenses.

     Other Pools and Trading by the General Partner and the Members of the
     ---------------------------------------------------------------------
General Partner.  The general partner may manage additional pools in the future
---------------
and the general partner and the members of the general partner may trade for their own and others' accounts. This creates a potential conflict of interest because it is possible that positions taken by the general partner or its members for their own or others' accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of PB I. The general partner and its members will not, however, knowingly trade for their own or another's account ahead of PB I's account.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER
                -----------------------------------------------

     The general partner has a fiduciary duty to the limited partners. If a limited partner believes the general partner has violated its fiduciary duty, the limited partner may seek to recover damages from or require an accounting by the general partner. It will, however, be difficult to recover damages based upon a claim that PB I's trading has been excessive because of the broad trading authority given to Quiet Systems Limited and the absence of judicial decisions providing clear standards for defining excessive trading or churning. The general partner's performance of its fiduciary duty will also be measured by the terms of PB I's limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners. Those provisions are summarized in the following paragraphs.

     Limited partners may also have the right to bring an arbitration, reparations or other legal proceeding against the general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the Commodity Futures Trading Commission.

     Limited partners who have questions concerning the responsibilities of the general partner should consult their own legal counsel.

     As mentioned above, some provisions of PB I's limited partnership agreement may take away or limit some of the legal remedies that might be available to limited partners. For example, the limited partnership agreement provides that the general partner will not be liable for damages to PB I or any of the limited partners except for acts or omissions which constitute negligence or misconduct. The general partner's defenses to any claim that the general partner has breached any fiduciary duty or other responsibility will therefore include that the general partner's act or omission was not negligent and did not involve any misconduct. The limited partnership agreement also provides that the general partner will not be liable for any adjustments in PB I's or any limited partner's income tax returns, or for the return or repayment of the capital contributions or profits of any limited partner. Any return of capital or profits will be made solely from the assets of PB I, and not by the general partner.
                                      33

     The limited partnership agreement also provides that PB I will indemnify the general partner against any loss, liability, damage, cost or expense (including court costs, arbitration costs, attorneys' and accountants' fees and expenses) incurred by the general partner, so long as the general partner acted in good faith and in a manner the general partner reasonably believed to be in, or not opposed to, the best interests of PB I, and the conduct in question did not constitute negligence or misconduct.

     The limited partnership agreement establishes additional conditions that must be met before the general partner can be indemnified for any losses, liabilities, damages, costs or expenses arising from any violation of federal or state securities laws. PB I has been advised, however, that in the opinion of the Securities and Exchange Commission, any indemnification of the general partner or its affiliates for any liabilities under the Securities Act of 1933 would be against public policy as expressed in that Act and, therefore, is unenforceable.

     The limited partnership agreement authorizes the advancement of costs and expenses to the general partner, subject to certain conditions specified in the limited partnership agreement.

     The provisions of the limited partnership agreement discussed in this section are also applicable to and benefit any affiliate of the general partner when the affiliate is performing services on behalf of PB I. The term "affiliate" for this purpose is defined in the limited partnership agreement, and will include Mr. Raun.

     The provisions of the limited partnership agreement discussed in this section will not be affected by the termination of PB I or the resignation, removal, death, withdrawal, insolvency or dissolution of the general partner.

     The payment by PB I of any indemnity to the general partner, Mr. Raun or any of the general partner's other affiliates will affect the limited partners because the payment would reduce the net assets of PB I.

     PB I will not carry any liability insurance covering its indemnification obligations.

                        DESCRIPTION OF CHARGES TO PB I
                        ------------------------------

     PB I will be subject to the following fees and charges, which are described in more detail below.

-------------------------------------------------------------------------------------------------------
Entity                  Form of Compensation                     Amount of Compensation
------                  --------------------                     ----------------------
-------------------------------------------------------------------------------------------------------
General Partner         Monthly Management Fee of one-half       Based on net assets.  See
                                                                                       ---
                        of one percent (0.5%) of net assets.     "Management Fee and Incentive Fee
                                                                 to General Partner" below.

                        Quarterly Incentive Fee equal to         Based on performance of PB I.
                        15% of the new trading profits of        See "Management Fee and Incentive
                                                                 ---
                        PB I for each quarter.                   Fee to General Partner" below.

                        Reimbursement of PB I expenses           Reimbursement of actual expenses
                        paid or incurred by the general          paid or incurred by the general
                        partner.                                 partner.  See "Other Expenses"
                                                                           ---
                                                                 below.
-------------------------------------------------------------------------------------------------------
First Options of        Portion of brokerage commissions.        Subject to agreement with LBS.  See
                                                                                                 ---
Chicago, Inc., the                                               "Allocation of Commissions" below.
Futures Commission
Merchant
                        Reimbursement of delivery,               Reimbursement of actual payments to
                        insurance, storage and any other         third parties.  See "Futures
                                                                                 ---
                        charges paid to third parties in         Commission Merchant; Brokerage
                        connection with PB I's trading.          Commissions" below.
-------------------------------------------------------------------------------------------------------
LBS Limited             Portion of brokerage commissions.        Subject to agreement with First
Partnership                                                      Options of Chicago, Inc. See
                                                                                          ---
                                                                 "Allocation of Commissions" below.
-------------------------------------------------------------------------------------------------------
Various Exchanges       Exchange fees and National Futures       Varies dependent upon the trades
and the National        Association fees.                        made, but estimated at between
Futures Association                                              $1,000 to $2,000 per year.  See
                                                                                             ---
                                                                 "Other Expenses" below.
-------------------------------------------------------------------------------------------------------
Organizational and      Payment of legal and accounting          Estimated at $193,660.  See "Other
Offering Expenses       fees, securities filing fees,            Expenses" below.        ---
from this offering      printing and advertising costs, and
                        other organizational and offering
                        expenses.
-------------------------------------------------------------------------------------------------------
Attorneys and           Ongoing annual legal, accounting         Estimated at $25,000 for legal, and
Accountants             and auditing expenses.                   $21,000 for accounting and
                                                                 auditing.  See "Other Expenses"
                                                                            ---
                                                                 below.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Various Third Party     Escrow fees, printing costs, office      Actual expenses.  Estimated at
Suppliers of Goods      supplies expenses, meeting               between $10,000 and $20,000 per
and Services            expenses, and other expenses             year.  See "Other Expenses" below.
                                                                        ---
                        necessary or appropriate for the
                        operation of PB I.
-------------------------------------------------------------------------------------------------------
Others                  Possible unanticipated and               Unable to Estimate.  See "Other
                                                                                      ---
                        extraordinary expenses.                  Expenses" below.
-------------------------------------------------------------------------------------------------


     Management Fee and Incentive Fee to General Partner.  The general partner
     ---------------------------------------------------
receives a monthly management fee of one-half of one percent (0.5%) of PB I's net assets as of the close of business on the last business day of each month. Net assets means all of PB I's assets, less all of its liabilities, determined in accordance with generally accepted accounting principles and before accrual of both the management fee and any incentive fee payable to the general partner. The management fee is payable by PB I within 10 business days of the close of each month.

     The general partner will also receive a quarterly incentive fee of 15% of the new trading profits, if any, of PB I for each quarter. New trading profits means the excess, if any, of the net assets of PB I at the end of a quarter over the highest net assets of PB I at the end of any previous quarter or on the date trading commences, whichever is higher. Net assets will be adjusted for this purpose to eliminate the effect of new capital contributions or distributions or liquidations made during the quarter, and will be decreased by any interest or other income earned on PB I's assets which is not directly related to trading activity. Net assets for this purpose will be determined before accrual of the incentive fee, but including accrual of the management fees payable to the general partner during the quarter. The incentive fee is payable as soon as is reasonably practicable following the close of each quarter.

     If PB I incurs a net loss during any quarter, no incentive fee will be payable to the general partner until the loss has been offset by net profits in succeeding quarters. As an example, if in successive quarters PB I has new trading profits of $2,000, $8,000, <$4,000>, <$3,000>, $2,000, and $8,000, the
incentive fee payable to the general partner will be, respectively, $300, $1,200, $0, $0, $0, and $450.

     The general partner will also be reimbursed by PB I for PB I expenses which are paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

     The general partner will not receive any portion of the brokerage commissions which are paid by PB I.

     Futures Commission Merchant; Brokerage Commissions.  First Options of
     --------------------------------------------------
Chicago, Inc. is PB I's futures commission merchant. LBS Limited Partnership will, however, execute all of the trades of PB I, but will give up all of the trades to First Options of Chicago, Inc. for clearing. LBS Limited Partnership and First Options of Chicago, Inc. will receive brokerage commissions in return for their services as described in "Description of Charges to PB I--Allocation of Commissions" below.

     One-half (1/2) of the brokerage commissions will generally be paid by PB I at the time the trade is established, with the remaining one-half (1/2) to be paid on the liquidation of the trade. The brokerage commissions are commonly referred to as "round-turn commissions" which cover both the initial purchase (or sale) of the futures contract and the subsequent offsetting sale (or purchase). The brokerage commissions payable by PB I are always subject to change.

     The round turn commission payable by PB I as of the date of this prospectus was fixed at $11.00. The general partner believes that is a competitive rate. The general partner estimates that the annual brokerage commissions payable by PB I will amount to approximately 1.47% of PB I's net assets at the fixed $11.00 rate. No guaranty is given that annual brokerage commissions will not exceed that percentage.

     PB I will also pay First Options of Chicago, Inc. for all delivery, insurance, storage and other charges incidental to trading. Those types of charges are not included in the percentage set forth in the preceding paragraph. The general partner does not anticipate significant charges of this nature.

     Allocation of Commissions.  It is not uncommon in the futures industry for
     -------------------------
brokerage commissions to be allocated among various parties, and the brokerage commissions payable by PB I will be allocated between LBS Limited Partnership and First Options of Chicago, Inc. pursuant to their own agreement. PB I does not control the allocation, and the allocation may be changed without the knowledge or consent of PB I. As indicated above, the commissions payable by PB I were fixed at $11.00, round turn, as of the date of this prospectus.

     Other Expenses.  PB I is obligated to pay legal, accounting and auditing
     --------------
fees, as well as any other expenses incurred by PB I, such as exchange and National Futures Association fees, office supplies expenses and organizational and offering expenses.

     The National Futures Association fees payable by PB I as of the date of this prospectus were $0.20 round turn. Exchange fees vary, but the general partner estimates that exchange fees may range anywhere from approximately $800 to $1,800 per year.

     The general partner estimates that PB I will incur legal fees of $72,000 and accounting fees of $10,000 in this offering. The general partner estimates that PB I will incur ongoing annual legal fees and accounting and auditing
fees of approximately $25,000  and $21,000.   The organizational and offering
expenses (legal, accounting, printing, advertising, filing fees, etc.) to be incurred by PB I in this offering are estimated to be $193,660.

     PB I will be responsible for the payment of the escrow fee to First American Bank under PB I's escrow agreement with First American Bank. The escrow fee will be the greater of (a) $300.00, or (b) an amount calculated by multiplying $5.00 by the number of checks received or issued by First American Bank under the escrow agreement.

     PB I estimates that it will pay filing fees of approximately $25,000 to various federal and state authorities in connection with the registration of this offering with those authorities.

     PB I will also be responsible for all other expenses incurred by PB I.
The other expenses may include extraordinary expenses such as the cost of litigation in which PB I may be engaged. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

     The actual expenses incurred by PB I will be set forth in reports to the limited partners. See "Reports" below.
                   ---

     The general partner will be reimbursed by PB I for PB I expenses paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

     Quiet Systems and Vacation Investors Compensation.  The compensation
     -------------------------------------------------
payable to Quiet Systems Limited for its services to PB I will be paid by the general partner, and PB I is not liable or responsible for Quiet Systems Limited's compensation. The current agreement is that the general partner will pay Quiet Systems Limited a certain percentage of the management fees and incentive fees which are paid to the general partner by PB I.

     The compensation payable to Vacation Investors, Inc. for its services to PB I is also payable by the general partner, and PB I is not liable or responsible for Vacation Investors, Inc.'s compensation. The current agreement between the general partner and Vacation Investors, Inc. is described in "Plan of Distribution" below.

     Quiet Systems Limited and Vacation Investors, Inc. will not receive any brokerage commissions.

     Frischmeyer Trading Corporation Compensation.  The compensation of
     ---------------------------------------------
Frischmeyer Trading Corporation is also payable by the general partner, and PB I is not liable or responsible for Frischmeyer Trading Corporation's compensation. Frischmeyer Trading Corporation will not receive any brokerage commissions.

     Reports.  The general partner will furnish each limited partner with a
     -------
monthly statement. The statement will include, in general, a description of the performance of PB I and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by PB I during the month.
PB I will also provide the limited partners with all other reports required under the regulations of the Commodity Futures Trading Commission and under the Securities Exchange Act of 1934. Those reports are discussed at "The Limited Partnership Agreement--Reports to Limited Partners" below.

     Break Even Calculation.  The general partner estimates that the trading
     ----------------------
profit PB I must make on a $10,000 investment in order for a limited partner to break even if the limited partner redeemed his or her units at the end of the first year of investment is:

     a.   $472 or 4.72%, if PB I had average annual net assets of $5,000,000;
     b.   $371 or 3.71%, if PB I had average annual net assets of $15,000,000;
          and
     c. $352 or 3.52%, if PB I had average annual net assets of $25,000,000.

The calculations have been given for the various levels of net assets because the amount of subscriptions received by PB I in this offering could vary widely.

     The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above.

Net Assets                               $5,000,000     $15,000,000        $ 25,000,000
----------                               ----------     -----------        ------------
  Selling Price per Unit/(1)/            $   10,000     $    10,000        $     10,000

  General Partner's                      $  300,000     $   900,000        $  1,500,000
    Management Fee/(2)/

  General Partner's Quarterly            $    - 0 -     $    -  0 -        $     -  0 -
    Incentive Fee on New Trading
    Profits/(3)/

  PB I Operating Expenses/(4)/           $   93,482     $   129,232        $    166,232

  Brokerage Commissions, Exchange,       $   92,531     $   277,594        $    462,656
    National Futures Association and
    Other Trading Fees/(5)/

  Less Interest Income/(6)/             ($  250,000)    ($  750,000)      ($  1,250,000)
                                        ------------    ------------      -------------

  Amount of Trading Income Required
    for PB I's Net Asset
    Value Per Unit (Redemption
    Value) at the End of One Year to
    Equal the Selling Price per Unit     $  236,013     $   556,826        $    878,888

  Percentage of Initial Selling
    Price Per Unit                             4.72%           3.71%               3.52%

Explanatory Notes:
-----------------

     1. Units may be purchased at a price of $1,000 per unit until PB I starts trading. After that time, they may be purchased at a price per unit equal to the net asset value per unit as of the opening of trading on the first business day of a month. The minimum initial investment is $10,000.

     2. The general partner receives a monthly management fee of one-half of one percent (0.5%) [which equals 6% annually] of PB I's net assets as of the close of business on the last business day of each month. The above amounts are annual amounts.

     3. The general partner also receives a quarterly incentive fee of 15% of the new trading profits of PB I. No amount is shown above for incentive fees because all fees and expenses payable by PB I are deducted before calculation of the incentive fee.

     4. PB I's actual accounting, auditing, legal and other operating expenses will be borne by PB I. These expenses are estimated to amount to approximately 1.87%, 0.86% and 0.66%, respectively, assuming annual average net assets of $5,000,000, $15,000,000, and $25,000,000. The expenses include
$193,660 as an estimate of the organizational and offering expenses for this offering. That amount has been amortized over a 5 year period for purposes of the above calculations (i.e., at $3,228 per month) because amortization is required under the terms of the limited partnership agreement as part of the calculation of the net asset value per unit.

     5. Brokerage commissions, exchange and National Futures Association fees and other trading fees are estimated at 1.85% of net assets.

     6. PB I will earn interest on treasury bills purchased and held in its account with First Options of Chicago, Inc., and on funds held in PB I's bank account. Based on interest rates in effect as of the date of this prospectus, interest income has been estimated at 5% of net assets.


                              POTENTIAL ADVANTAGES
                              --------------------

     Although an investment in PB I is highly speculative and involves a high degree of risk, an investment will offer the following potential advantages.

Professional Management.  Studies have shown that the vast majority of
-----------------------
individual investors lose money in the futures market. However, other studies have shown that a majority of professionally managed futures programs realize annual net gains for their customers over the long term.

     Asset Allocation Support.  Studies have also shown that including a
     ------------------------
diversified mix of professionally managed futures programs in an investment portfolio reduces volatility while enhancing the possibility of returns.

     Low Correlation with Stock and Bond Markets.  Quiet Systems Limited's
     -------------------------------------------
trading program has a low correlation to the stock and bond markets. An investment in PB I is therefore one way to attempt to obtain some diversification from those markets.

     Vacation Awards.  An investor meeting the applicable qualification
     ---------------
requirements may receive a vacation award from the general partner, as described in "Vacation Award" below.

     Lower Initial Investment Requirements.  The general minimum new account
     -------------------------------------
size for Quiet Systems Limited's trading program is $1,500,000. You can participate in the trading program through PB I with only a minimum initial investment of $10,000. An investment in PB I therefore gives you the ability to participate in a trading program most persons cannot afford to invest in alone.

     Limited Liability.  Unlike an individual who invests directly in futures, a
     -----------------
limited partner who does not participate in the control of PB I's business generally cannot lose more than:

     a.   the amount of the limited partner's capital contribution,

     b. the limited partner's share of undistributed profits, if any, and,

     c. under limited circumstances, some amounts received as distributions or upon liquidation of units.

The potential liability of a limited partner is discussed in more detail at "The Limited Partnership Agreement--Nature of PB I; Liability of Limited Partners" below.

     Lower Time Commitment.  Trading in futures is a complicated process
     ---------------------
involving a substantial time commitment and knowledge of the numerous factors affecting the futures markets. An investment in PB I gives you the ability to participate in those markets without such a substantial time commitment.

     Gain Market Understanding.  An investment in PB I may also, however, be a
     -------------------------
way for you to gain a useful understanding of the futures markets by studying the way Quiet Systems Limited trades and the various reports PB I will provide to you.

     No Load.  No front-end or back-end fees are charged by PB I.  This allows
     -------
more of your money to remain available for investment through PB I.

     Administrative Convenience.  PB I is structured to provide you with
     --------------------------
certain services designed to alleviate the administrative details involved in engaging directly in futures trading, including providing monthly and annual financial reports and all tax information about PB I which is necessary for you to complete your federal income tax returns.


                                USE OF PROCEEDS
                                ---------------

     The funds received from subscribers will be deposited and held in a separate escrow account at First American Bank, Fort Dodge, Iowa, until $500,000
of units have been sold.   PB I therefore cannot start trading until at least
$500,000 of units have been sold. Any contributions which are accepted by PB I after funds have been released from escrow will be immediately available for use in its business.

     Once released from escrow, approximately 80% of PB I's funds will generally be maintained in PB I's trading account with First Options of Chicago, Inc. Those funds will be available for trading in Quiet Systems Limited's trading program. The general partner estimates that from between approximately 5% to 25% of those funds will normally be committed as margin for its open positions, but the amount of funds committed as margin will greatly exceed those percentages at times. PB I's remaining funds will be held in bank checking and interest bearing accounts for PB I's use and benefit.

     PB I's trading account funds which are not committed as margin may be invested in various interest bearing instruments or accounts. Those instruments and accounts include certificates of deposit, money market funds, treasury bills, sweep accounts, money market funds or other similar liquid investments.

     All interest and other earnings earned on PB I's funds will be paid to PB I and not to the broker or other custodian having custody of the funds.

     PB I will not have significant assets or properties other than PB I's trading account with First Options of Chicago, Inc. and the other types of accounts described in this section. PB I's account with First Options of Chicago, Inc. and some of the other accounts in which PB I's funds will be deposited and held are not federally insured or guaranteed. PB I is subject to the failure of the entities holding those funds, as noted at "Principal Risk Factors--PB I Could Lose Assets or Have Its Trading Disrupted Due to the Failure of Exchanges or Brokers" above.

     The types of interests PB I will trade in are discussed at "Investment Program" below.

     Neither PB I nor any of its affiliates are doing business with the government of Cuba or with any person or affiliate located in Cuba.


                               INVESTMENT PROGRAM
                               ------------------

     The following description of Quiet Systems Limited's trading program is not intended to be exhaustive since most of the trading methods, systems and strategies utilized in the trading program are proprietary and confidential information of Quiet Systems Limited. If they were disclosed, it would cause material harm to Quiet Systems Limited's business. It is also very difficult to explain the trading program in a helpful way in this prospectus since it is based on various complex mathematical, statistical and other theories and analyses.

     There are numerous trading methods, systems and strategies utilized in futures trading. The following discussion only addresses those methods, systems and strategies utilized in Quiet Systems Limited's trading program, and you will therefore not be able to compare them with trading methods, systems and strategies that are utilized by other trading advisors or trading managers.

     Quiet Systems Limited's trading program in which PB I's account will be traded is called the "Diversified Program" by Quiet Systems Limited. It is a technical trading program that is based upon computer software. It is a systematic, trend following trading approach that utilizes multiple moving averages and a breakout system to determine what trades should be made. The Diversified Program is not correlated with traditional debt and equity investments.

     The Diversified Program is currently programmed to trade in the following types of interests:

     .    grains;

     .    energies;

     .    metals;

     .    currencies;

     .    interest rates; and

     .    other financial interests.

The types of interests traded may be changed by Quiet Systems Limited at any time.

     The allocation among the types of interests being traded is determined pursuant to a mathematical optimizer program. The allocation may be changed by Quiet Systems Limited at any time.

     Quiet Systems Limited contemplates that from approximately 5% to 25% of an account traded in the Diversified Program will generally be committed as margin. The percentage of an account committed as margin may, however, substantially exceed those percentages at times.

     No stops are utilized in the Diversified Program. Stops are procedures that are designed to automatically close out a position if a certain amount has been lost on that position.

     Trading in the Diversified Program will mostly be through futures contracts on United States and foreign exchanges. Trading may some day also be done in the interbank forward markets.

     Although the Diversified Program is a computerized trading program, Quiet Systems Limited does have the right to exercise subjective discretion over trades in times of what Quiet Systems Limited believes are extremely unusual market conditions. The general partner believes, however, that is extremely unlikely that Quiet Systems Limited will ever exercise any subjective discretion in determining what trades will be made in the Diversified Program.

     All of Quiet Systems Limited's trading methods, systems and strategies may be modified and adjusted at any time, in the sole discretion of Quiet Systems Limited. If changes are made, the prior performance of Quiet Systems Limited will not necessarily reflect the potential future performance of the trading program.

     You should also review "The CTA--Quiet Systems Limited" and "Performance Records of Quiet Systems Limited" below for a further discussion of Quiet Systems Limited's experience and its trading programs.

     Various agreements and documents were required to be executed by PB I in order to be able to participate in the trading program and to establish and maintain PB I's trading account with First Options of Chicago, Inc. Those agreements are discussed at "Conflicts of Interest--Agreements Required by Quiet Systems Limited" and "Agreement with Frischmeyer Trading Corporation" above and "Futures Commission Merchant" below.

                              THE GENERAL PARTNER
                              -------------------

     Background of the General Partner.  The general partner and commodity pool
     ---------------------------------
operator of PB I is Portfolio Boost, L.L.C. The general partner will manage the business of PB I. The general partner may retain third parties to provide services to PB I, and other parties will be retained to provide accounting, auditing, legal and other professional services.

     The following paragraphs discuss the business background of the general partner and of its principals for at least the five years preceding the date of this prospectus.

     The General Partner, Portfolio Boost, L.L.C.
     --------------------------------------------

     The general partner is an Iowa limited liability company that was organized in May of 1998. Its principal office is at 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555, and its telephone number is 1-877-RRRATIO. The general partner is registered as a commodity pool operator with the Commodity Futures Trading Commission, and is also a member of the National Futures Association.

     The general partner was organized for the purpose of serving as the general partner of PB I and of Portfolio Boost II, L.P., Portfolio Boost III, L.P., Portfolio Boost MJF, L.P. and Corn Belt Commodities Round Trip Limited Partnership. Those other entities are Iowa limited partnerships formed to operate as commodity pools. The general partner may also serve as the commodity pool operator for other new or existing pools in the future.

     The trading accounts of Portfolio Boost II, L.P. and Portfolio Boost III, L.P. will be traded in the 2 other trading programs offered by Quiet Systems Limited as of the date of this prospectus. A brief discussion of those trading programs is set forth in "Performance

Records of Quiet Systems Limited" below. Portfolio Boost II, L.P. and Portfolio Boost III, L.P. were each formed in June of 1998, and neither had accepted any capital contributions or had commenced trading as of the date of this prospectus.

     The trading account of Portfolio Boost MJF, L.P. will be traded in one of the trading programs of Michael J. Frischmeyer. Portfolio Boost MJF, L.P. was formed in June of 1998, and had not accepted any capital contributions or commenced trading as of the date of this prospectus. The general partner has not decided when, if ever, it will offer Portfolio Boost MJF, L.P. to the public.

     No offering of any units of limited partnership interest in Portfolio Boost II, L.P., Portfolio Boost III, L.P. or Portfolio Boost MJF, L.P. is being made pursuant to this prospectus.

     The general partner is also the general partner and commodity pool operator of an Iowa limited partnership known as Corn Belt Commodities Round Trip Limited Partnership ("CBC-RT"). CBC-RT has been trading since late 1994. CBC-RT utilizes a different commodity trading advisor than PB I. CBC-RT is closed to new investors, and no offering of any units of limited partnership interest in CBC-RT is being made pursuant to this prospectus.

     The audited balance sheet of the general partner as of September 30, 1998 is attached as Exhibit "D".

     Jeffrey A. Raun.
     ---------------

     Mr. Raun is the sole officer of the general partner. He owns all of the issued and outstanding shares of stock of Vacation Partners, Inc. Vacation Partners, Inc. owns all of the voting units of the general partner. The ownership of the general partner is discussed in more detail at "The General Partner--Members of the General Partner" below.

     Mr. Raun was born on June 23, 1956. He is presently a resident of Illinois. Mr. Raun holds a bachelor's degree in agricultural economics from Iowa State University, Ames, Iowa. From late 1983 until January, 1994, Mr. Raun was a Senior Account Manager and Sales Team Leader for Learning International (formerly Xerox Learning Systems), Schaumburg, Illinois. Learning International was the world's largest corporate sales and management training organization. From June of 1978 until joining Learning International in June of 1983, Mr. Raun served as a sales representative for Shell Chemical Company, Houston, Texas.

     Mr. Raun is the general partner and commodity pool operator for 4 commodity pools. Those pools are Agri-Center Commodities, Ltd., Corn Belt Commodities Limited Partnership, Corn Belt Commodities Limited Partnership II, and Corn Belt Commodities Limited Partnership III. Those pools commenced trading in, respectively, 1980, 1983, 1985, and 1988. The pools are still in operation, but are no longer open to new investors, and no offering of any units of limited partnership interest in any of those pools is being made by this prospectus. The aggregate capital contribution to all four pools was $1,800,000. None of the pools use Quiet Systems Limited.

     Mr. Raun was the sole shareholder, director and officer of Corn Belt Management, Inc. Corn Belt Management, Inc. was incorporated in July, 1994, and served as the general partner of CBC-RT until May, 1998. In May, 1998, Corn Belt Management, Inc. was merged with and into the general partner.

     Mr. Raun is the sole shareholder, director and officer of the underwriter, Vacation Investors, Inc. Vacation Investors, Inc. is registered as a fully disclosed broker dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers. Vacation Investors, Inc. was organized in April, 1994 for the purpose of offering units of limited partnership interest in CBC-RT. Vacation Investors, Inc. is also the underwriter for the offerings of the other limited partnerships for which the general partner serves as the general partner. Vacation Investors, Inc. also engages in other broker-dealer activities.

     Mr. Raun will participate in this offering pursuant to his registration with Vacation Investors, Inc. Mr. Raun also provides general brokerage services to various persons and entities in that capacity.

     Mr. Raun has been registered with the Commodity Futures Trading Commission as an associated person of Iowa Commodities, Ltd., Fort Dodge, Iowa since November 17, 1993. Iowa Commodities, Ltd. is registered as an introducing broker with the Commodity Futures Trading Commission. Iowa Commodities, Ltd. has no involvement with PB I or this offering.

     Mr. Raun has also been registered with the Commodity Futures Trading Commission as a commodity pool operator since October 4, 1982. Mr. Raun became a member of the National Futures Association in April of 1983. Mr. Raun has also been registered with the Commodity

Futures Trading Commission as a commodity trading advisor since December 27, 1984. Mr. Raun served as the commodity trading advisor for the 4 commodity pools he is the general partner of from approximately 1984 through 1989. Mr. Raun was not serving as the commodity trading advisor for any accounts as of the date of this prospectus.

     Members of the General Partner.
     ------------------------------

     The general partner is an Iowa limited liability company that has two different classes of members. One class of members holds voting units, and the other class of members holds nonvoting units. As indicated above, all of the voting units are held by Vacation Partners, Inc. Vacation Partners, Inc. is an Iowa corporation that is wholly owned by Mr. Raun. Vacation Partners, Inc. was incorporated in April, 1998, and was formed for the purpose of holding the voting units in the general partner. Vacation Partners, Inc. does not engage in any business.

     The nonvoting units of the general partner are owned by Dr. Mark and Rebecca Westberg, Dr. Craig and Elizabeth Rowles, and Dr. Alan and Dorothy Raun, with each couple as joint tenants. The nonvoting members do not have the right to participate in or control the day-to-day operation of the general partner's business, except only in certain limited circumstances specified in the operating agreement of the general partner. Even if any of those circumstances occur, however, it is contemplated that Mr. Raun will continue to serve as the sole officer of the general partner and will make all operational decisions regarding the general partner's services to PB I. No discussion of the business background of the nonvoting members is included in this prospectus.

     Performance Records of the General Partner.  PB I had not started trading
     ------------------------------------------
as of the date of this prospectus, so this prospectus does not contain any actual performance information for PB I. The general partner also serves as the pool operator for CBC-RT. CBC-RT had commenced trading as of the date of this prospectus, and certain performance records regarding CBC-RT are included in "Performance Records of the General Partner" below, beginning on page
55.

     Trading by the General Partner and its Members; Interest in PB I.  The
     ----------------------------------------------------------------
general partner and its members may trade commodities and other interests for their own accounts. The records of any such trading and any written policies related to such trading will not be made available to limited partners.
                             ---

     The general partner and Mr. Raun may purchase and hold units. As of the date of this prospectus, the general partner had not acquired any units, and
Mr. Raun had contributed $1,000 to PB I in his capacity as the initial limited partner. The $1,000 will be returned to Mr. Raun upon the admission of the first limited partner, as is provided in the limited partnership agreement. The nonvoting members of the general partner may purchase units, but no nonvoting members had acquired any units as of the date of this prospectus. The purchase of units by the general partner, Mr. Raun or the nonvoting members may create conflicts of interest. See "Principal Risk Factors--The Purchase of Units by the General
          ---
Partner or Mr. Raun Will Create Conflicts of Interest for Them" above.

     Compensation of the General Partner.  The compensation payable to the
     -----------------------------------
general partner is discussed in "Description of Charges to PB I" above.

                         THE CTA--QUIET SYSTEMS LIMITED
                         ------------------------------

     Business Background.  Quiet Systems Limited is a corporation that was
     -------------------
organized under the laws of the Cayman Islands in March of 1998. Quiet Systems Limited was registered as a commodity trading advisor with the Commodity Futures Trading Commission and became a member of the National Futures Association in August, 1998. Quiet Systems Limited is not registered in any capacity with any authorities from any foreign country or jurisdiction.

     The business of Quiet Systems Limited will be the trading of accounts under the trading programs established by Quiet Systems Limited from time to time. As of the date of this prospectus, however, Quiet Systems Limited had not directed trading for any client or account.

     All of the issued and outstanding shares of stock of Quiet Systems Limited are owned and held by The Dr. Raun Family Trust. The trust was established and organized under the laws of the Cayman Islands. The trust is not actively engaged in any business, and was organized for the sole purpose of owning and holding the stock of Quiet Systems Limited and of one other trading advisor. The members of the board of directors and the officers of Quiet Systems Limited are set forth below, along with the other persons who provide any material services to Quiet Systems Limited.

     The directors of Quiet Systems Limited are Dr. Alan Raun, of Cumming, Iowa, and Thomas Schnurr, of Fort Dodge, Iowa. John Leo O'Brien, of Paris, France, is the President and Secretary of Quiet Systems Limited. Dr. Raun, Mr. Schnurr, and Mr. O'Brien do not make, control or otherwise have any involvement with any trading decisions of Quiet Systems Limited, so no discussion of their business backgrounds is included in this prospectus.

     Quiet Systems Limited's trading program is a computerized trading system that was developed by Nicholas Gogerty. Mr. Gogerty has agreed to provide consulting services to Quiet Systems Limited. The business background and other information regarding Mr. Gogerty are set forth in "Nicholas Gogerty" below.

     Performance Records.  The performance records of Quiet Systems Limited are
     -------------------
set forth in "Performance Records of Quiet Systems Limited" below, beginning at page 58.

     Trading by Quiet Systems Limited; Interest in the Pool.  Quiet Systems
     ------------------------------------------------------
Limited may trade commodities and other interests for its own account. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Quiet Systems Limited's
             ---
trading for its own account may create conflicts of interest for Quiet Systems Limited. See "Conflicts of Interest--Trading Decisions of Quiet Systems
          ---
Limited" above.

     Quiet Systems Limited will not purchase any units.

     Trading Policies and Practices.  Some of the trading methods, systems and
     ------------------------------
strategies of Quiet Systems Limited are discussed at "Investment Program" above.

     Compensation of Quiet Systems Limited.  The compensation to be received by
     -------------------------------------
Quiet Systems Limited will be paid by the general partner, not PB I, as discussed at "Description of Charges to PB I--Quiet Systems and Vacation Investors Compensation" above.

                               NICHOLAS GOGERTY

     Business Background.  As discussed in "The CTA--Quiet Systems Limited"
     -------------------
above, Quiet Systems Limited's trading program is a computerized trading system that was developed by Mr. Gogerty. Quiet Systems Limited has purchased the software for the trading program from Mr. Gogerty. Quiet Systems Limited's use of the software involves various risks, as described at "Principal Risk Factors -- Quiet Systems May Have Difficulties With the Software That Determines the Trades in the Trading Program" above.

     Mr. Gogerty has also agreed to provide consulting services to Quiet Systems Limited. The services include attempting to develop updates and enhancements to the software and monitoring the general operation of the software. Mr. Gogerty has not made any representations or warranties to Quiet Systems Limited regarding the consulting services to be provided by him. There is no guarantee that any updates, upgrades or enhancements to the software will be developed by Mr. Gogerty. There is also no guarantee of Mr. Gogerty's continued services to Quiet Systems Limited, which creates risks for PB I. See "Principal Risk Factors--PB I May Lose Quiet Systems Services At Any Time" above.

     Mr. Gogerty is providing his services as an independent contractor, and he is not an employee, director, officer or an associated person of Quiet Systems Limited.

     Mr. Gogerty was born in Clinton, Iowa. He graduated in 1993 with a B.A. in Cultural Anthropology from the University of Iowa. In 1996, Mr. Gogerty received his M.B.A. from the Ecole des Ponts et Chaussees, Paris, France. Mr. Gogerty held various programmer and research positions using thermodynamic modeling and CAD programs prior to graduating from the University of Iowa. He was President and co-founder of ISYS Technologies, where his team designed and built PC and mainframe solutions for the financial services industry. ISYS Technologies was an Iowa corporation that was dissolved in 1993. Mr. Gogerty began working in the financial markets industry in 1994. Since then, he has held positions with Lakeshore Trading, Swiss Bank Corporation, and Banque National De Paris. His final responsibility at Banque National De Paris was Vice President, Senior Quantitative Trader, where he developed multiple strategies for quantitative currency funds. Mr. Gogerty's M.B.A. thesis entitled "Building a Winning Portfolio" allowed him to analyze markets in statistical terms and to develop the software for Quiet Systems Limited's trading program. Mr. Gogerty also developed the software used in Quiet Systems Limited's other 2 trading programs.

     Mr. Gogerty and certain members of his family are beneficiaries of the trust that owns Quiet Systems Limited.

     Mr. Gogerty was registered as a commodity trading advisor with the Commodity Futures Trading Commission and become a member of the National Futures Association in September, 1998.

     Performance Records.  MR. GOGERTY HAS NOT PREVIOUSLY DIRECTED ANY ACCOUNTS.
     -------------------
Mr. Gogerty also does not contemplate doing so in the future.

     Trading by Mr. Gogerty; Interest in the Pool.  Mr. Gogerty may trade
     --------------------------------------------
commodities and other interests for his own account. The records of any such trading and any written policies related to such trading will not be made
                                                              ---
available to limited partners.

     Mr. Gogerty will not purchase any units.

     Compensation of Mr. Gogerty.  Mr. Gogerty will not receive any compensation
     ---------------------------
from PB I. Any compensation received by Mr. Gogerty which is related to PB I will be payable solely by Quiet Systems Limited.

                        FRISCHMEYER TRADING CORPORATION

     Frischmeyer Trading Corporation will act as PB I's agent for purposes of receiving the trading signals generated by the software utilized in Quiet Systems Limited's trading program and for communicating those trades to First Options of Chicago, Inc. or LBS Limited Partnership. Frischmeyer Trading Corporation will also receive and maintain trade confirmations, monthly activity statements and any other statements or documents generated as a result of PB I's trading. Frischmeyer Trading Corporation will not exercise any discretion whatsoever in determining what trades will be made by PB I.

     Frischmeyer Trading Corporation will be acting as PB I's agent, and Quiet Systems Limited will have no liability or responsibility for any acts or omissions of Frischmeyer Trading Corporation.

     Some of the other terms of PB I's agreement with Frischmeyer Trading Corporation are discussed at "Conflicts of Interest--Agreement With Frischmeyer Trading Corporation" above.

     Frischmeyer Trading Corporation is an Iowa corporation with its main business office in Fort Dodge, Iowa. Frischmeyer Trading Corporation is registered as a commodity trading manager with the Ontario, Canada Securities Commission, and as a commodity trading advisor with the Commodity Futures Trading Commission.

     As of the date of this prospectus, Frischmeyer Trading Corporation was offering one trading program that was available only to citizens or residents of Canada. Frischmeyer Trading Corporation's trading program is materially different from Quiet Systems Limited's trading programs, and the trading program is not in any way connected with Quiet Systems Limited.

     Frischmeyer Trading Corporation will provide its services primarily through or under the direction of Michael J. Frischmeyer. Mr. Frischmeyer is the sole director and officer of Frischmeyer Trading Corporation.

     Mr. Frischmeyer was born in 1953. Mr. Frischmeyer graduated from Iowa State University, Ames, Iowa, in 1976, with a bachelor of science degree in agricultural business. From March of 1976 to November of 1979, Mr. Frischmeyer was an account executive in the brokerage business of Stark Brokerage, Inc., Fort Dodge, Iowa. In November of 1979, Mr. Frischmeyer joined North Iowa Commodities, which is now known as Iowa Commodities, Ltd. Mr. Frischmeyer is registered as an associated person of Iowa Commodities, Ltd. with the Commodity Futures Trading Commission, and is the Vice President and a minority shareholder of Iowa Commodities, Ltd. Mr. Frischmeyer has various management and administrative duties in Iowa Commodities, Ltd. Iowa Commodities, Ltd. serves as an introducing broker for various traders, and is registered as an introducing broker with the Commodity Futures Trading Commission. Its offices are located in Fort Dodge, Iowa.

     Mr. Frischmeyer has been registered with the Commodity Futures Trading Commission as a commodity trading advisor since October 12, 1984. He directs the trading for a substantial number of discretionary accounts in that individual capacity. Mr. Frischmeyer is also registered as a trading manager with the Ontario, Canada Securities Commission. The trading programs of Mr. Frischmeyer are materially different from Quiet Systems Limited's trading programs, and they are not in any way connected with Quiet Systems Limited.

     Mr. Frischmeyer is also a registered representative of the underwriter, Vacation Investors, Inc. Mr. Frischmeyer will not, however, solicit investors for PB I and he does not otherwise engage in any substantial activities on behalf of Vacation Investors, Inc.

     Mr. Frischmeyer also has other business interests and ventures, and he and certain members of his family are beneficiaries of the trust that owns Quiet Systems Limited.

     CRS Management Co. owns all of the issued and outstanding shares of stock of Frischmeyer Trading Corporation. C. Richard Stark, of Fort Dodge, Iowa, and Mr. Frischmeyer own all of the issued and outstanding shares of stock of CRS Management Co. Neither Mr. Stark nor CRS Management Co. are involved in any way with any operational decisions for Frischmeyer Trading Corporation or any trading or operational decisions for Quiet Systems Limited.

     The following capsule shows the past performance of Frischmeyer Trading Corporation's trading program since the inception of the trading program (in June, 1998) and year-to-date (through November 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
--------------------------------------------------------------------------------

                                     1998

                                (June-November)
--------------------------------------------------------------------------------

                                    (8.06%)
--------------------------------------------------------------------------------

Name of Commodity Trading Advisor:  Frischmeyer Trading Corporation
Name of Trading Program: Managed Account Program ("Managed Program") Date Commodity Trading Advisor Began Trading Client Accounts: June 1, 1998

Date When Client Funds Began Being Traded Pursuant To The Managed Program: June
 1, 1998

Number of Accounts Directed Pursuant To The Managed Program (as of  November 30,
 1998): 2

Total Assets Under Management of Frischmeyer Trading Corporation (as of November
 30, 1998): $106,726

Total Assets Traded Pursuant To The Managed Program (as of November 30, 1998):
 $106,726

Largest Monthly Draw-Down** For The Managed Program Since Inception and Year-to-
 Date (through November 30, 1998): 8-98/4.93% of client funds

Worst Peak-to-Valley Draw-Down*** For The Managed Program Since Inception and
 Year-to-Date (through November 30, 1998): 7-98 to 11-98/8.06% of net asset value

Number of Accounts Closed with Positive Net Performance (Profits) Since
 Inception and Year-to-Date (through November 30, 1998): -0-

Number of Accounts Closed with Negative Net Performance (Losses) Since Inception and Year-to-Date (through November 30, 1998): -0-

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable Commodity Futures Trading Commission regulations to mean losses experienced by a pool or account over the specified period.

*** "Worst Peak-to-Valley Draw-Down" is defined by applicable Commodity Futures Trading Commission regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     The above performance capsule has been included in this prospectus in order to comply with certain regulations of the Commodity Futures Trading Commission. As indicated above, Frischmeyer Trading Corporation will not exercise any discretion regarding PB I's trades. In addition, Frischmeyer Trading Corporation's trading program is materially different from Quiet Systems Limited's trading program. Given this, you should not assume that the performance of Frischmeyer Trading Corporation's trading program will be indicative of or similar to PB I's or Quiet Systems Limited's performance.


                  PERFORMANCE RECORDS OF THE GENERAL PARTNER
                  ------------------------------------------

     PB I HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. This prospectus therefore does not contain any actual performance records or performance information for PB I.

     Some supplemental performance information is, however, attached to this prospectus as Appendix 1. The supplemental performance information presented in Appendix 1 is hypothetical performance information. The footnotes and assumptions following the table in Appendix 1 describe the supplemental performance information. You should also carefully review the disclosures on the
                             ------
cover page to Appendix 1 regarding the many limitations inherent in hypothetical performance information.

     The regulations of the Commodity Futures Trading Commission require that the disclosure document of a pool operator include certain performance information for each pool operated by the pool operator. As of the date of this prospectus, the general partner was also serving as the pool operator for Portfolio Boost II, L.P., Portfolio Boost III, L.P., Portfolio Boost MJF, L.P. and CBC-RT. Those pools are briefly described in "The General Partner" above. Portfolio Boost II, L.P., Portfolio Boost III, L.P., and Portfolio Boost MJF, L.P. had not commenced trading as of the date of this prospectus, so no performance records for any of those pools were available at that time.

     CBC-RT began trading in December, 1994, and some performance and other information regarding CBC-RT is set forth below. CBC-RT has a different trading advisor that utilizes trading methods which are materially different from the trading methods utilized in Quiet Systems Limited's trading program. CBC-RT also pays different fees than PB I. The performance information for CBC-RT therefore should not be relied upon as any indication of PB I's potential performance. The general partner temporarily suspended trading by CBC-RT on April 30, 1998, because the trading of CBC-RT's account by its trading advisor had failed to generate any profits since 1995. CBC-RT did recommence trading, however, on July 1, 1998. The trading advisor for CBC-RT is Michael J. Frischmeyer.

     CBC-RT is a single advisor pool that does not have a guarantee feature. The following capsule shows the annual past performance of CBC-RT since the inception of trading by CBC-RT (in December, 1994) and year-to-date (through November 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------------------------------------------------------------------------------
                               Percentage Rate of Return
                       (Computed on a compounded monthly basis)*
----------------------------------------------------------------------------------------
       1994           1995        1996         1997                  1998
 (December only)                                               (January through
                                                                 November 30,
                                                                  1998)*****
----------------------------------------------------------------------------------------
     (1.21%)          15.7%      (27.6%)      (19.8%)              (9.12%)
----------------------------------------------------------------------------------------

Name of Pool:  Corn Belt Commodities Round Trip Limited Partnership
Type of Pool:  Publicly offered, but currently closed to new investors
Date of Inception of Trading:  December 30, 1994
Aggregate Gross Capital Subscriptions to the Pool (as of November 30, 1998):
  $3,883,696
Pool's Net Asset Value (as of November 30, 1998): $1,762,040.22
Largest Monthly Draw-Down** Since Inception of Trading and Year-to-Date (through
  November 30, 1998): 8-96/13.9% of net asset value***
Worst Peak-to-Valley Draw-Down**** Since Inception of Trading and Year-to-Date
  (through November 30, 1998): 5-96 to 11-98/54.3% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-Down" is defined by applicable Commodity Futures Trading Commission regulations to mean losses experienced by a pool or account over the specified period.

*** "Net Asset Value" is defined by applicable Commodity Futures Trading Commission regulations to mean total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

**** "Worst Peak-to-Valley Draw-Down" is defined by applicable Commodity Futures Trading Commission regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

***** The general partner temporarily suspended trading by CBC-RT on April 30, 1998, given the failure of CBC-RT's trading to generate any profits since 1995. The general partner reinstituted trading on July 1, 1998.


      CBC-RT pays the general partner a monthly incentive fee equal to 15% of the new trading profits of CBC-RT, if any, for each month. CBC-RT also pays the general partner a monthly management fee of one-third of one percent of CBC-RT's net assets as of the close of business on the last business day of each month. CBC-RT's trading advisor receives a portion of the brokerage commissions payable on trades made by CBC-RT. CBC-RT is also responsible for all brokerage commissions, exchange and National Futures Association fees and other trading costs and expenses. The range of commissions payable by CBC-RT as of the date of this prospectus was between $40 and $64 per contract, with an average of approximately $56. The other operating expenses of CBC-RT, such as legal and accounting and auditing fees, are lower than the operating expenses of PB I.



      No performance records for the four limited partnerships for which Mr. Raun serves as the general partner are included in this prospectus because:

      . they are not required under the Commodity Futures Trading Commission's regulations,

      .   none of those limited partnerships utilize Quiet Systems Limited,

      . the trading advisor for the limited partnerships utilizes trading methods which are materially different from the trading methods utilized by Quiet Systems Limited, and

      .   the limited partnerships pay different fees than PB I.

Also, the performance records of CBC-RT are somewhat representative of the performance of each of the limited partnerships during the period presented for CBC-RT because the limited partnerships have the same general fee load as CBC-RT and use the same trading advisor.


                  PERFORMANCE RECORDS OF QUIET SYSTEMS LIMITED
                  --------------------------------------------

     NEITHER QUIET SYSTEMS LIMITED NOR ANY OF ITS TRADING PRINCIPALS HAVE PREVIOUSLY DIRECTED ANY ACCOUNTS.

     As of the date of this prospectus, Quiet Systems Limited was offering three trading programs. All of the trading programs are based on software purchased from Mr. Gogerty. Quiet Systems Limited refers to the programs as:

     . the Diversified Program (which is the trading program used by PB I), . the Financial Program, and
     .  the Forex Index Program.

The accounts of Portfolio Boost II, L.P. and Portfolio Boost III, L.P. will be traded in the latter 2 programs. No performance records of Quiet Systems Limited are included in this prospectus since Quiet Systems Limited had not directed trading for any accounts under any of its trading programs as of the date of this prospectus.





     Financial Program of Quiet Systems Limited.
     ------------------------------------------

     Quiet Systems Limited's Financial Program is a systematic, trend following trading approach which utilizes multiple moving averages and a breakout system to determine what trades should be made.

The Financial Program is not correlated with traditional debt and equity investments.

     Trading in the Financial Program will be limited to various financial instruments, currencies, indices and interest rate contracts. The particular financial instruments, currencies, indices and interest rate contracts that are traded may be changed by Quiet Systems Limited at any time.

     The allocation among the financial instruments, currencies, indices and interest rate contracts being traded is determined pursuant to a mathematical optimizer program. The allocation may be changed by Quiet Systems Limited at any time.

     Quiet Systems Limited contemplates that from between approximately 5% to 25% of an account traded in the Financial Program will generally be committed as margin for trading. No stops are utilized in the Financial Program.

     Trading in the Financial Program will mostly be through futures contracts on United States and foreign exchanges. Trading may some day also be through the interbank forward markets.

     Although the Financial Program is a computerized trading program, Quiet Systems Limited does have the right to exercise subjective discretion over trades in times of what Quiet Systems Limited believes to be extremely unusual market conditions.

     The Financial Program provides clients of Quiet Systems Limited with additional diversification options within the managed futures industry.

     Forex Index Program of Quiet Systems Limited.
     ---------------------------------------------

     Quiet Systems Limited's Forex Index Program is a systematic, trend following trading approach which utilizes multiple moving averages to determine what trades should be made. Trading in the Forex Index Program is currently limited to 8 different currency pairs, which are discussed below.

     The Forex Index Program has a high correlation with the Barclay Currency Traders Index, and is intended to be leveraged so that it has similar return/risk parameters to the currency trading managers followed by the Barclay Currency Traders Index. The Barclay Currency Traders Index is an index of trading managers tracked by Barclay's managed futures reports. The Forex Index Program does not, however, attempt to include all currency pairs or currency programs.

     The Forex Index Program is not correlated with traditional debt and equity investments.

     A determination will be made every day whether to be long or short the currency pairs. The information most important in making this decision is deviation of price from the moving averages. Trades will be determined at a particular time during each day, and entered at a specified time on that day. It is contemplated that a long or short position will always be held in each currency pair.

     The currency pairs traded in the Forex Index Program will currently be those that make up approximately 68% of the total global currency volume as set forth in the 1995 Bank of International Settlements foreign exchange survey. Those currency pairs are as follows:

          . U.S. Dollar/Japanese Yen;
          . British Pound/Japanese Yen;
          . Euro/Japanese Yen;
          . Euro/Swiss Franc;
          . U.S. Dollar/Euro;
          . U.S. Dollar/Swiss Franc;
          . U.S. Dollar/Canadian Dollar; and
          . U.S. Dollar/British Pound.

     The Forex Index Program utilizes a static allocation among the currency pairs being traded. The allocation is generally based upon world trade flow as set forth in the 1995 survey referred to above, with netted out moving averages.

     The choice of the currency pairs and the allocation among those pairs may be changed by Quiet Systems Limited at any time. One reason Quiet Systems Limited might make a change would be to maintain correlation with global trade flows.

     Quiet Systems Limited contemplates that from between approximately 5% to 25% of an account traded in the Forex Index Program will generally be committed as margin for trading. No stops are utilized in the Forex Index Program.

     Trading in the Forex Index Program will mostly be through futures contracts on United States and foreign exchanges. Trading may some day also be done in the interbank forward markets.

     Quiet Systems Limited does not contemplate that it will ever exercise any subjective discretion in determining any trades made in the Forex Index Program.

     The Forex Index Program provides clients of Quiet Systems Limited with additional diversification options within the managed futures industry.


                          FUTURES COMMISSION MERCHANT
                          ---------------------------

     First Options of Chicago, Inc. has been selected as the initial futures commission merchant for PB I. First Options has an agreement with LBS Limited Partnership whereby LBS will execute all of the trades of PB I, but will give up all of the trades to First Options for clearing.

     First Options is a Chicago-based commodities brokerage firm whose principal business is the clearing of futures, options and securities for its customers. First Options is registered as a futures commission merchant with the Commodity Futures Trading Commission, and is also registered as a securities broker-dealer. First Options is also a member of the National Futures Association and the National Association of Securities Dealers, as well as a member of major futures and securities exchanges in the United States. First Options is also a clearing member of the Chicago Board of Trade and the Chicago Mercantile Exchange and has established facilities to handle business on all other exchanges on which PB I currently contemplates trading.

     First Options' services are limited solely to providing clearing services. First Options does not have any responsibility to, and will not, supervise the actions of Quiet Systems Limited, PB I or the general partner. First Options' agreement to clear trades for PB I does not constitute an endorsement or recommendation by First Options of PB I, the general partner, Frischmeyer Trading Corporation, Quiet Systems Limited, or Quiet Systems Limited's trading program. The same is true for LBS.

     PB I's agreements with First Options may be terminated by PB I at any time. The only written agreements that have been entered into between PB I and First Options are First Options' standard customer account agreements.

     LBS is registered as a non-clearing futures commission merchant with the Commodity Futures Trading Commission.

     PB I has not retained any introducing broker, and does not intend to do so.

     As a futures commission merchant and securities broker-dealer, First Options is involved in litigation and regulatory actions on an on-going basis. The general partner does not, however, believe that there have been any material administrative, civil or criminal actions against First Options during the 5 years before the date of this prospectus, except for the matter described in the following paragraphs.

     In January of 1994, a customer of First Options was awarded $886,000 in an NASD arbitration proceeding which had been instituted by the customer against First Options. The amount which had been sought by the customer was $5,800,000. The customer's claims against First Options related to margin calls, alleged misrepresentations and other clearing and breach of contract disputes.

     Although the above matter is material, the general partner does not believe that it is indicative of First Options' standard business practices. The general partner's belief is based upon First Options having served as the futures commission merchant for some of the limited partnerships for which Mr. Raun serves as the general partner since late 1992, and the general partner's review of public records supplied by the National Futures Association and the National Association of Securities Dealers regarding claims and actions brought against First Options. Although those records do reveal that various other actions or claims have been brought against First Options, the general partner does not believe the other actions or claims are material in number or of a material nature.

     As of the date of this prospectus, the round turn commission payable by PB I for trades cleared by First Options was fixed at $11.00. The commissions payable by PB I are divided between First Options and LBS as discussed at "Description of Charges to PB I--Allocation of Commissions" above. The brokerage commissions are subject to change at any time.

                   TRANSFERABILITY AND LIQUIDATION OF UNITS
                   ----------------------------------------

     The following is a summary of the conditions that must be met in order to transfer units and to liquidate units. You should read the limited partnership agreement for complete details of the conditions. See, in particular, Articles
                                                   ---
IV and VIII of the limited partnership agreement.

     Transfers of Units. Units cannot be assigned or transferred until the
     ------------------
assignor of the units and the assignee have delivered an assignment and assumption agreement to the general partner, and the general partner gives its written consent to the assignment. The general partner will generally give its consent if the assignment or transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of PB I. The general partner may, however, also withhold its consent if either the assignor of the units or the assignee will hold units that represent less than the $10,000 minimum initial investment in PB I. The general partner may also require the assignee of the units to pay all expenses incurred in connection with the assignment, such as attorneys' fees. Any assignment of a unit not made in compliance with the limited partnership agreement is invalid.

     The transfer or assignment of a unit will not relieve the assignor of any obligations already owed to PB I.

     The effective date of an assignment of a unit will generally be the first business day of the month which follows the date on which the general partner has given its consent to the assignment.

     An assignee of a unit only has the right to receive the share of the profits, losses, distributions and returns of capital that apply to the assigned unit. The assignee cannot vote the unit unless and until the assignee becomes a substituted limited partner, as discussed in the following paragraph.

     The assignor of a unit can direct that the assignee will be a substituted limited partner in PB I. The consent of the general partner or the limited partners is not necessary, and the assignee of a unit will automatically become a substituted limited partner unless the assignor of the unit states otherwise. In that case, the assignor can still choose to make the assignee a substituted limited partner at a later time. An assignee of a unit may also become a substituted limited partner without the approval of the assignor, if all of the other limited partners vote to allow the assignee to become a substituted limited partner. An assignee of a unit who has become a substituted limited partner has all of the rights of a limited partner with respect to the unit, including the right to vote.

     Liquidation of Units. Units can generally be liquidated on the first
     --------------------
business day of any month. In order to do so, however, a limited partner must give the general partner prior written notice. The general partner may require that the liquidation notice be received by the general partner 60 days in advance of the desired liquidation date.

     The liquidation price per unit will be the net asset value per unit as of the opening of trading on the first business day of the applicable month. Net asset value per unit means the net assets of PB I at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles, except that all organizational and offering expenses incurred by PB I prior to the effective date of its initial registration statement filed with the Securities and Exchange Commission will be amortized over a period of 5 years. The amortization of the organizational and offering expenses is required under the limited partnership agreement, and is intended to spread out those costs so limited partners are treated more fairly.

     The liquidation price will not be fixed until the first business day of the applicable month. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for liquidation and the effective date of the liquidation. That delay may be a period of up to 60 days. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading.

     The general partner will not assess any fees or charges for liquidations. The general partner may change this policy in the future.

     A limited partner will be notified within 10 days after the first business day of the applicable month of whether the limited partner's units have been liquidated. Payment for liquidated units will generally be made within 30 days after the first business day of the applicable month.

     The limited partnership agreement authorizes the general partner to refuse to liquidate units if the number of requested liquidations may be detrimental to the tax status or treatment of PB I. The general partner may also refuse a liquidation request if the remaining capital account of the limited partner will be less than the $10,000 minimum initial investment amount. The limited partnership agreement also authorizes the general partner to temporarily suspend all liquidations and to delay payment for liquidations under special circumstances. Some examples of special circumstances for this purpose include:

     . the inability to generate sufficient cash due to market illiquidity,

     . where the cash can only be generated by sustaining significant losses, and

     . defaults or delays in payments due PB I from brokers or other persons.

All units will remain at risk in the business of PB I in any of these circumstances.

     A limited partner therefore may not always be able to liquidate his or her units.

     The general partner will give each limited partner written notice in the event there is a 50% decline in the net asset value per unit over any 1 year period. The written notice will be given within 7 days of the date the 50% drawdown has occurred. If this occurs, PB I will temporarily suspend trading for a period of 30 calendar days, beginning on the date of the general partner's notice. The limited partners will be able to request liquidation of their units during that 30 day period. A liquidation in this event will be effective as of the opening of trading on the business day after the general partner receives the limited partner's liquidation request. Any requests may, however, be denied, suspended or delayed for the same reasons described in the preceding paragraphs.

     The general partner will also give each limited partner notice at least 30 days before the general partner makes any material change related to brokerage
commissions.   The limited partners will be able to request liquidation of their units during that 30 day period.

     Requests for liquidation should be transmitted to the general partner at the main business office of PB I set forth on page 1 of this prospectus.

     The general partner may require IRA or retirement plan or employee benefit plan accounts to liquidate their units if the liquidation will help PB I, the general partner or any limited partner avoid being subject to or violating any of the provisions of the Employee Retirement Income Security Act of 1974.
The general partner may make distributions to IRA or retirement plan or employee benefit accounts for the same reason.

     A limited partner who has received the return of any part of the limited partner's capital contribution through the liquidation of units or through distributions to the limited partner can be required to return that amount to PB I for a period of up to one year after the return, if needed to pay creditors who extended credit to PB I during the time the contribution was held by PB I. If the return violated the limited partnership agreement or the Iowa Uniform Limited Partnership Act, however, the limited partner can be required to return that amount to PB I for a period of up to 6 years after the return.

                              THE FUTURES MARKETS
                              -------------------

     This section is intended to give you an overview of the futures markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

     Markets.  Futures contracts are contracts usually made on an exchange which
     -------
provide for the future delivery of specified quantities and grades of various
commodities, currencies, financial instruments or other interests.   The size
and term of futures contracts are identical and are not subject to negotiation between the buyer and seller. A futures contract is satisfied either by taking or making physical delivery of an approved grade of the interest being traded or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. For example, the contractual obligation arising from the sale of one contract of December wheat may be satisfied at any time before delivery of the wheat is required by the purchase of one contract of December wheat on the same exchange. In that example, the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for brokerage commissions and other transaction costs and expenses, represents the profit or loss to the trader.

     A trader who purchases a futures contract is obligated to take delivery of the underlying interest, and is sometimes said to be "long" in the futures market. A trader who sells a futures contract is obligated to make delivery of the underlying interest, and is sometimes said to be "short" in the futures market. A trader who is long the market believes the market in the interest will go up. A trader who is short the market believes the market in the interest will go down.

     Before a trader closes out the long or short position by an offsetting sale or purchase, the outstanding contract is sometimes referred to as an "open trade" or "open position." The aggregate amount of open positions held by traders in a particular contract is sometimes referred to as the "open interest" in the contract.

     Some of the agricultural commodities for which there are futures contracts are corn, wheat, soybeans, soybean oil, soybean meal, live cattle, live hogs, pork bellies, iced broilers, sugar, cocoa and cotton. Some of the nonagricultural commodities for which there are futures contracts are copper, silver, gold, lumber, currencies, United States Treasury bills, commercial paper and mortgage-backed securities.

     The two broad classifications of persons who trade in futures contracts are "hedgers" and "speculators." Commercial interests (such as farmers) which market or process commodities and financial institutions that market or deal in interest rate sensitive instruments, foreign currencies and stock portfolios may use the futures markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations occurring in the underlying commodity. For example, a farmer may hedge against price fluctuations between the day the farmer plants the farmer's crop and the day the crop is ready for delivery. If the futures price quoted for the anticipated date of delivery will cover the farmer's costs and leave a profit deemed adequate, the farmer can sell the future "short" (i.e., become obligated to make delivery), and deliver the crop
                ----
grown on the delivery date under the futures contract. If the farmer does not want to make delivery under the futures contract, the farmer can sell the crop in the local market and close out the futures position by purchasing a futures contract.

     The usual objective of the hedger is to protect the profit which the hedger expects to earn from the hedger's general business operations, rather than to profit from the futures trading.

     The speculator's objective, on the other hand, is to make a profit from price fluctuations in futures contracts. Speculators rarely make or take delivery of the physical commodity, but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the market, it is possible to make profits or incur losses regardless of whether prices are going up or down.

     All trades made by PB I will be speculative, and not for hedging purposes. There are always two parties to a futures contract. If one party to the contract experiences a gain on the contract, the other party experiences an equal amount of loss. Accordingly, only 50% of futures contracts can experience gain at any one time, without reference to commissions and other costs of trading which will reduce and could eliminate the gain.

     Regulation. Exchanges provide centralized market facilities for trading in
     ----------
futures contracts on various commodities, currencies and other interests. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the Commodity Exchange, Inc.

     Each of the exchanges in the United States has an associated
"clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position. The parties to the trade then generally look only to the clearinghouse for performance.

     The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund is intended to act as an emergency buffer to enable the clearinghouse to attempt to meet the obligations of an insolvent clearing member's contracts. Clearinghouses also require margin deposits and continuously mark positions to market to attempt to provide some assurance that their members will be able to fulfill their contractual obligations. A central function of the clearinghouses is to attempt to support the integrity of trades, and members effecting futures transactions on an organized exchange generally do not need to worry about the solvency of the other party to the trade. An exchange and clearinghouse system is not, however, available when trading in forward contracts, as discussed at "Principal Risk Factors--PB I May Trade in Forward Contracts That are Less Regulated and Involve More Risks Than Trading on Exchanges" above.

     Trading on non-United States exchanges involves other risks, some of which arise from the fact that the Commodity Futures Trading Commission has no authority to regulate trading on foreign exchanges. The risks to trading on foreign exchanges are discussed at "Principal Risk Factors--PB I Will Trade on Foreign Exchanges That are Less Regulated Than U.S. Markets and are Subject to Risks That Don't Always Apply to U.S. Markets" above.

     Trades made on an exchange are subject to the rules of that exchange. Exchanges in the United States are given some latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The Commodity Futures Trading Commission reviews some of those rules and can disapprove or require that they be amended or modified.

     Exchanges in the United States are subject to regulation by the Commodity
Futures Trading Commission under the Commodity Exchange Act.   Under the
Commodity Exchange Act, the Commodity Futures Trading Commission is the governmental agency having primary responsibility for the regulation of exchanges and futures trading in the United States. The general function of the Commodity Futures Trading Commission is to implement the objectives of the Commodity Exchange Act of preventing price manipulation and excessive speculation and promoting orderly and efficient futures markets.

     The Commodity Futures Trading Commission and the exchanges may take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. For example, some emergency actions were taken with respect to certain stock index futures contracts following the extraordinary decline of stock prices on October 19, 1987. The excercise of emergency actions by the Commodity Futures Trading Commission or the exchanges could have a detrimental effect on PB I's trading performance.

     The Commodity Futures Trading Commission has exclusive jurisdiction to regulate the activities of commodity trading advisors and commodity pool operators.

     The general partner is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Commodity Exchange Act requires a registered commodity pool operator to make annual filings with the Commodity Futures Trading Commission and authorizes the Commodity Futures Trading Commission to require and to review the books and records of the commodity pool operator. The Commodity Exchange Act authorizes the Commodity Futures Trading Commission to suspend the registration of a commodity pool operator in various circumstances.

     Quiet Systems Limited is registered as a commodity trading advisor with the Commodity Futures Trading Commission and the Commodity Exchange Act gives the Commodity Futures Trading Commission similar authority with respect to the activities of commodity trading advisors.

     If the registration of the general partner as a commodity pool operator were terminated or suspended, the general partner would be unable to manage the business of PB I. If the registration of Quiet Systems Limited as a commodity trading advisor were terminated or suspended, Quiet Systems Limited would be unable to provide trading advice and services to PB I.

     First Options of Chicago, Inc., PB I's futures commission merchant, is also subject to regulation by the Commodity Futures Trading Commission. The Commodity Exchange Act requires all futures commission merchants to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds, account separately for all customers' funds and positions, and maintain specified books and records on customer transactions which are open to inspection by the staff of the Commodity Futures Trading Commission. The Commodity Exchange Act authorizes the Commodity Futures Trading Commission to regulate trading by futures commissions merchants and their officers and directors.

     The National Futures Association was formed pursuant to authority in the Commodity Exchange Act, and is registered with the Commodity Futures Trading Commission as a registered futures association. At the present time, the National Futures Association is the only non-exchange self-regulatory organization. The National Futures Association promulgates rules governing the conduct of various futures participants and disciplines those persons who do not comply with those rules. The National Futures Association also arbitrates disputes between members and their customers and conducts fitness screening of applicants for membership and audits of its existing members. The Commodity Futures Trading Commission has delegated to the National Futures Association responsibility for the review of disclosure documents of commodity pool operators offering private pools and of commodity trading advisors, and the registration under the Commodity Exchange Act of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The general partner, Quiet Systems Limited and First Options of Chicago, Inc. are members of the National Futures Association.

     The regulations of the Commodity Futures Trading Commission and National Futures Association prohibit any representation that registration or membership with those entities indicates that the Commodity Futures Trading Commission or the National Futures Association has approved or endorsed the person or the person's trading programs or objectives. The registrations and memberships described above must not be considered as constituting any such approval or endorsement. Also, no exchange has given or will give any such approval or endorsement.

     PB I is not registered under the Investment Company Act of 1940 and the general partner and Quiet Systems Limited are not registered under the Investment Advisors Act of 1940 or any similar state law. Any protective measures provided by any of that legislation therefore is not available to investors in the units.

     Limited partners will have the right in some circumstances to institute reparations proceedings under the Commodity Exchange Act, and the Commodity Futures Trading Commission has adopted regulations about those proceedings. The regulations provide that any person may file a complaint for a reparations award with the Commodity Futures Trading Commission for violation of the Commodity Exchange Act against a floor broker, a futures commission merchant and its associated persons, an introducing broker, a commodity trading advisor or a commodity pool operator and their respective associated persons. As discussed at "Fiduciary Responsibility of the General Partner" above, however, it may be difficult for limited partners to establish a violation of the Commodity Exchange Act, and the limited partnership agreement may limit some of the legal remedies otherwise available to the limited partners.

     Most United States exchanges limit the amount of fluctuation in the prices of futures contracts during a single trading day by regulations sometimes referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached, no trades may be made at a price beyond the limit. This creates liquidity problems because positions in the interest can then be taken or liquidated only if traders are willing to effect trades at or within the limit. Because the daily limit regulations only govern price movement for a particular trading day, the regulations do not limit losses. Futures prices have occasionally moved the daily limit for several consecutive trading days preventing prompt liquidation of futures positions on one side of the market, and causing substantial losses for those days. Daily price limits can create risks, as discussed in "Principal Risk Factors--Illiquid Markets Could Make it Impossible to Realize Profits or Limit Losses" above.

     The Commodity Futures Trading Commission and certain United States exchanges have established limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures contracts. One of the purposes of these speculative position limits is to attempt to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The Commodity Futures Trading

Commission has jurisdiction to establish position limits, and the Commodity Futures Trading Commission requires each United States exchange to submit position limits for approval by the Commodity Futures Trading Commission. Some exchanges or their clearinghouses also set limits on the total net positions that may be held by a futures commission merchant, such as First Options of Chicago, Inc. Position limits do not, however, generally apply to many currency futures contracts, and no position limits are currently in effect in forward contract trading. "Principal Risk Factors--PB I's Trading Could Be Adversely Affected by Speculative Position Limits" above provides a discussion of the potential adverse effects to PB I if position limits are triggered by Quiet Systems Limited's trading.

     Margins.  Futures contracts are customarily bought and sold on initial
     -------
margins which range upward from less than 1% of the purchase price of the contract being traded. The initial margin is the minimum amount of funds which must be deposited by the trader with the futures commission merchant in order to establish open positions in futures contracts. Because of these low margins, price fluctuations occurring in futures markets may create profits and losses which are greater, in relation to the amount invested, than are customary in other forms of investment. Leverage can also quickly lead to substantial losses, however, as discussed at "Principal Risk Factors--The High Degree of Leverage Used in Futures Trading Increases the Risk of Sudden, Major Losses" above.

     "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before the trader must deliver additional margin.

     A margin deposit is like a cash performance bond because it is intended to help assure the trader's performance of the futures contract the trader has purchased or sold.

     Margin amounts are set by the exchanges. Brokerage firms may require higher margin amounts to attempt to obtain further protection for themselves.

     Trading in forward contract markets does not currently require margin.

     Margin requirements are computed each day by a trader's futures commission merchant. When the market value of an open futures position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call will be made by the trader's futures commission merchant. Margins calls can occur frequently and the amount of a margin call can be significant. If a margin call is not met, the futures commission merchant is required to close out the trader's position.


                          FEDERAL INCOME TAX ASPECTS
                          --------------------------


     General.  In the opinion of Nyemaster, Goode, Voigts, West, Hansell &
     -------
O'Brien, P.C., the following summary of the tax consequences to United States taxpayers who are individuals is materially correct. (This discussion assumes that an investor is an individual, and not a corporation or other entity. The tax issues and analysis applicable to corporations or other entities may be different than set forth in this discussion.) Its opinion is filed as an Exhibit to the Registration Statement of which this prospectus is a part. The opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. is its best judgment of the law and published interpretations as of September 3, 1998. The opinion is not binding on the IRS or the courts. PB I has not asked for a ruling from the IRS with respect to any matter.

     PB I Tax Status.  PB I will be taxed as a partnership and will not pay
     -----------------
federal income tax. Based on the income expected to be earned by PB I, it will not be taxed as a "publicly traded" partnership.

     Taxation of Limited Partners on Profits or Losses.  Each limited partner
     -------------------------------------------------
must pay tax on his or her share of PB I's income and gains. Such share must be included each year in a limited partner's taxable income whether or not the limited partner has liquidated units or received any cash distributions. PB I provides each limited partner with an annual schedule of his or her share of tax items. PB I generally allocates these items equally to each unit.

     Loss Deductions.  A limited partner may not deduct losses or deductions in
     ---------------
excess of his or her tax basis in his or her units as of year-end. A limited partner's tax basis in his or her units is the amount paid for such units reduced by his or her share of any distributions, losses and deductions, and increased by his or her share of income and profits.

     Limited Deductibility for Certain Expenses.  Individual taxpayers are
     ------------------------------------------
subject to material limitations on their ability to deduct investment expenses and other expenses of producing income. The amount of such expenses subject to the limitation should be small as a percentage of total income. Individuals cannot deduct investment expenses in calculating alternative minimum tax.


     Mark-to-Market of Open Positions.  Section 1256 Contracts are futures,
     --------------------------------
futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of PB I's open positions will likely be Section 1256 Contracts. Section 1256 Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures are non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by PB I and will be primarily short-term gain or loss.

     Section 988 Transaction.  A Section 988 Transaction is a forward contract,
     -----------------------
futures contract, option or other similar financial instrument denominated in a currency other than the dollar. Section 988 Transaction gains or losses are separately computed from other gains or losses and are treated as ordinary income or loss rather than as capital gain. An election can be made to apply
Section 1256 to any gain or loss attributable to a forward contract, futures contract or option which is otherwise a capital asset in the hands of the taxpayer and is not part of a straddle or hedge.


     Tax on Capital Gains and Losses; Interest Income.  As described under
     ------------------------------------------------
"Mark-to-Market of Open Positions," PB I's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its
Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains, other than gains on assets held for more than 1 year but less than 18 months, at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, PB I could incur significant losses, but a limited partner will still be required to pay taxes on his or her share of PB I's interest income.

     If an individual taxpayer incurs a net capital loss for a year, the taxpayer may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carry back year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carry back year, the taxpayer may carry forward those losses indefinitely as losses on Section 1256 Contracts.

     Investment by Employee Benefit Plans and IRA's.  If you exercise
     ---------------------------------------------
discretionary authority or control over the management or disposition of an employee benefit plan's plan assets or you render investment advice for a fee, you are a plan fiduciary under the Employee Retirement Income Security Act of 1974 ("ERISA"). If you, as fiduciary, are considering investing plan assets in PB I, keep in mind ERISA's applicable fiduciary standards, including:

     . the definition of plan assets under Department of Labor regulations (see below),

     . whether the investment is subject to ERISA's diversification requirements,

     . whether the investment is prudent and whether there will be a market for sale or disposal of the units, and

     . whether the investment is in accordance with the qualified plan's governing documents.


     An investment of IRA assets in PB I generally will not be subject to ERISA's diversification and prudence requirements unless the IRA is treated as a plan established or maintained by an employer, employee organization or both.


     The Department of Labor's regulation defining "plan assets" generally provides that when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless, for purposes relevant here, equity participation by benefit plan investors is not "significant."

     Equity participation by benefit plan investors becomes "significant" if immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of equity interest in the entity is held by benefit plan investors. If benefit plan investment exceeds 25% of the value of the equity interest, the assets of PB I are treated as the assets of a plan investing in PB I.

     If the underlying assets of PB I are characterized as "plan assets," ERISA's fiduciary standards may be imposed upon PB I, the general partner, and perhaps Quiet Systems Limited. The cost and feasibility for PB I or the general partner to comply with such standards and whether application of such standards will adversely affect the performance of PB I or the general partner cannot be predicted. Additionally, if a plan asset is subject to the control and management of a person other than the plan trustee, there may be an improper delegation of the plan trustee's responsibility.

     ERISA also requires that plan assets be valued to reflect market value as of the close of each plan year. It may not be possible to adequately value the units from year to year, since there may not be a market for them and the appreciation of any properties may not be shown in the value of the units until PB I sells or otherwise disposes of its properties.


     If the underlying assets of PB I are characterized as "plan assets," the Internal Revenue Code may impose the prohibited transaction excise taxes upon the general partner and Quiet Systems Limited equal to 5% of the amount involved and 100% of the amount involved, respectively, in the prohibited transaction. Many of the transactions involving the general partner, Quiet Systems Limited, PB I and employee benefit plans will constitute prohibited transactions unless they qualify as exempt transactions. Because of the inherently factual nature of the determination, no assurance can be given that the transactions will qualify as exempt transactions. If excise taxes are imposed on the general partner and Quiet Systems Limited, significant changes in the method of operating PB I may become necessary. Such changes could result in increased costs being incurred by PB I and have an adverse effect on its performance.

     Before investing employee benefits plan assets in PB I, you should also consider that as a retirement plan, it must be taxed on unrelated business income if income from all sources exceeds $1,000 per year. Interest, as well as gains or losses from the sale, exchange or other disposition of property, including commodity futures contracts, are excluded from the computation of unrelated business income. Moreover, it appears that gains or losses on Section 1256 contracts marked-to-market at the end of the taxable year are also excluded from the computation of unrelated business income. Even though no tax may be due, a tax return (Form 990-T) must be filed for any year in which an employee benefit plan's gross unrelated business income equals or exceeds $1,000. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in PB I by a particular plan.

     Notwithstanding the exclusion of any specific type of income from unrelated business income, a tax-exempt limited partner will be taxed on its share of any income from PB I to the extent that either such limited partner's investment in PB I, or PB I's investment in the assets from which the income is derived, is debt financed. Such an investment will be debt financed if the investment is made with the use of borrowed funds, or if it is reasonably foreseeable that, as a result of such investment, future borrowing would be necessary to meet anticipated cash requirements.

     Units may not be purchased with plan assets if the general partner or Quiet Systems Limited either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.


     The foregoing discussion is general in nature and is not intended to be all-inclusive. Because the issues under ERISA and the Internal Revenue Code are complex and the potential consequences can be adverse, a fiduciary of a qualified plan considering investment in PB I should consult with its own tax or legal advisors with respect to the impact of all of the foregoing on such qualified plan.

     Any reference to the opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. received by PB I is in all events subject to all assumptions, exceptions and qualifications set forth in such opinion, and such opinion is otherwise in all events only made upon all of the terms and conditions of such opinion in the form rendered to PB I. A copy of the opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. will be provided to you upon request.


                       THE LIMITED PARTNERSHIP AGREEMENT
                       ---------------------------------

     This following is a summary of what PB I believes are some of the more significant terms and provisions of the limited partnership agreement. A copy of the limited partnership agreement is attached to this prospectus as Exhibit "A". You will need to read the limited partnership agreement for complete details of its terms and conditions.

     Nature of PB I; Liability of Limited Partners.  The liability of a limited
     ---------------------------------------------
partner for the losses, debts and obligations of PB I will be limited to the limited partner's capital contributions to PB I and the limited partner's share of any undistributed assets of PB I, except as provided in the following three paragraphs.

     A limited partner may become liable as a general partner of a limited partnership if the limited partner participates in the control of the limited partnership's business or knowingly permits the limited partner's name to be used in the name of the limited partnership. PB I is structured to attempt to avoid any limited partner from participating in the control of PB I's business. The exercise of any rights of the limited partners set forth in the limited partnership agreement will not cause any limited partner to participate in the control of PB I's business for this purpose.

     As discussed in "Transferability and Liquidation of Units" above, a limited partner who has received the return of any part of his or her capital contribution can be required to return the contribution to PB I for up to one year after the return if necessary to pay creditors who extended credit to PB I during the period the contribution was held by PB I. If the capital contribution was returned to the limited partner in violation of PB I's limited partnership agreement or the Iowa Uniform Limited Partnership Act, however, the limited partner can be required to return the contribution to PB I for up to six years after the return.

     If the certificate of limited partnership or a certificate of amendment or cancellation of a limited partnership contains a false statement, a person who incurs a loss by relying on the statement may recover damages from a limited partner who knew the statement to be false at the time the certificate was executed. The general partner will exercise its best efforts to assure that this circumstance does not occur.


     The general partner will be liable for all obligations of PB I which PB I is not able to pay or satisfy. The general partner will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

     Units.  Interests in PB I are evidenced by units.  Units which are issued
     -----
to limited partners will be fully paid and nonassessable.

     Management of PB I's Affairs.  The limited partners will not take part in
     ----------------------------
the management or operation of the business or property of PB I and will have no voice in the operations of PB I. Any participation by the limited partners in the management of PB I will jeopardize their limited liability, as discussed in "The Limited Partnership Agreement--Nature of PB I; Liability of the Limited Partners" above. Accordingly, under the limited partnership agreement, responsibility for managing PB I and its business is vested solely in the general partner. See Sections 5.01 and 5.02 of the limited partnership
                         ---
agreement.

     The general partner may make certain limited amendments to the limited partnership agreement without the vote or consent of the limited partners. See
                                                                            ---
Section 11.02 of the limited partnership agreement.


     Any material change in PB I's basic investment policies or structure will, however, require the prior written consent or vote of the limited partners who hold at least a majority of the total number of outstanding units. PB I's "basic investment policies" for this purpose are only that:

     . it will not make any loans to the general partner or any other person,

     .   it will not engage in pyramiding, and

     .   it will not permit churning of its assets.


Pyramiding generally means using an unrealized profit in an open position to provide margin for additional futures contracts. Churning generally means excessive trading of PB I's account. The limited partnership agreement provides that changes in trading advisors or futures commission merchants or in the trading methods utilized by any trading advisor or in the types of contracts or interests traded by PB I will not constitute a material change for this purpose.

     The limited partners who hold at least a majority of the outstanding units may vote to:


     . amend the limited partnership agreement and PB I's certificate of limited partnership,

     .   remove the general partner and elect a new general partner(s), and

     . cancel any contract with the general partner without penalty upon 60 days prior written notice.

Any amendment to the limited partnership agreement by the limited partners which modifies the compensation of the general partner or which affects its duties or obligations or its rights or protections will, however, need the consent of the general partner. If the limited partners vote to remove the general partner, the general partner will be entitled to liquidate its units.


     Each limited partner shall be entitled to 1 vote for each outstanding whole unit owned by the limited partner, and to a fractional vote in an amount equal to any fractional unit owned by the limited partner. The limited partnership agreement provides that the vote of the limited partners who hold a majority of the outstanding units is generally necessary for the limited partners to approve or take any action submitted to a vote of the limited partners. A unanimous vote of the limited partners is, however, required to cause an assignee of units to become a substituted limited partner over the objections of the assignor, and in order to carry on the business of PB I after the withdrawal of all of the general partners of PB I. The latter issue is discussed in "The Limited Partnership Agreement--Termination and Dissolution of PB I" below.

     The limited partners will appoint the general partner their attorney-in-fact by executing the power of attorney which is included as part of the subscription agreement that is required to purchase units. The limited partners also grant the general partner the power of attorney set forth in Section 12.03 of the limited partnership agreement. The documents that may be executed by the general partner on behalf of the limited partners under the powers of attorney include amendments to the certificate of limited partnership and the limited partnership agreement.

     Resignation or Withdrawal of General Partner.  The limited partnership
     --------------------------------------------
agreement provides that the general partner may resign if the general partner can obtain the approval of the limited partners who hold at least a majority of the outstanding units, and if the general partner can provide a successor general partner satisfactory to those limited partners.


     The general partner may also resign by giving at least 120 days prior written notice to the limited partners. There is therefore no assurance of the general partner's continued service to PB I. This creates a risk for investors, as described in "Principal Risk Factors--The General Partner May Resign at Any Time, Which Could Result in the Need to Terminate PB I" above.

     Admission of Other General Partners.  Any other individual or entity may be
     -----------------------------------
admitted as an additional general partner with the consent of the limited partners who hold at least a majority of the outstanding units. Any additional general partner will be permitted to continue and carry on the business of PB I following the withdrawal of any other general partner.

     Additional Offerings.  The general partner may terminate this offering at
     --------------------
any time. The general partner may also make additional public or private offerings of units. There is no maximum aggregate amount of units which may be sold by PB I.

     No limited partner shall have any preemptive or other right to acquire any additional units.

     The general partner can accept additional capital contributions from existing limited partners. Additional capital contributions from existing limited partners can be in any amount, and will be effective as of the opening of trading on the first business day of the month next following the date of the general partner's acceptance of the capital contribution.


     Partnership Accounting.  Each limited partner will have a capital
     ----------------------
account. It will be credited with the amount of the limited partner's capital contributions, and the limited partner's proportionate share of PB I's income or gains. The capital account will be debited with the limited partner's proportionate share of PB I's deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

     Profits and losses for each fiscal year will be allocated among the limited partners pro rata based upon the number of units held by the limited partners.

     Distributions.  PB I is not required to make any distributions, and
     -------------
distributions will be made only as determined by the general partner, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon the number of units held by the limited partners.

     Upon liquidation of PB I, the remaining assets of PB I will be distributed to the limited partners in the proportion that the capital account of each limited partner bears to the total capital accounts of all limited partners. If those distributions are not enough to return the full amount of a limited partner's capital contribution, the limited partner will not have recourse against any other limited partner.

     Federal Tax Allocations.  At the end of each fiscal year, PB I's realized
     -----------------------
capital gain or loss and ordinary income or loss will be allocated among the limited partners. The allocations will be made after having given effect to the fees payable by PB I. Each limited partner's share of such items will need to be included in the limited partner's personal income tax return.

     Transfer and Liquidation of Units.  A description of a limited partner's
     ---------------------------------
ability to transfer units and liquidate units is set forth in "Transferability and Liquidation of Units" above.

     Termination and Dissolution of PB I.  PB I will be terminated on
     -----------------------------------
December 31, 2050. PB I may also be terminated and dissolved before that time if any of the events set out in the following paragraphs occurs.

     PB I will be terminated upon the occurrence of any event specified under the Iowa Uniform Limited Partnership Act as causing the dissolution of an Iowa limited partnership. The events which could cause a dissolution of PB I under the Iowa Uniform Limited Partnership Act are as follows:

     .   if PB I ceased to have any limited partners,

     . if all of the limited partners consented in writing to the dissolution of PB I,

     . if PB I is judicially dissolved, which could occur if a court determines that it is not reasonably practical to carry on PB I's business in accordance with the limited partnership agreement, or

     . if PB I is dissolved by the Iowa Secretary of State because PB I does not have a registered agent or registered office in Iowa for 60 days or more or PB I does not notify the Iowa Secretary of State within 60 days that its registered agent or registered office has been changed, that its registered agent has resigned, or that its registered office has been discontinued.

The general partner will exercise its best efforts to assure that none of the above events occur.


     PB I may be dissolved at any time by the general partner, in the general partner's sole discretion.

     PB I will also be dissolved if the general partner withdraws or ceases to be the general partner, unless there is then at least one other general partner who is willing to continue PB I's business, or unless the limited partners unanimously elect to carry on PB I's business and elect a new general partner within 90 days of the general partner's withdrawal. This procedure is provided for in Sections 9.01(a)(iii) and 9.03 of the limited partnership agreement. As discussed in "Admission of Other General Partners" above, the limited partnership agreement provides that any new or additional general partners will have the authority to carry on the business of PB I following the withdrawal of any other general partner.

     PB I may also be dissolved by the vote of the limited partners who hold at least a majority of the outstanding units.

     Meetings.  No regular meetings of PB I will be held.  A meeting of the
     --------
limited partners may, however, be called by the general partner at any time and for any purpose.

     The general partner will call a meeting within 15 days after the general partner receives a written request for a meeting which sets forth the purpose of the meeting and is signed by limited partners who own at least 10% of the outstanding units.


     The general partner will give written notice of any meeting and the purpose of the meeting to all limited partners. All meetings will be held at a reasonable time and place on a date no less than 30 nor more than 60 days after the date of the general partner's written notice of the meeting. The principal office of PB I will be a reasonable place to hold a meeting.

     Reports to Limited Partners.  PB I's books and records are maintained at
     ---------------------------
the offices of Schoenauer & Co., P.C., 328 Main Street, Ames, Iowa 50010.


     PB I will provide limited partners with monthly statements of account, in the form required by the regulations of the Commodity Futures Trading Commission. PB I will also provide limited partners with an annual report containing financial statements. The annual financial statements will be certified by independent certified public accountants. The limited partners will also receive information necessary for the preparation of their annual federal income tax returns by not later than March 15 of each year.


     PB I will also be subject to the informational requirements of the Securities Exchange Act of 1934 for at least as long as PB I's registration statement with the Securities and Exchange Commission is effective. PB I will accordingly provide the limited partners with the information required under the Exchange Act during at least that period of time, which will include quarterly reports on Form 10-QSB and annual reports on Form 10-KSB.


     Limited partners or their duly authorized representatives may inspect and copy (at their cost) PB I's books and records during normal business hours upon reasonable written notice to the general partner.


     As indicated above, PB I is currently subject to the informational requirements of the Securities Exchange Act, and PB I will accordingly file periodic reports and other information with the Securities and Exchange Commission. Copies of those reports and other information can be obtained from the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a Web site, and documents which are filed by PB I with the Commission may also be inspected at that Web site at http://www.sec.gov.


     PB I has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 regarding the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. The registration statement may be inspected and copied at prescribed rates at the offices of the Securities and Exchange Commission referred to above.

                              PLAN OF DISTRIBUTION
                              --------------------

     The units are being offered and sold only by the underwriter, Vacation Investors, Inc. The units are being offered on a best efforts basis. The underwriter has not committed to purchase any unsold units.

     PB I will not pay any underwriting or selling commission or other fee to the underwriter. The underwriter will receive compensation for its sales efforts, however, from the general partner.

     The compensation payable to the underwriter by the general partner is a fee of a potential maximum amount of 5.625% of the subscriptions which have been collected by PB I.

The fee is payable in three equal installments. The first installment is payable within 10 business days of the close of the month in which the subscription was collected by PB I. The second and third installments are payable on the 2 and 3 year anniversaries of the date the subscription was effective as a capital contribution to PB I, which will be the first business day of a month. The second and third installments will not be payable, however, if the limited partner who contributed the subscription has caused the limited partner's capital account to fall below the amount of the subscription through liquidations of units by the limited partner. Adjustments will be made to the limited partner's capital account for this purpose to take away the effect of reductions to the limited partner's capital account caused by distributions made to the limited partner or by any trading losses that have been allocated to the limited partner's capital account.

     If a limited partner contributes subscriptions in different months, the underwriter's fee will be calculated and payable separately based on each subscription. If the limited partner later liquidates units, the amount of the liquidation proceeds will be applied pro rata against the subscriptions for purposes of determining whether the second and third installments of the fee are payable.

     The underwriter will not receive any further fees from the general partner after the date of the termination of the sales agreement between PB I, the general partner and the underwriter.

     The general partner may also pay some of the costs and expenses of the underwriter, subject to certain maximum limitations set forth in the sales agreement.



     The underwriter is an Iowa corporation which was incorporated on April 15, 1994. The underwriter's registration as a fully disclosed broker dealer with the Securities and Exchange Commission became effective on May 11, 1994, and the underwriter became a member of the National Association of Securities Dealers on July 21, 1994. Mr. Raun is the sole shareholder, director and officer of the underwriter. Mr. Raun is also a registered representative and the general securities principal and financial and operations principal of the underwriter. As of the date of this prospectus, the underwriter had 6 registered representatives.


     The principal business of the underwriter as of the date of this prospectus was the offering of the units of PB I and the units of limited partnership interest in Portfolio Boost II, L.P. and Portfolio Boost III, L.P. The underwriter may also participate in the offering of other pools sponsored by the general partner or by others. The underwriter also offers general brokerage services to the public.

     The underwriter's prior experience in public offerings is limited to the underwriter's offering of units of limited partnership interest in CBC-RT. CBC-RT is another Iowa limited partnership for which the general partner serves as the general partner. CBC-RT is closed to new investors, but it previously offered its units of limited partnership interest pursuant to Regulation A under the federal Securities Act of 1933. Mr. Raun was the only registered representative of the underwriter who participated in CBC-RT's offerings. The underwriter has also offered units of limited partnership interest in one other Iowa limited partnership. The offering of that limited partnership was pursuant to Rule 504 under federal Securities Act of 1933, and the only registered representative of the underwriter participating in that offering was the individual who serves as the general partner of that limited partnership. That limited partnership was closed to new investors as of the date of this prospectus. The underwriter therefore has limited experience in public offerings.

     Mr. Raun has participated in offering units of limited partnership interest in the limited partnerships for which he serves as the general partner on an individual basis. All of those offerings were, however, pursuant to exemptions from registration available at the federal and state levels.

     Units are initially offered for sale at fixed value of $1,000 per unit. The $1,000 amount was arbitrarily set by the general partner. It was not based on past or expected earnings and does not represent that the units have or will have a market value of or can be resold or liquidated at that price.

     PB I may commence trading after it has sold 500 units. After PB I has commenced trading, units will be offered at the net asset value per unit as of the opening of trading on the effective date of the purchase. The effective date of a purchase will be the first business day of the month that follows the date on which the general partner accepts a subscription agreement and the capital contribution from the limited partner. The organizational and offering expenses incurred by PB I prior to the effective date of its initial registration statement filed with the Securities and Exchange Commission are amortized over a period of 5 years for purposes of calculating the net asset value per unit.

    Funds from subscriptions accepted prior to the sale of 500 units will be deposited and held in an escrow account at First American Bank, Fort Dodge, Iowa, until 500 units have been sold. The escrow agreement requires PB I and the underwriter to transmit all monies received from subscribers during the escrow period to First American Bank by at least 12:00 noon of the next business day. First American Bank will receive an aggregate fee of the greater of (a) $300.00; or (b) an amount determined by multiplying the total number of checks received and issued by First American Bank, by $5.00.

     Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance.

     If 500 units are not sold before October 28, 1999, this offering will
terminate.   If that happens, all amounts paid by a subscriber will be returned to the subscriber within 10 business days of October 28, 1999, along with the subscriber's pro rata share of all interest earned on subscriptions deposited in the escrow account. Any units which are purchased by the general partner or Mr. Raun will not be counted in determining whether the 500 units required to break escrow have been sold.

     The sale of the 500 units should not be relied upon as any indication of the merits of this offering because the required sale of those units is not intended to protect investors or to show PB I is a good or safe investment.

     The escrowed funds will be released for use by PB I on the first business day after the 500 units have been sold. If PB I breaks escrow, this offering will continue until the earlier of such time as all of the units offered hereby have been sold, or this offering is terminated by the general partner, in its sole discretion. All subscriptions accepted by the general partner after the breaking of escrow will be immediately available for use in PB I's business.

     The underwriter will maintain a web site at www.vacationinvestors.com. The web site contains information regarding this offering.


                             SUBSCRIPTION PROCEDURE
                             ----------------------

     In order to purchase units, you will need to execute a copy of the subscription agreement that is attached to this prospectus as part of Exhibit "B," and deliver the executed subscription agreement and the full purchase price for the units subscribed for to the general partner. You will also need to return an executed acknowledgment of receipt of this prospectus, and a completed and executed suitability standards requirement form. Those documents are also attached to this prospectus as part of Exhibit "B".

     The minimum subscription is $10,000 for first time investors. Subsequent investments by existing limited partners may be in any amount as the general partner may accept.

     Unless you are from California, in order to purchase units, you must have at least either:

     a.   a minimum net worth of $150,000, or

     b. a minimum annual gross income of $45,000 and a minimum net worth of $45,000.

If you are a resident of California or an entity with its principal place of business in California, you must have at least either:

     a. a minimum net worth of $250,000, or

     b. a minimum annual gross income of $65,000 and a minimum net worth of $100,000.

Your net worth for these purposes must be determined exclusive of your home, home furnishings and automobiles. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units.

     The subscription agreement includes a representation and warranty that the subscriber meets the above suitability standards. The subscription agreement also contains various other representations, warranties, agreements, and acknowledgments, and you should therefore carefully review the subscription agreement. You will also be required by the subscription agreement to agree to indemnify PB I, the general partner, the underwriter and their affiliates and agents against all losses, liabilities, damages, costs or expenses (including court costs, arbitration costs and reasonable attorneys' fees) which are incurred by any of them because of any breach or default by you of your subscription agreement.

     The total purchase price for the units must be paid at the time of executing the subscription agreement. The purchase price must be paid in cash or its equivalent.

     All subscriptions are irrevocable, except only as may be provided by the securities laws of your state. The general partner has the right, however, to totally or partially reject any subscription for units. The general partner may require you to provide additional information and documentation.

     PB I will issue fractional units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for units.

     The general partner will try to deposit checks received from subscribers after the release of funds from escrow promptly following the acceptance of the subscription agreement. IRA investments may be effective as of the first business day of the month even though funds have not been received if the check and the IRA trustee's executed signature page to the subscription agreement are received by the 20th of the month.

     All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

     You will not deposit funds directly with First Options of Chicago, Inc.


                                 VACATION AWARD
                                 --------------

     The general partner will provide one of the following vacation awards (generally, an "Award") to each limited partner who meets the qualifications set forth below at any time prior to February 1, 2002. All of the Awards will be provided at the general partner's cost, and not with funds of PB I.

     Bronze Award.  The general partner will provide each qualifying limited
     ------------
partner with a "Bronze Award." The Bronze Award includes: (a) one nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico, and (b) a $100 Hyatt spending allowance.

     In order to qualify for the Bronze Award, a limited partner must (a) be a limited partner in at least three limited partnerships for which the general partner serves as the commodity pool operator, and (b) have made a combined capital contribution of $20,000 or more to such limited partnerships and have maintained that capital contribution (adjusted only for liquidations by the limited partner) for a consecutive period of 12 full months. Further requirements and conditions are set forth below in "Award Conditions, Restrictions and Procedures."

     Silver Award.  The general partner will provide each qualifying limited
     ------------
partner with a "Silver Award." The Silver Award includes: (a) two nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico; and (b) a $100 Hyatt spending allowance.

     In order to qualify for the Silver Award, a limited partner must (a) be a limited partner in at least three limited partnerships for which the general partner serves as the commodity pool operator; and (b) have made a combined capital contribution of $50,000 or more to such limited partnerships and have maintained that capital contribution (adjusted only for liquidations by the limited partner) for a consecutive period of 12 full months. Further requirements and conditions are set forth below in "Award Conditions, Restrictions and Procedures."

     Gold Award.  The general partner will provide each qualifying limited
     ----------
partner with a "Gold Award." The Gold Award includes either: (a) two nontransferable round trip airfare tickets on a group trip to a four or five star hotel or resort located outside of the continental United States; and (b) 2 nights lodging at such location (the "group trip"); or at the qualifying limited
                                                    --
partner's option: (c) 3 nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico, and (d) a $300 Hyatt spending allowance (the "land option").

     A dinner meeting will be provided to the limited partners participating in the group trip option of the Gold Award. The cost of the dinner meeting will be borne by the applicable limited partnerships as is discussed in "Award Conditions, Restrictions and Procedures" below.

     In order to qualify for the Gold Award, a limited partner must (a) be a limited partner in at least three limited partnerships for which the general partner serves as the commodity pool operator; and (b) have made a combined capital contribution of $100,000 or more to such limited partnerships and have maintained that capital contribution (adjusted only for liquidations by the limited partner) for a consecutive period of at least 12 full months. Further requirements and conditions are set forth below in "Award Conditions, Restrictions and Procedures."

     Platinum Award.  The general partner will provide each qualifying limited
     --------------
partner with a "Platinum Award." The Platinum Award includes either: (a) two nontransferable round trip airfare tickets on a group trip to a four or five star hotel or resort located outside of the continental United States; and (b) five nights lodging at such location (the "group trip"); or at the qualifying
                                                         --
limited partner's option: (c) 7 nights lodging in any Hyatt Hotel or Resort located in the United States, the Caribbean, Canada or Mexico; and (d) a $700 Hyatt spending allowance (the "land option").

     A dinner meeting will be provided to the limited partners participating in the group trip option of the Platinum Award. The cost of the dinner meeting will be borne by the applicable limited partnerships as is discussed in "Award Conditions, Restrictions and Procedures" below.

     In order to qualify for the Platinum Award, a limited partner must (a) be a limited partner in at least three limited partnerships for which the general partner serves as the commodity pool operator; and (b) have made a combined capital contribution of $250,000 or more to such limited partnerships and have maintained that capital contribution (adjusted only for liquidations by the limited partner) for a consecutive period of at least 12 full months. Further requirements and conditions are set forth below in "Award Conditions, Restrictions and Procedures."

     Award Conditions, Restrictions and Procedures.  Accounts held in more than
     ---------------------------------------------
one name are only entitled to one Award, regardless of the number of owners of or persons named on the account. Limited partners with separate accounts and residing in the same household may, however, combine their capital contributions for purposes of qualifying for the Awards.

     The general partner will give a written notice to each limited partner who qualifies for any Award within 30 days of the date the limited partner qualifies for the Award.

     A limited partner who has qualified for the Bronze Award or the Silver Award or who has selected the land option for the Gold Award or Platinum Award will have 12 months from the date of the general partner's qualification notice to utilize the Award. The limited partner must provide the general partner with written notice of the desired Hyatt location and the dates at that location.
The limited partner will be provided with a certificate for use at the Hyatt location selected by the limited partner. Once the certificate has been issued, all risk of loss for the certificate passes to the limited partner. If a limited partner has not utilized the Award within 12 months of the date of the general partner's qualification notice to the limited partner, the limited partner will be deemed to have waived the Award. All other costs and expenses of the limited partner will be borne by the limited partner, such as airfare or other travel costs, meals, entertainment and lodging at the chosen location beyond the nights payable by the general partner.

     The dates and location of the group trip option for the Gold Award and the Platinum Award will be selected by the general partner. The general partner will give each qualifying limited partner a written notice (the "trip notice") of such dates and location at least 6 months prior to the date of the group trip. A qualifying limited partner who desires to use the land option as provided above must give the general partner written notice within 30 days of the date of the general partner's trip notice. A limited partner selecting the land option will not be allowed to change back to the group trip. A limited partner who wants to utilize the group trip option must confirm dates and departure airport no less than 120 days in advance of the departure date. Any penalties due to changes by the limited partner will be the limited partner's responsibility. If the general partner has not received written confirmation from a qualifying limited partner within 120 days in advance of the departure date for the group trip, the limited partner shall be deemed to have waived the Award. The limited partnerships in which the qualifying limited partner is a limited partner shall provide, at the limited partnerships' cost, one dinner meeting on the first night of each group trip. The cost of the dinner meeting will be borne proportionately by the limited partnerships in question, based upon the capital contributions of the qualifying limited partner. Except for the dinner meeting on the group trip option of the Gold Award and the Platinum Award, all other costs and expenses of a qualifying limited partner will be borne by the limited partner, such as transportation costs to the departure airport selected by the limited partner, meals, entertainment and lodging at the chosen location beyond the nights payable by the general partner.

     Once a trip has been scheduled and booked, it will only be rescheduled due to weather or other difficulties or problems in the sole discretion of the general partner.

     The general partner will provide the appropriate Award to a limited partner for each 12 month period that the limited partner otherwise meets the qualifications set forth above. As of the date of this prospectus, a limited partner could therefore have the possibility of qualifying for up to a maximum of 3 awards.

     The rooms that will be provided at the location of each Award will be double occupancy rooms on any night of the week or weekend, subject to availability. All Hyatt spending allowances can only be utilized for purchases at the Hyatt location and are only valid for use during the dates of the trip. They are not convertible into cash.

     Except for PB I's proportionate cost of the dinner meeting to be provided in the group trip option of the Gold Award and the Platinum Award, the Awards will not affect the value of the units because the cost and expense of the Awards will be paid by the general partner. You should note, however, that PB I will not receive any direct benefits for its payment for the dinner meetings for any qualifying limited partners.

     No compensation or reimbursement will be paid to any limited partner who fails or determines not to utilize any Award.

     No limited partner will be entitled or allowed to utilize more than one Award in any given 12 month period. For example, a Gold Award qualifier is not entitled to take advantage of the Gold, Silver, and the Bronze Award, and a Silver Award qualifier is not entitled to take advantage of both the Silver and Bronze Awards, etc.

     You should also review "Principal Risk Factors--You May Not Be Able to Use a Vacation Award Even if You Have Qualified For One" above for certain risks applicable to the Awards.

     As indicated above, the general partner has only committed to provide the Awards to limited partners who qualify for the Awards prior to February 1, 2002. No promise or representation is made that the general partner will offer the same or similar awards or any other trip or incentive of any nature at any subsequent time. The Awards may have tax consequences for you. For example, it is likely that the value of the Awards will be treated as income. Accordingly, you should consult with your own legal, tax and other professional advisors as to the possible tax consequences of the Awards.


                                 LEGAL OPINION
                                 -------------

     The legality of the units being offered hereby will be passed upon for PB I by Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., 700 Walnut, Suite 1600, Des Moines, Iowa 50309. Attorneys with Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. may hold units in PB I.

                                    EXPERTS
                                    -------

     The balance sheets as of September 30, 1998 of PB I and of the general partner included in this prospectus at Exhibit C and Exhibit D have each been audited by Roth & Company, P.C., independent auditors, as stated in their reports appearing therein. The balance sheets have been included in this prospectus in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  APPENDIX 1

                     Supplemental Performance Information

The performance information presented in this Appendix 1 is hypothetical performance information. As such, you should be aware of the following:

Hypothetical performance results have many inherent limitations, some of which are described below. No representation is being made that any account will or is likely to achieve profits or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular trading program.

One of the limitations of hypothetical performance results is that they are generally prepared with the benefit of hindsight. In addition, hypothetical trading does not involve financial risk, and no hypothetical trading record can completely account for the impact of financial risk in actual trading. For example, the ability to withstand losses or to adhere to a particular trading program in spite of trading losses are material points which can also adversely affect actual trading results. There are numerous other factors related to the markets in general or to the implementation of any specific trading program which cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results.


PB I's trading advisor has had no experience in trading actual accounts for itself or for customers. Because there are no actual trading results to compare to the hypothetical performance results, you should be particularly wary of placing undue reliance on these hypothetical performance results.

Further, past performance is in no event necessarily indicative of future results.

PB I is a single advisor pool that does not have a guarantee feature. The following capsules show hypothetical performance information for PB I since an assumed inception of trading by PB I on January 1, 1981, and year-to-date (through November 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      Percentage Rate of Return*
      For the Most Recent Five Calendar Years and Year-to-Date
       (Annual results computed on a compounded monthly basis)
--------------------------------------------------------------------
Month        1993      1994      1995     1996     1997     1998 YTD
--------------------------------------------------------------------
Jan           2.4%      2.0%      3.0%     8.8%    11.0%        (3.4%)
--------------------------------------------------------------------
Feb           6.3%      2.2%      6.5%    (7.2%)   (0.1%)       (2.3%)
--------------------------------------------------------------------
Mar          (1.1%)    (2.0%)    19.3%     5.0%     3.7%         5.4%
--------------------------------------------------------------------
Apr          11.0%      3.3%     16.9%     4.2%     3.3%        (2.4%)
--------------------------------------------------------------------
May          (3.3%)     0.5%     15.4%     4.9%    (1.8%)        5.7%
--------------------------------------------------------------------
Jun          (7.5%)     4.4%     (5.5%)    3.3%    (2.3%)        4.0%
--------------------------------------------------------------------
Jul           3.3%      2.1%      8.6%    (1.2%)   14.5%         2.4%
--------------------------------------------------------------------
Aug           2.5%     (1.5%)     4.3%    (3.3%)   (6.6%)       10.3%
--------------------------------------------------------------------
Sep           3.3%     (2.6%)     4.0%     4.3%     0.3%         3.4%
--------------------------------------------------------------------
Oct          (2.5%)    (4.3%)     3.9%     8.6%     0.2%         2.9%
--------------------------------------------------------------------
Nov          (1.1%)     3.4%      0.3%    (0.4%)    1.4%         5.5%
--------------------------------------------------------------------
Dec           3.4%      1.3%      4.0%    (1.1%)    6.4%
--------------------------------------------------------------------
Year         16.5%      8.8%    112.4%    27.7%    32.1%        35.4%
--------------------------------------------------------------------

                                     Percentage Rate of Return*
                     Since Assumed Inception of Trading through December, 1992
                      (Annual results computed on a compounded monthly basis)
-----------------------------------------------------------------------------------------------------
Mo.     1981    1982    1983    1984    1985    1986    1987    1988    1989    1990    1991     1992
-----------------------------------------------------------------------------------------------------
Jan      3.6%    2.1%    1.0%    4.3%    6.0%   (4.2%)   8.2%    2.4%    9.4%    1.9%    0.4%   (10.3%)
-----------------------------------------------------------------------------------------------------
Feb      4.7%    5.1%    2.2%    0.1%    5.4%   16.8%    0.1%   (0.6%)   3.8%    2.2%   (1.6%)    0.6%
-----------------------------------------------------------------------------------------------------
Mar      1.7%    1.4%   (2.7%)   0.6%   (0.3%)  12.8%    2.7%   (1.5%)   2.1%    5.4%    7.3%     1.2%
-----------------------------------------------------------------------------------------------------
Apr      2.8%    0.2%    3.4%    1.0%    8.3%   (4.3%)   9.4%   (5.6%)   0.6%    1.5%   (1.9%)   (1.8%)
-----------------------------------------------------------------------------------------------------
May      2.9%    2.1%   (1.1%)   5.3%    9.1%   (4.0%)   1.9%    4.4%   12.6%   (3.4%)   0.7%     7.4%
-----------------------------------------------------------------------------------------------------
Jun      1.2%    7.1%   (3.6%)  (3.0%)  (2.2%)  (0.7%)   2.4%    7.0%    2.0%    2.6%   (3.2%)    6.8%
-----------------------------------------------------------------------------------------------------
Jul      2.7%   (1.0%)   1.6%    4.7%    4.6%    9.8%    8.5%    6.5%    0.9%    7.8%   (0.4%)   13.7%
-----------------------------------------------------------------------------------------------------
Aug      2.1%   17.4%   (3.7%)   3.6%    0.8%    5.3%    0.3%   (0.3%)  (4.2%)   1.0%    4.4%     8.0%
-----------------------------------------------------------------------------------------------------
Sep      2.4%    4.6%    4.0%   (1.4%)  (3.8%)  (6.0%)  (1.1%)  (0.1%)  (6.1%)  11.5%    8.0%    (0.8%)
-----------------------------------------------------------------------------------------------------
Oct      3.3%   16.4%   (0.1%)  10.4%   (0.5%)   1.4%    5.0%    6.3%   (1.1%)  33.3%    1.1%     1.4%
-----------------------------------------------------------------------------------------------------
Nov     (1.1%)  (1.6%)  (1.9%)   2.5%    2.9%   (1.4%)  11.4%    0.5%    1.4%   (0.1%)   2.7%     7.5%
-----------------------------------------------------------------------------------------------------
Dec     (4.0%)   7.5%    0.6%    4.2%    0.6%   (1.8%)   9.3%    2.6%    3.1%    1.9%   12.6%    (4.0%)
-----------------------------------------------------------------------------------------------------
Year    24.5%   78.1%   (0.6%)  36.5%   34.3%   22.8%   74.7%   22.8%   25.7%   81.8%   32.8%    31.3%
-----------------------------------------------------------------------------------------------------


Name of Pool: Portfolio Boost I, L.P.
Type of Pool: Publicly Offered
Assumed Date of Inception of Trading: January 1, 1981

Assumed Aggregate Gross Capital Subscriptions to the Pool (as of November 30,
 1998): $1,500,000
Pool's Net Asset Value (as of November 30, 1998): $390,608,416
Largest Monthly Draw-Down**

     During the Most Recent Five Calendar Years and Year-to-Date (through
          November 30, 1998): 6-93/7.5% of Net Asset Value ***

     From Assumed Inception of Trading and Year-to-Date (through November 30,
       1998): 1-92/10.3% of Net Asset Value

Worst Peak-to-Valley Draw-Down****

     During the Most Recent Five Calendar Years and Year-to-Date (through
       November 30, 1998): 5-93 to 6-93/10.6% of Net Asset Value

     From Assumed Inception of Trading and Year-to-Date (through November 30,
       1998): 8-89 to 10-89/11.0% of Net Asset Value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

** "Draw-Down" is defined by applicable Commodity Futures Trading Commission regulations to mean losses experienced by a pool or account over the specified period.

*** "Net Asset Value" means total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each open position accounted for at fair market value.

**** "Worst Peak-to-Valley Draw-Down" is defined by applicable Commodity Futures
     Trading Commission regulations to mean the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account, or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


Assumptions to supplemental performance information:
----------------------------------------------------
1. $1,500,000 in capital was contributed as of 1/1/81 and no additional capital contributions were made during the entire period shown above.
2. No withdrawals or distributions were made during the entire period shown above.
3. Brokerage commissions of $11.00, National Futures Association and exchange fees of $3.50 and slippage of $75 per contract were included in the costs. These rates are consistent with current industry standards. Slippage is calculated due to the fact that the trades were done on a hypothetical basis and not in real market situations.
4. Interest income will be earned on the trading account of PB I. For purposes of the above calculations, a 5% per annum interest rate was used. Actual interest earnings would have been higher during the period shown. However, to maintain a conservative reporting process, the 5% rate was used.
5. The management fee and incentive fee payable to the general partner as set forth in the prospectus were both utilized for purposes of the above calculations. See the Section of the prospectus entitled "Description of Charges to PB I."
6. The quantitative, non-discretionary, systematic approach of Quiet Systems Limited was applied to actual market data for the periods indicated in order to determine trading results.
7.   All amounts displayed are in U. S. Dollar denominations

You should carefully review the disclosures on the cover page to this Appendix 1 regarding the many limitations which are inherent in hypothetical performance information.

                                   Exhibit A

                         Limited Partnership Agreement

                            PORTFOLIO BOOST I, L.P.
                         LIMITED PARTNERSHIP AGREEMENT

    THIS LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made as of the date set forth on the signature page hereof by and among Portfolio Boost, L.L.C. (the "General Partner"), as general partner of Portfolio Boost I, L.P. (the "Partnership"); the person designated on the signature page hereto as the initial limited partner (the "Initial Limited Partner"); and the persons who may hereafter become limited partners of the Partnership (collectively, the "Limited Partners"). The General Partner and the Limited Partners are at times collectively referred to herein as the "Partners".

                         ARTICLE I: General Provisions

    1.01   Formation of Partnership.  The Partnership is hereby formed by the
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General Partner and the Initial Limited Partner under the provisions of the Iowa
Uniform Limited Partnership Act, Chapter 487 of the Code of Iowa, as amended and as may be amended from time to time (the "Act"). The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement. The Initial Limited Partner's contribution of $1,000 will be refunded upon admission of the first Limited Partner acquiring a Unit (as that term is defined in Section 1.11 below), and the Initial Limited Partner will thereupon withdraw from the Partnership. The Initial Limited
Partner may, however, purchase Units in the Partnership.

    1.02   Certificate of Limited Partnership.  The General Partner shall
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execute a Certificate of Limited Partnership for the Partnership (the
"Certificate") and file the Certificate in the Iowa Secretary of State's office, and in such other public offices as deemed advisable in the discretion of the General Partner. Amendments to the Certificate shall also be duly executed and filed in the Iowa Secretary of State's office, and in such other public offices as deemed advisable in the discretion of the General Partner.

    1.03   Name of the Partnership.  The name of the Partnership is Portfolio
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Boost I, L.P.

    1.04   Business of the Partnership.  The business of the Partnership is to
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conduct and engage in the speculative trading of domestic and foreign futures contracts and options in commodities, currencies, securities and/or any other types of interests whatsoever. Such trading may include all futures contracts and options which may now or hereafter be dealt in on any exchange or in the interbank markets. The Partnership shall have and may exercise all of the powers now or hereafter conferred by the laws of the State of Iowa on limited partnerships formed under the laws of that State, and the Partnership may do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of said State.

    1.05   Place of Business of the Partnership and Specified Office and Agent.
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The initial principal place of business of the Partnership is at Cornerstone at
Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555. The initial specified office of the Partnership in Iowa, as required by Section 104 of the Act, is at 328 Main Street, P.O. Box 187, Ames, Story County, Iowa 50010, and the initial agent for service of process at that address as required by
Section 104 of the Act is Don Kramer. The General Partner may change the principal place of business or the specified office or agent for service of process upon written notice to the other Partners. The General Partner may also establish such additional places of business as the General Partner may determine. The Partnership shall maintain at the Partnership's specified office in Iowa such records as may be required by the Act from time to time, including, as applicable, copies of (i) a current list of the full name and the last known business address of each Partner separately identifying the General Partner and the Limited Partners, with each such list being in alphabetical order; (ii) the Certificate and all certificates of amendment to the Certificate, together with executed copies of any powers of attorney pursuant to which the Certificate or any certificates of amendment have been executed; (iii) the Partnership's federal, state, and local income tax returns and reports, if any, for the three most recent years; (iv) this Agreement and all amendments hereto; (v) any financial statements of the Partnership for the three most recent years; and
(vi) to the extent not already set forth in this Agreement, and if otherwise applicable, a writing setting out (x) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute, (xx) the times at which or events on the happening of which any additional contributions agreed to be made by each Partner are to be made, (xxx) any right of a Partner to receive, or of a General Partner to make, distributions to a Partner which include a return of all or any part of the Partner's contribution, and (xxxx) any events upon the happening of which the Partnership is to be dissolved and its
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affairs wound up. The records kept pursuant to this Section 1.05 are subject to inspection and copying during ordinary business hours at the reasonable request and at the expense of any Partner.

     1.06 Effective Date and Duration of the Partnership.  This Agreement shall
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become effective and the Partnership may commence business upon the filing of the Certificate in the Iowa Secretary of State's office, and shall continue until 11:59 p.m. on December 31, 2050, unless the Partnership is dissolved at an earlier date as provided herein.

     1.07 Partners' Names and Addresses.  The General Partner as of the date of
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this Agreement is Portfolio Boost, L.L.C., whose main business address is currently Cornerstone at Cantera, 4320 Winfield Road, Suite 320, Warrenville, Illinois 60555. The names and addresses of the Initial Limited Partner and subsequent Limited Partners shall be maintained at the Partnership's specified office in Iowa as provided in Section 1.05 above.

     1.08 Title to Partnership Property.  All property owned by the Partnership,
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whether real or personal or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such property.

     1.09 Filing of Other Certificates.  The General Partner shall file and
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publish all certificates, notices, statements or other instruments as may be required by law for the operation of a limited partnership in all jurisdictions where the Partnership elects to do business.

     1.10 Expenses.  Each Partner shall bear any personal expenses incurred in
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connection with the acquisition of the Partner's Units.  The Partnership will pay, without limitation, all organizational expenses of the Partnership and all costs and expenses incurred in the offering and sale of Units, including the costs of registration of Units under federal and applicable state securities laws; producing the registration statement and the prospectus used to register and offer Units and other promotional materials, documents and forms; filing fees and taxes under applicable partnership and securities laws; accounting and legal fees; escrow fees; and all other costs and expenses of organizing and qualifying the Partnership and in offering and selling Units. The organizational and offering expenses to be paid by the Partnership shall not, however, exceed fifteen percent (15%) of the total Capital Contributions (as that term is defined in Section 2.01(a) below) of all Limited Partners. Any deficiency in such expenses shall be borne by the General Partner, and all such expenses shall be borne by the General Partner in the event the General Partner has not accepted subscriptions for at least the Minimum Units before the close of the Minimum Units Offering Period (as those two terms are defined in Section 2.01(c) below). The Partnership may pay all costs and expenses directly or may reimburse others, including the General Partner, for all Partnership costs and expenses which have been paid by such other persons.

     1.11 Partnership Interests.  The interests of the Partners in the
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Partnership shall be designated as units ("Units"), as more further described and defined in Section 2.01(c) below.


                       ARTICLE II: Capital Contributions

     2.01 Capital Contributions.
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          (a) Capital Contribution Defined.  The term "Capital Contribution"
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     means, with respect to each Partner, the sum of all cash (or its equivalent) contributed to the Partnership by the Partner. No Partner shall receive interest on any Capital Contribution. A Partner may withdraw the Partner's Capital Contribution only as provided in this Agreement. No Partner is required to make any contribution to the Partnership other than the Partner's initial Capital Contribution. The aggregate of all Capital Contributions shall be available to the Partnership to carry on its business.

          (b) Capital Contribution of General Partner.  The General Partner may
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     make Capital Contributions (in cash or its equivalent) from time to time, in the General Partner's sole discretion. All Capital Contributions of the General Partner shall be evidenced by Units, and the General Partner shall have the same rights with respect to Units as do the Limited Partners, except as otherwise expressly provided in this Agreement. No Units held by the General Partner shall

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

     be counted in determining whether the Minimum Units have been sold. Upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership an amount equal to the deficit balance, if any, in the General Partner's capital account.

         (c)  Capital Contribution of Limited Partners.  Each Limited Partner
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     shall make a Capital Contribution (in cash or its equivalent) at the time of subscription for the Limited Partner's Units in the amount set forth in the Limited Partner's Subscription Agreement. The purchase price per Unit prior to the commencement of trading by the Partnership shall be One Thousand Dollars ($1,000) per Unit. The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Five Hundred (500) Units (the "Minimum Units"), which must occur within nine (9) months of the effective date of the Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") with respect to the Minimum Units (the "Minimum Units Offering Period"). The Partnership may commence trading at any time after the funds for the Minimum Units have been released from escrow (at which time subscribers shall first be admitted to the Partnership as Limited Partners). If the General Partner has not accepted subscriptions for the Minimum Units prior to the close of the Minimum Units Offering Period, the offering of the Units shall terminate and all amounts paid by subscribers for Units shall be returned in the manner provided in the subscribers' Subscription Agreements. Units may be offered and sold after the Partnership has commenced trading, in the sole discretion of the General Partner. The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value Per Unit (as that term is defined in Section 2.01(d) below) as of the opening of trading on the effective date of the purchase (which date is specified in Section 8.06 below). The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription for Units.

         All Units shall be issued subject to the collection of good funds, and any Units issued to a subscriber who has not provided collectible funds shall be canceled.

         (d) Net Assets; Net Asset Value Per Unit.  "Net Assets" of the
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     Partnership for purposes of this Agreement means the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, except (i) that for purposes of calculating the Net Asset Value Per Unit, Net Assets shall be determined by amortizing all organizational and offering expenses incurred by the Partnership prior to the effective date of the initial registration statement filed by the Partnership with the SEC over a period of five (5) years; and (ii) as may be otherwise provided herein.

         The term "Net Asset Value Per Unit" for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of outstanding Units at that time.

    2.02 Termination of Offerings; Additional Offerings.  The General Partner
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may, in its sole discretion, terminate any offering of Units.  The General
Partner may also register Units and/or make additional public or private
offerings of Units, in its sole discretion.   The General Partner does not,
however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners or to any additional Capital Contributions made by any existing Partner. There is no maximum aggregate amount of Units which may be sold by the Partnership.

                 ARTICLE III: Allocation of Profits and Losses

    3.01 Profits and Losses.  Profits and losses for each fiscal year of the
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Partnership shall be allocated among the Partners pro rata based upon the respective number of Units held by the Partners. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under
Section 706 of the United States Internal Revenue Code and the regulations thereunder.

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

    3.02 Allocation of Distributions Upon Assignment of a Unit. The profits or
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losses of the Partnership attributable to any assigned Unit and any distributions made with respect to such Unit shall be allocated to the assignor up to and including the effective date of the assignment, and to the assignee thereafter.

    3.03 Capital Account Balance.  A capital account shall be established for
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each Partner and shall be credited with (i) the amount of cash paid to the
Partnership as the Partner's Capital Contribution, and (ii) the share of Partnership income or gains allocable to the account; and shall be debited with
(x) the share of Partnership deductions or losses allocable to the account, and
(y) the amount of any distributions made to and liquidations made by the Partner with respect to the account. The manner in which capital accounts are to be maintained pursuant to this Section 3.03 is intended and shall be construed so as to comply with the requirements of Internal Revenue Code Section 704 and the regulations promulgated thereunder, and in the event there exists any inconsistency the Internal Revenue Code and said regulations shall control.

    3.04 General.  The respective interests of the Partners in the profits and
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losses of the Partnership shall remain as set forth herein unless changed by amendment to this Agreement or by an assignment or liquidation of a Unit. For tax purposes, all items of income, gain, loss, deduction or credit shall be allocated among the Partners according to the same percentages and provisions for allocating profits and losses set forth in this Article III.

                           ARTICLE IV: Distributions

    4.01 Distributions.  The Partnership is not required to make any
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distributions to the Partners, and any distributions by the Partnership will be made only at such times and in such amounts as are determined by the General Partner, in its sole discretion. Any distributions which are made shall be made pro rata based upon the respective number of Units held by the Partners. This
Section 4.01 is not applicable to distributions to be made upon the dissolution and liquidation of the Partnership, which circumstance is governed by Section
9.02 below.

    4.02 No Priority.  No Limited Partner shall have the right to receive
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property other than cash in connection with any distribution, whether upon winding up of the Partnership or otherwise and whether or not it shall constitute a return of capital. No Limited Partner shall have priority over any other Limited Partner as to any distributions, whether upon winding up of the Partnership or otherwise, the return of any Capital Contribution or as to allocations of profits or losses.

    4.03 Liquidation of Units.  A Limited Partner may withdraw from the
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Partnership and liquidate the Units held by the Limited Partner only with the consent of the General Partner, which consent shall be given only if the following conditions are satisfied:

         (a) A Limited Partner must give the General Partner written notice (a "Liquidation Notice") of the intention of the Limited Partner to liquidate Units, and stating the date upon which the liquidation is desired, which date must be the first business day of any month. The Liquidation Notice must be received by the General Partner no later than 12:00 noon on the sixtieth (60th) business day immediately preceding the desired effective date of liquidation or by such later date as may be acceptable to the General Partner, in the General Partner's sole discretion.

         (b) Any liquidation request approved by the General Partner shall be effective as of the opening of trading on the first business day of the month specified in the Liquidation Notice.

         (c) The liquidation price per Unit shall be equal to the Net Asset Value Per Unit as of the effective time and date of the liquidation. From the time of the General Partner's receipt of a Liquidation Notice to the effective time and date of the liquidation, the Units will remain at risk in the business of the Partnership and the liquidation price for the Units shall not be fixed. Subsequent to the effective time and date of a liquidation, however, the liquidation price per Unit shall be fixed at the Net Asset Value Per Unit as of the effective time and date of the liquidation.

         (d) Subject to subparagraph (a) above and to the following, the General Partner shall honor all Liquidation Notices in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for liquidation by lot with respect to Liquidation Notices received on the same date). If, however, the number of

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

     liquidations requested for any month or over any other given period of time, in the opinion of the General Partner, threatens the termination of the Partnership or the Partnership's tax year or is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many liquidations as will, in its judgment, not result in such consequences. Any Units not liquidated in this event shall remain at risk in the business of the Partnership and shall not be liquidated absent another separate Liquidation Notice given in the manner provided in this Section 4.03. In addition, the General Partner may (but is not required to) temporarily suspend all liquidations if, in the General Partner's judgment, special circumstances exist such that additional liquidations would impair the ability of the Partnership to meet its objectives, and under special circumstances the Partnership may also (but is not required to) delay payment for liquidated Units until the special circumstances have been remedied or otherwise rectified. Examples of special circumstances for either of these purposes include (i) the inability to generate sufficient cash to effect liquidations, (ii) where such cash can only be generated by sustaining significant losses, (iii) the inability to liquidate open positions, or (iv) the default or delay in payments which are due the Partnership from brokers or other persons. In the event of a suspension of liquidations, all Units will remain at risk in the business of the Partnership and shall not be liquidated absent a Liquidation Notice given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 4.03.

         (e) In the case of a notice given pursuant to Section 7.04(a)(i) below, trading by the Partnership shall be temporarily suspended for a period of thirty (30) calendar days, beginning on the date of such notice, during which time Limited Partners shall have the right to request liquidation of their Units. The General Partner shall honor all liquidation requests which are received by the General Partner prior to the close of said thirty
     (30) calendar day period, subject to, however, and in accordance with the provisions of Sections 4.03(c) and 4.03(d) above and 4.03(f) below. Liquidations in this event shall be effective as of the opening of trading on the business day next following the General Partner's receipt of written notice from the Limited Partner.

         (f) The General Partner shall give written notice to a Limited Partner within ten (10) days after the first business day of the applicable month of whether or not the Limited Partner's Units have been liquidated. Payment for liquidated Units shall be made by the Partnership within thirty (30) days after the first business day of the applicable month, subject, however, to delays in payment pursuant to subparagraph (d) above.

A Limited Partner may request liquidation of less than all of the Limited Partner's Units upon the same terms and conditions as set forth above; provided, however, that the General Partner may, in the General Partner's sole discretion, refuse any such request for a partial liquidation if the liquidation would cause the capital account of the Limited Partner to be less than the minimum initial investment amount as then established by the General Partner.

    4.04 Retirement Accounts.  The General Partner may, in the General Partner's
         -------------------
sole discretion, require any Limited Partner which is an IRA or a retirement plan or employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974 ("ERISA") to either: (i) withdraw from the Partnership, in whole or in part, through liquidation of some or all of the Limited Partner's Units, or (ii) make immediate distributions to the Limited Partner in such amount as determined by the General Partner; if such liquidation or distribution is, in the General Partner's sole discretion, necessary or appropriate to cause the Partnership, the General Partner or any Limited Partners to avoid being subject to or in violation of any of the provisions of ERISA or regulations promulgated pursuant thereto or any similar or successor act, statutes or regulations.

                             ARTICLE V: Management

    5.01 Management of the Partnership.  The management and control of all of
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the business and affairs of the Partnership shall be vested solely in the
General Partner.

    5.02 Authority of the General Partner.  The General Partner shall have all
         --------------------------------
rights and powers of general partners as provided in the Act and other applicable law. Without limiting Section 5.01 above, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in the General Partner's sole discretion, are appropriate to carry out the Partnership's business and/or the duties and responsibilities of the General Partner, including all of the following (without notice to or the consent or approval of any Limited Partners):

         (a) to cause to be paid all amounts due and payable by the Partnership to any person or entity (including the General Partner), including, without limitation, brokerage commissions, management fees, incentive fees, and transaction fees and charges such as floor brokerage, clearinghouse, give up or transfer and exchange and National Futures Association ("NFA") fees;

         (b) to employ or otherwise retain the services of such agents, employees, managers, accountants, attorneys, consultants and other persons (including, without limitation, commodity trading advisors, introducing brokers and futures commission merchants and floor brokers) as the General Partner determines to be appropriate to carry out the business and affairs of the Partnership, whether or not any such persons so employed or retained are the General Partner or are affiliated or related to any Partner, all upon terms satisfactory to the General Partner, and to pay such fees, salaries, wages and other compensation to such persons as the General Partner shall in its sole discretion determine;

         (c) to pay, extend, renew, modify, adjust, contest, submit to arbitration, prosecute, defend or compromise, upon such terms and upon such evidence as the General Partner deems sufficient, any obligation, suit, liability, cause of action, claim, counterclaim or other dispute, including, without limitation, taxes, either in favor of or against the Partnership;

         (d) to pay all fees and make all other expenditures which the General Partner, in its sole discretion, deems appropriate in connection with the organization of the Partnership, the registration, offering and sale of Units, the operation of the Partnership's business, and/or the carrying out of the General Partner's obligations and responsibilities under this Agreement;

         (e) to accept additional Capital Contributions from any Partner, to admit additional Limited Partners, and to admit an assignee of a Unit to be a substituted Limited Partner, pursuant to and subject to the terms hereof, without notice to or the consent of any Limited Partner;

         (f) to invest any funds of the Partnership that are not committed to the conduct of the Partnership's business as the General Partner shall determine, in its sole discretion, including in certificates of deposit, treasury bills, so called "sweep" accounts, and other investments;

         (g) to negotiate, enter into, execute, acknowledge and deliver all contracts, agreements, documents and instruments appropriate to carry on the business of the Partnership, including granting the commodity trading advisor or advisors a power of attorney to effect trades on behalf of the Partnership on a discretionary basis and without notice to the General Partner or any Limited Partners, and subscription agreements for Units;

         (h) to cause to be paid all taxes, charges and assessments that are levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested in good faith by the General Partner;

         (i) to enter into agreements with others and engage in the trading described in Section 1.04 above, including with or through entities and persons affiliated with the General Partner;

         (j) to sell, lease, trade, exchange, encumber, or otherwise transfer or dispose of any or all of the Partnership's property, whether tangible or intangible, in the ordinary course of business and upon such terms and conditions and for such consideration as the General Partner deems appropriate, in its sole discretion;

         (k) in connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and

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


     supplements thereto with the Commodity Futures Trading Commission ("CFTC") and the NFA; (ii) register or otherwise qualify Units for offering and sale under the blue sky and securities laws of any states of the United States and other domestic or foreign jurisdictions; (iii) make all arrangements for the offering and sale of Units; and (iv) take all such action with respect to the matters described in the preceding subclauses (i) through
     (iii) as the General Partner deems appropriate.

         (l) to take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), or to take all such action as the General Partner deems appropriate to register the Partnership as an investment company under and to bring the Partnership in compliance with the 1940 Act;

         (m) to compromise the obligation of a Partner to make a contribution to the Partnership or to return money or other property paid or distributed to the Partner in violation of the Act or this Agreement; and

         (n) to do any act or thing whatsoever which in the General Partner's sole discretion is necessary or appropriate to carry out any of the foregoing or otherwise to the business and affairs of the Partnership.

    5.03 Limitation on Authority of General Partner.  Notwithstanding Section
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5.02 above, the General Partner shall not, without the prior written consent or vote of the Limited Partners who possess at least a Majority in Interest (as that term is defined in Section 6.03 below):

         (a) do any act in contravention of this Agreement, as amended from time to time;

         (b) do any act not authorized by this Agreement which would make it impossible to carry on the ordinary business of the Partnership;

         (c) possess or assign rights in Partnership property for other than a Partnership purpose;

         (d) sell, transfer, assign, encumber or convey all or substantially all of the properties of the Partnership, except in the ordinary course of business of the Partnership or as may be otherwise authorized by this Agreement; or

         (e) effect any material change in the Partnership's basic investment policies (which are only those set forth in Article X, subparagraphs (a), (e) and (j) below) or structure; provided, however, that amendments authorized by Section 11.02 below, or any changes in (i) commodity trading advisors or introducing brokers or futures commission merchants, (ii) the trading methods, systems or strategies utilized by any commodity trading advisor, (iii) the allocation or diversification of the Partnership's assets among the types of interests traded or in the positions held in contracts or options, or (iv) the types of contracts or options or commodities, currencies, securities or other interests traded by the Partnership, shall not, without limitation, constitute a material change within the meaning of this Section 5.03(e).

    5.04 Right of Public to Rely on Authority of General Partner.  No person
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shall be required to determine the General Partner's authority to make or incur any undertaking on behalf of the Partnership, or to see to the application or distribution of revenues or proceeds paid to the General Partner.

    5.05 Obligations of General Partner; Partners' Interests in Other Business.
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The General Partner shall devote such time and effort to the Partnership's business as is necessary or appropriate to manage the affairs of the Partnership. It is specifically understood and agreed, however, that no Partner (including the General Partner) shall be required to devote full time to the Partnership's business and that any Partner (including the General Partner) may engage in and possess interests in other business ventures, including ventures which are competitive with the Partnership; and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such ventures.

    5.06 Liability of the General Partner; Indemnification.  The General Partner
         -------------------------------------------------
shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or

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

omitted by the General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of authority granted by this Agreement and in, or not opposed to, the best interests of the Partnership, except only when such action or failure to act constitutes negligence or misconduct.

    The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including court costs, arbitration costs, and attorneys' and accountants' fees and expenses) actually and reasonably incurred by the General Partner and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and reasonably believed by the General Partner to be within the scope of authority conferred by this Agreement, including against any demands, claims, lawsuits, arbitration proceedings or other actions initiated by a Limited Partner; provided, however, that such indemnity shall be payable only if the General Partner (a) acted in good faith and in a manner the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (b) the act, omission, activity or conduct in question did not constitute negligence or misconduct. No indemnification may be made, however, with respect to any losses, liabilities, damages, costs or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or
(ii) such claim has been dismissed by a court with prejudice on the merits as to the particular indemnitee, or (iii) a court approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs and expenses should be made, provided the indemnitee must apprise the court of the position of the SEC and of the securities administrator of the state in which the plaintiffs claim they were offered or sold Units with respect to indemnification for securities laws violations before seeking court approval for indemnification.

    The General Partner shall in no event be liable to the Partnership or any Limited Partner because any taxing authority disallows or adjusts any deductions or credits in the Partnership's or any Limited Partners' income tax returns.
The General Partner shall also in no event be liable for the return or repayment of the Capital Contributions or profits of any Partner, with any return or repayment of capital or profits to be made solely from the assets of the Partnership (which shall not include any right of contribution from the General Partner).

    The Partnership shall make advances of costs and expenses to the General Partner and the General Partner's affiliates (as that term is defined in Section
12.06 below) with respect to any demand, claim, proceeding, lawsuit or action, but only if (i) it relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) it is initiated by a third party who is not a Limited Partner or it is initiated by a Limited Partner and a court specifically approves such advancement; and (iii) the General Partner or the General Partner's affiliate, as the case may be, undertakes to repay the advanced funds to the Partnership, together with interest at the legal rate under Iowa law, if the General Partner or the affiliate is ultimately found not to be entitled to indemnification hereunder.

    The provisions of this Section 5.06 shall not be affected by the termination of the Partnership or the resignation, removal, death, withdrawal, insolvency or dissolution of the General Partner.

    All of the provisions of this Section 5.06 shall apply to affiliates of the General Partner when such affiliates are performing services on behalf of the Partnership.

    Any indemnity under this Section 5.06 shall be paid from, and only to the extent of, Partnership assets, and no Limited Partner shall have any personal liability for the payment of any such indemnity. The Partnership shall not incur the cost of that portion of liability insurance, if any, which insures the General Partner for any liability for which indemnification is not allowed under this Section 5.06.

    5.07 Compensation and Reimbursement of the General Partner.
         -----------------------------------------------------

         (a) The General Partner shall be paid a quarterly incentive fee of 15% of the New Trading Profits (as that term is defined below) of the Partnership for each quarter, if any. "New Trading Profits" means the excess, if any, of the Net Assets of the Partnership at the end of each respective quarter over the highest Net Assets of the Partnership at the end of any previous quarter or on the date trading commences, whichever is higher. Net Assets shall be adjusted for this purpose to eliminate the effect thereon resulting from new Capital Contributions or distributions or liquidations made during the quarter, and shall be decreased by any interest or other income earned on Partnership assets during the quarter which is not directly related to trading activity and whether such assets are held separately or in a margin account. Also, Net Assets shall be determined excluding accrual of the incentive fee (if any), but including accrual of the management fee for the months comprising the quarter in question, as the management fee is calculated pursuant to Section 5.07(b) below. In addition, if the Partnership incurs a net loss during any quarter, such loss shall be carried over and charged against the Net Assets of the succeeding quarters until such loss has been exhausted and before any further incentive fees shall be paid to the General Partner. The incentive fee shall be payable as soon as is reasonably practicable following the close of each quarter.

         (b) The General Partner shall also be paid a monthly management fee of one-half of one percent (0.5%) [which equates to 6% annually] of the Partnership's Net Assets as of the close of business on the last business day of each month. Net Assets for this purpose shall be determined before accrual of both the management fee and the incentive fee contemplated by
     Section 5.07(a) above. The management fee shall be paid by the Partnership within ten (10) business days of the close of each month.

         (c) The General Partner shall be entitled to reimbursement from the Partnership for all Partnership obligations or expenses which are paid or incurred by the General Partner.

    5.08 Fiduciary Responsibility.  The General Partner shall have a fiduciary
         ------------------------
responsibility for the safekeeping and use of all funds and assets of the Partnership.

    5.09 Resignation or Withdrawal of General Partner; Admission of Additional
         ---------------------------------------------------------------------
General Partners.  The General Partner may resign or withdraw from the
----------------
Partnership as General Partner upon (i) the affirmative vote of the Limited Partners who possess at least a Majority in Interest, and (ii) if there is not then another general partner for the Partnership, providing a successor general partner(s) satisfactory to the Limited Partners who possess at least a Majority in Interest. The General Partner may not otherwise voluntarily resign or withdraw from the Partnership as general partner except upon the giving of at least one hundred twenty (120) days prior written notice to the Limited Partners. In the latter event, the General Partner shall pay all reasonable expenses incurred as a result of the General Partner's withdrawal if there is not then another general partner and the Limited Partners elect to carry on the business of the Partnership by a substituted general partner(s) in accordance with Section 9.03 below. Any resignation or withdrawal by the General Partner in accordance with this Section 5.09 shall not violate or constitute a breach of this Agreement and shall not give rise to or create any claim for damages in the Partnership or any of the Partners. No resignation or withdrawal of the General Partner, whether voluntary, involuntary or by operation of law, shall relieve the General Partner of any obligation up to the date of withdrawal, except with the express written consent of the Limited Partners who possess at least a Majority in Interest.

    Any other person(s) may be admitted as additional general partners of the Partnership upon the written consent or vote of the Limited Partners who possess at least a Majority in Interest. Any such additional general partner(s) shall be permitted to continue and carry on the business of the Partnership following the withdrawal, for whatever reason, of any other general partner of the Partnership. Written notice of the admission of any additional general partner shall be given to the Limited Partners who did not consent to such admission within ten (10) business days of such admission. In the event there is more than one general partner for the Partnership, all of such general partners shall have all of the rights, duties and obligations of the General Partner as set forth in this Agreement, and any decisions to be made by such general partners shall be made by a majority vote of such general partners.

             ARTICLE VI: Rights and Obligations of Limited Partners

    6.01 Limitations on Limited Partners.  No Limited Partner shall:  (a)
         -------------------------------
participate in the control of the business of the Partnership; (b) have any voice in the management or operation of any Partnership property; (c) have the authority or power to bind or act as agent for or on behalf of the Partnership or any other Partner, or to incur any expenditures on behalf of the Partnership; or (d) withdraw from the Partnership except in accordance with Section 4.03 above.

    6.02 Liability of Limited Partners.  No assessments of any kind shall be
         -----------------------------
made against any of the Limited Partners. In addition, so long as such Limited Partner complies with the provisions of Section 6.01 above, the liability of each Limited Partner for the losses, debts and obligations of the Partnership shall be limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership; provided, however, that under the Act
(i) if a Limited Partner has received the return of any part of the Limited Partner's Capital Contribution without violation of this Agreement or the Act, for one (1) year after the return, the Limited Partner is liable to the Partnership for the amount of the returned contribution to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership, and (ii) if a Limited Partner has received the return of any part of the Limited Partner's Capital Contribution in violation of this Agreement or the Act, for six (6) years after the return, the Limited Partner is liable to the Partnership for the amount of the contribution wrongfully returned.

    6.03 Meetings; Vote; Voting Rights.
         -----------------------------

         (a) A meeting of the Limited Partners may be called by the General Partner at any time and for any purpose, and shall be called by the General Partner no more than fifteen (15) days after receipt by the General Partner of a written request for such a meeting setting forth the purpose thereof, and signed by Limited Partners who collectively own at least ten percent (10%) of the then outstanding Units. The General Partner shall give written notice of any meeting and the purpose thereof to all Limited Partners. Any such meeting shall be held at a reasonable time and place (which includes the Partnership's principal office) on a date no less than thirty (30) nor more than sixty (60) days after the date of the General Partner's written notice of the meeting.

         (b) Any action required or permitted to be taken by Limited Partners at a meeting may be taken without a meeting, prior notice, or a vote, if a consent in writing setting forth the action taken is signed by the Limited Partners owning Units having not fewer than the minimum number of votes otherwise necessary to take such action under this Agreement. Written notice of the taking of action under this Section 6.03(b) shall be given to those Limited Partners who did not consent to such action. All written consents shall be treated for all purposes as votes at a meeting.

         (c) Each Limited Partner shall be entitled to one (1) vote for each outstanding whole Unit owned by such Limited Partner, and to a fractional vote in an amount equal to any fractional Unit owned by such Limited Partner. All actions of the Limited Partners taken at any meeting or by written action without a meeting shall require the affirmative vote of the Limited Partners holding at least a majority of the total number of outstanding Units ("a Majority in Interest"), unless a higher vote is affirmatively required by any other provision of this Agreement or by the Act. Partners may vote in person or by proxy.

         (d) The Limited Partners who possess at least a Majority in Interest may, to the extent permitted by law, and without the concurrence of the General Partner (except as provided below), vote to (i) amend this Agreement and, if necessary, the Certificate; (ii) remove the General Partner and elect a new general partner(s); and (iii) cancel any contract for services with the General Partner without penalty upon sixty (60) days prior written notice. Provided, however, that any amendment of this Agreement pursuant to this Section 6.03 which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties or obligations or the rights or protections of the General Partner shall be conditioned upon the consent of the General Partner, which may be withheld in the General Partner's sole discretion. In the event of the removal of the General Partner by the Limited Partners pursuant to this
     Section 6.03, the General Partner shall be entitled to a liquidation of any or all of the General Partner's Units at the Net Asset Value Per Unit on and as of the opening of trading on the first business day of the month next following the date on which the General Partner is removed. If the General Partner does not liquidate all of its Units at such time, the General Partner shall thereafter be entitled to a liquidation of its Units in accordance with
     Section 4.03 above.


                 ARTICLE VII: Books, Records and Bank Accounts

    7.01 Books and Records.  The General Partner shall keep true books of
         -----------------
account and records with respect to the operations of the Partnership, including those books and records as may be required under the CFTC's regulations. Such books and records shall be maintained at the Partnership's principal place of business, and all Partners, and their duly authorized representatives, shall at all reasonable times have access to such books and records. The General Partner shall maintain and preserve such books and records for a period of not less than five (5) years.

    7.02 Accounting Basis; Fiscal Year.  The books and records of the
         -----------------------------
Partnership (i) shall be kept in accordance with generally accepted accounting principles, except as may be otherwise provided in this Agreement or as may be otherwise determined by the General Partner, in the General Partner's sole discretion; (ii) shall reflect all Partnership transactions, (iii) shall be appropriate and adequate for the Partnership's business and to carry out the provisions of this Agreement, and (iv) shall be closed and balanced at the end of each fiscal year of the Partnership. The fiscal year of the Partnership shall be the calendar year.

    7.03 Reports.  The General Partner shall cause such reports or information
         -------
to be provided to the Partners as the CFTC, the NFA, the SEC, the NASD or any other applicable governmental authority may from time to time require to be given to the Partners.

    The General Partner shall also provide to all Partners, by not later than March 15 of each year, all information with respect to the Partnership which is necessary for the preparation of the Partners' respective income tax returns.

    The General Partner shall calculate the Net Assets of the Partnership on a daily basis, and shall promptly advise a Partner, upon request, of the Net Asset Value Per Unit as of the time of the request.

     7.04  Notices.
           -------

         (a) The General Partner shall cause a notice to be given to each Partner within seven (7) business days from the date of: (i) the date (the "Decline Date") upon which there shall have been a decline in the Net Asset Value Per Unit to less than fifty percent (50%) of the Net Asset Value Per Unit as of the close of business on the day which is one year prior to the Decline Date; (ii) any material change in contracts with any of the Partnership's commodity trading advisors, including any change in commodity trading advisors or any modification in the method of calculating any incentive fee which may be payable by the Partnership to any commodity trading advisor; and (iii) any other material change affecting the compensation of any party which is payable by the Partnership. In the case of a notice given pursuant to subclause (i) above, the Limited Partners will have the opportunity to request the liquidation of their Units as provided in Section 4.03(e) above.

         (b) The General Partner shall also cause a notice to be given to each Partner prior to effecting any material change related to brokerage commissions. Any such change shall not be made for 30 calendar days, during which time the Partners will have the right to request liquidation of their Units pursuant to Section 4.03 above.

         (c) Any notification pursuant to this Section 7.04 shall include a description of the Partner's liquidation rights and voting rights, if any, and a description of any material effect the changes specified in the notice may have on the interests of the Partners. Any notice given pursuant to Section 7.04(a)(i) above shall also include the following, in capital letters and bold face print: "A LIMITED PARTNER SHOULD OBTAIN ADVICE FROM AN INDEPENDENT INVESTMENT AND PROFESSIONAL ADVISOR AS TO WHETHER THE LIMITED PARTNER SHOULD REQUEST LIQUIDATION OF THE LIMITED PARTNER'S UNITS BECAUSE OF THE DECLINE IN THE NET ASSET VALUE PER UNIT."

    7.05 Bank Accounts.  The General Partner shall establish one or more bank
         -------------
accounts to be used for the payment of the expenditures of the Partnership. All such accounts shall be the property of the Partnership, and shall be used only for Partnership purposes. Only Partnership funds shall be deposited in said accounts.

    7.06 Tax Returns.  The General Partner shall cause Partnership tax returns
         -----------
to be prepared and timely filed, and shall also cause the Partnership to pay any taxes payable by the Partnership. The General Partner is not, however, required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    7.07 Tax Elections.  The General Partner will make all tax elections or
         -------------
allocations deemed necessary or desirable for the Partnership or the purposes of this Agreement. Without limiting the preceding sentence, the General Partner is authorized to perform all duties imposed by Sections 6221 through 6232 of the United States Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including the following: (i) the power to represent the Partnership in all audits and other administrative proceedings;
(ii) the power to extend the statute of limitations for all Limited Partners;
(iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and (iv) the power to enter into a settlement with the Internal Revenue Service (the "IRS") on behalf of, and binding upon, those Limited Partners having less than a one percent (1%) interest in the Partnership, unless a Limited Partner has notified the IRS and the General Partner to the contrary.

       ARTICLE VIII: Assignability of Units; Additional Limited Partners

    8.01 Assignment of a Limited Partner's Units.
         ---------------------------------------

         (a) Except as otherwise provided below, a Limited Partner may not sell, transfer, assign, hypothecate, pledge, or otherwise dispose of any Unit (whether voluntarily, involuntarily or by operation of law) unless and until all of the following conditions have been satisfied, except that the General Partner may, in its sole discretion, waive any one or more of the conditions specified in subclauses (ii) and (iv) below:

              (i) the assignor and the assignee shall have delivered a written instrument of assignment and assumption in a form satisfactory to the General Partner;

              (ii) after the assignment, neither the assignee nor the assignor, if the assignor has retained any part of a Unit, shall hold Units that represent less than the minimum initial investment in the Partnership as then established by the General Partner, except for transfers by gift, inheritance, intra family transfers, family dissolutions, and transfers to affiliates;

              (iii) the General Partner shall have consented in writing to the assignment, which consent shall be granted if the other conditions are met (or have been waived by the General Partner) and in the opinion of the Partnership's counsel such assignment (1) may be effected without registration under any applicable securities laws; (2) will not violate any applicable laws or governmental rules or regulations, including securities laws or limited partnership laws; and (3) will not jeopardize the status of, or cause a termination of, the Partnership or the Partnership's tax year for federal income tax purposes nor affect the characterizations or treatment of income or loss; and

              (iv) the assignee agrees to pay all reasonable expenses incurred in connection with the assignment, including attorneys' fees.

         The Partnership shall not be required to recognize any assignment of any Unit until the effective date of such assignment. Unless and until an assignee becomes a substituted Limited Partner in accordance with Section
     8.03 below, the assignee shall only have the right to receive the share of the profits, losses, distributions and returns of capital

     (including pursuant to a liquidation of Units in accordance with Section
     4.03 above) to which the assignor would be otherwise entitled to with respect to the assigned Units.

         By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to any assignment of a Unit consented to by the General Partner.

         (b) The Partnership and the General Partner shall be entitled to treat the record owner of any Units (as shown on the books of the Partnership) as the absolute owner thereof for all purposes, and shall incur no liability for distributions made to such owner.

         (c) Each Limited Partner shall, in connection with the assignment of any Unit, and upon the request of the General Partner, execute such documents and perform such other acts as the General Partner deems appropriate to preserve the limited liability status of the Partnership.

         (d) A Limited Partner ceases to be a limited partner for all purposes upon assignment of all of the Limited Partner's Units. No assignment shall, however, relieve a Limited Partner of any obligation under this Agreement without the express written consent of the General Partner.

         (e) Any purported assignment of a Unit which is not made in compliance with this Agreement is null and void and of no force and effect whatsoever. For purposes of this Section 8.01, any transfer of a Unit in the Partnership shall be considered an assignment, whether the transfer is voluntary, involuntary, or by operation of law.

    8.02 Assignee's Rights.  An assignee of a Unit shall be entitled to receive
         -----------------
distributions and to receive allocations of the profits and losses of the Partnership attributable to such Unit after the effective date of the assignment. The "effective date" of an assignment of a Unit under this Section
8.02 and Section 8.01 above shall be the date designated in the written instrument whereby the General Partner consents to the assignment, which date shall be not later than (but may in the sole discretion of the General Partner be prior to) the first business day of the month next following the date on which all conditions precedent to such assignment have been satisfied.

    8.03 Substituted Limited Partner.  Each Limited Partner shall have the right
         ---------------------------
to allow and cause an assignee of any of the Limited Partner's Units to become a substituted Limited Partner with respect to those Units in the place of such assigning Limited Partner, without the consent of the General Partner or any of the other Partners. Any assignment effectuated in accordance with Section 8.01 above shall be deemed to cause the assignee to be a substituted Limited Partner with respect to the assigned Units unless otherwise designated by the assignor. In addition, and notwithstanding any reservations or objections of the assignor of the Units, an assignee of any Units may be substituted as a Limited Partner as to such Units upon and with the consent or vote of all of the Partners, other than the assignor of the Units. By executing or adopting this Agreement, each Limited Partner shall be deemed to have consented to any substitution of an assignee of any Units in the place of the assignor.

    8.04 Substitution Required for Vote.  Unless and until an assignee of a Unit
         ------------------------------
becomes a substituted Limited Partner, the assignee shall not be entitled to exercise any vote with respect to such Unit or otherwise have any rights of a Limited Partner, except only as provided in Sections 8.01 and 8.02 above.

    8.05 Effective Date of Substitution.  The effective date of a substitution
         ------------------------------
of an assignee of a Unit made by the assignor shall be the effective date specified in Section 8.02 above if the substitution is made at the time of the assignment of the Unit, or upon receipt by the General Partner of written notice thereof from the assignor if made at a later time. The effective date of a substitution of an assignee of a Unit made pursuant to the consent or vote of all of the other Partners pursuant to Section 8.03 above shall be the date upon which the requisite consent or vote has been obtained.

    8.06 Additional Limited Partners; Additional Contributions by Existing
         -----------------------------------------------------------------
Partners.  The General Partner shall have the right to admit additional Limited
--------
Partners to the Partnership and to accept additional Capital Contributions from existing Partners. Additional Limited Partners shall be admitted to the Partnership effective on and as of the opening of trading on the first business day of the month next following the date on which the General Partner accepts a duly executed subscription agreement and the required applicable capital contribution from the Limited Partner in question. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all additional Limited Partners admitted to the Partnership by the General Partner. Additional Capital Contributions from existing Partners shall be in such amount as is acceptable to the General Partner, in its sole discretion, and shall be effective on and as of the opening of trading on the first business day of the month next following the date of the General Partner's acceptance of the additional Capital Contribution in question.

    8.07 Bankruptcy, Death, Incapacity, Etc. of Limited Partner.  The
         ------------------------------------------------------
withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution, death or other legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership. The rights of such a Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds, to assign such Limited Partner's Units and cause the substitution of a substituted Limited Partner with respect to such Units, and to vote such Units shall, on the happening of such an event, devolve on such Limited Partner's estate, trustee, custodian, personal representative, or in the event of the death of one whose Unit is held in joint tenancy, pass to the surviving joint tenant, in each case subject to the terms and conditions of this Agreement. The estate of a deceased or incapacitated Limited Partner shall be liable for all of the obligations of such Limited Partner.

                    ARTICLE IX: Dissolution and Termination

    9.01 Events of Dissolution.
         ---------------------

         (a) The Partnership shall be dissolved and its affairs shall be wound up:

              (i) upon the occurrence of an event specified under the Act as one causing or effecting dissolution (subject to any right to reinstate the Partnership as may be provided under the Act);

              (ii) upon the election of the General Partner, in the General Partner's sole discretion, to terminate and dissolve the Partnership;

               (iii) upon the General Partner withdrawing as or otherwise ceasing to be the general partner of the Partnership, whether by reason of an act or circumstance contemplated by this Agreement or the Act, unless at the time there is at least one other general partner and such remaining general partner continues and carries on the business of the Partnership or unless the Limited Partners shall elect to carry on the business of the Partnership pursuant to Section 9.03 below;

              (iv) upon the affirmative vote of the Limited Partners who collectively hold at least a Majority in Interest; or

              (v)    in any event, at 11:59 p.m. on December 31, 2050.

         (b) The dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs. The Partnership shall not terminate, however, until the Certificate has been canceled and the assets of the Partnership have been distributed as provided herein, and the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement until the termination of the Partnership. Upon dissolution, the General Partner, or if there be none, a liquidator appointed by the Limited Partners who collectively hold at least a Majority in Interest, shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as provided by this Agreement and cause the cancellation of the Certificate.

    9.02 Distributions Upon Liquidation.
         ------------------------------

         (a) After payment of liabilities owing to creditors (including, to the extent permitted by law, to Partners who are creditors), the General Partner or liquidator, as the case may be, shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. The reserves may be paid over and held in escrow in a bank account for the purpose of paying any contingent or unforeseen liabilities or obligations, and at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the Partners in the manner set forth in Section 9.02(b) below.

         (b) After paying such liabilities and providing for such reserves, the General Partner or liquidator, as the case may be, shall cause the remaining assets of the Partnership to be distributed to the Partners in the proportion that the capital account of each Partner bears to the total capital account of all Partners. If those distributions are insufficient to return the full amount of any Partner's Capital Contribution, such Partner shall have no recourse against any other Partner; provided, however, that this provision shall not be interpreted as a waiver by any Partner of any rights under existing and future laws regarding fiduciary duties of the General Partner.

    9.03 Election to Carry on Business.  In the event of the withdrawal of the
         -----------------------------
General Partner or the General Partner otherwise ceasing to be the General Partner, the Limited Partners may, within ninety (90) days of such event, elect to carry on the business of the Partnership with one or more substituted general partner(s) by the unanimous affirmative vote of all Limited Partners.

     ARTICLE X: Miscellaneous Restrictions on Partnership Relationships and
                                   Activities

    The following relationships or activities are prohibited or restricted, as the case may be, as follows:

         (a) The Partnership shall not make any loans to the General Partner or any other person.

         (b) The General Partner shall not receive any rebates or giveups nor participate in any reciprocal business arrangements which circumvent the restrictions set forth in this Article X and those against dealing with affiliates or other interested parties.

         (c) Neither the Partnership's commodity trading advisor nor any other person acting in such capacity shall receive a management fee or an advisory fee (which terms do not include an incentive fee) if such person shares or participates, directly or indirectly, in any brokerage commissions generated by the Partnership.

         (d) The term of any contract between the Partnership and the Partnership's commodity trading advisor or General Partner shall not exceed one year and any such contract must be terminable without penalty upon sixty (60) days written notice by the Partnership; provided, however, that any such contract may provide for a continuous term or renewable terms so long as such contract is otherwise terminable upon thirty (30) days or less written notice by the Partnership.

         (e) The Partnership shall not engage in pyramiding, which means using all or a part of an unrealized profit in a futures contract position to provide margin for any additional futures contracts of the same or related commodities; provided, however, that taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional positions on behalf of the Partnership will not be considered to constitute "pyramiding."

         (f) All expenses of the Partnership shall be billed directly to and paid by the Partnership or reimbursed to others upon receipt of satisfactory evidence of payment.

         (g) Neither the General Partner nor any affiliate of the General Partner may receive interest, points or other financing charges on any loan made by them to the Partnership.

         (h) Any subscription agreement executed by a Limited Partner in connection with the purchase of Units shall be retained by the General Partner for 6 years.

         (i) The funds of the Partnership shall not be commingled with the funds of the General Partner; provided, however, without limitation, that funds used to satisfy margin requirements will not be considered commingled.

         (j) The Partnership shall not permit "churning" of the Partnership's assets.

            ARTICLE XI:  Amendments to Limited Partnership Agreement

    11.01  Amendments Proposed.  Amendments to this Agreement may be proposed by
           -------------------
the General Partner by the General Partner giving a written notice of the proposed amendment to the Limited Partners. Each such notice shall state that the proposed amendment shall become effective thirty (30) days after the mailing of such notice, unless Limited Partners holding ten percent (10%) or more of the then outstanding Units shall object in writing to the General Partner prior to that date. In the event of such objection, the matter may be resubmitted to the Limited Partners in accordance with Section 6.03 above.

    11.02  Amendments by General Partner.
           -----------------------------

         (a) Additions, deletions, amendments or other modifications may be made to this Agreement and the Certificate by the General Partner without the consent or approval of the Limited Partners: (i) to add to the duties or obligations of or surrender any right or power granted to the General Partner; (ii) to change the name of the Partnership; (iii) to cure any ambiguity, to correct or supplement any inconsistent provisions, or to make any other provisions which will not be inconsistent with the provisions of this Agreement; (iv) to delete any provision of, add any provision to, or amend or modify any provision of this Agreement as suggested by the CFTC, the NFA, the SEC, the NASD, a state securities commissioner or similar such official, or by any other domestic or foreign governmental authority; (v) to attempt to ensure that the Partnership is not taxed as a corporation or to effect the intent of the allocations herein to the maximum extent possible in the event of a change in applicable laws affecting such allocations; (vi) to prevent the Partnership or the General Partner or its affiliates from being subject to the provisions of the United States Investment Company Act of 1940, the United States Investment Advisers Act of 1940, or regulations adopted under the United States Employee Retirement Income Security Act of 1974, as amended, or any successor legislation;
     (vii) to qualify the Partnership under the United States Investment Company Act of 1940 and any persons under the United States Investment Company Act of 1940 or the United States Investment Advisers Act of 1940, as amended, or any successor legislation to any of the foregoing; (viii) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (ix) to address or in response to any new or any change or changes in the Act and/or applicable tax laws, rules, regulations, rulings, procedures, orders, interpretive notices or otherwise; (x) to effectuate Section 12.05 below; and (xi) to reflect the admission or withdrawal of additional or substitute general partners. Provided, however, that no amendment shall be adopted pursuant to this Section 11.02(a) unless the adoption thereof (1) is not materially adverse to the interests of the Limited Partners, (2) is consistent with Section 5.01 above, (3) does not affect the distributions provided in Article IV above or the allocation of profits or losses provided in Article III above, and (4) does not affect the limited liability of the Limited Partners contemplated by Section 6.02 above or the status of the Partnership as a partnership for federal income tax purposes. The power of attorney granted pursuant to Section 12.03 below and pursuant to any subscription agreement given by a Limited Partner may be used by the General Partner to execute on behalf of a Limited Partner any document evidencing an amendment adopted in accordance with the terms of this Section 11.02(a).

         (b) The General Partner shall provide the Limited Partners with a copy of any amendment adopted pursuant to this Section 11.02.

                           ARTICLE XII: Miscellaneous

    12.01  Notices.  Any and all notices or other communications permitted or
           -------
required to be made or given under this Agreement shall be in writing, signed by the Partner giving the notice or other communication, and shall be personally delivered or sent by mail or courier to the other Partner(s) at the address set forth in the books and records of the Partnership, or at such other address as may be supplied by written notice given in conformity with the terms of this
Section 12.01.  The date of
personal delivery or the date of mailing, as the case may be, shall be the date of the giving of any notice or other communication for purposes of this Agreement.

    12.02  Successors and Assigns.  Subject to the restrictions on transfer set
           ----------------------
forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Partners, their respective successors, legal representatives, heirs and permitted assigns. Each successor-in-interest to any Partner shall hold such interest upon and subject to all of the terms and conditions of this Agreement.

    12.03  Power of Attorney.
           -----------------

           (a) Each Limited Partner, including any additional or substituted Limited Partner, by virtue of and as a condition to the acceptance of Units, unconditionally adopts and consents to this Agreement, and also irrevocably constitutes and appoints the General Partner and each substitute or additional general partner, and each of them acting singly, with full power of substitution, such Limited Partner's true and lawful agent and attorney-in-fact, with full power and authority in such Limited Partner's name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record all such documents and instruments as may be appropriate to carry out this Agreement or the business of the Partnership, including (i) the original Certificate and all amendments thereto; (ii) all certificates and other instruments to permit the Partnership to become or to continue as a limited partnership; (iii) all instruments that effect a change or modification of the Partnership in accordance with this Agreement, including the admission of additional Limited Partners and the substitution of assignees as Limited Partners; (iv) all conveyances and documents and instruments to effect the dissolution and termination of the Partnership; (v) fictitious or assumed name certificates; and (vi) all other documents or instruments which may be required or permitted by law to be filed by or on behalf of the Partnership.

           (b) The foregoing power of attorney:

               (i) is coupled with an interest and shall be irrevocable and survive the death or incapacity of each Limited Partner;

               (ii) may be exercised by the General Partner by a single signature of the General Partner acting as attorney-in-fact for all of the Limited Partners; and

               (iii) shall survive an assignment of Units by a Limited Partner.

         (c) The grants of authority and powers of attorney set forth herein are in addition and cumulative to any other grants of authority or powers of attorney given by any Limited Partner in any other document, including any subscription agreement. Each Limited Partner shall execute and deliver to the General Partner, within five (5) days after receipt of the General Partner's request, such further powers-of-attorney and other instruments as the General Partner deems appropriate to carry out this Agreement.

    12.04  Gender and Number.  Words and phrases herein shall be construed as in
           -----------------
the singular or plural number and as masculine, feminine or neuter gender, according to the context.

    12.05  Legends.  If certificates for any Units are issued, each such
           -------
certificate shall bear all such legends as the General Partner, in its sole discretion, determines to be appropriate to give notice of this Agreement or to comply with any applicable law, rule or regulation, including securities laws, rules and regulations. The General Partner shall also have the right to place any such legends upon this Agreement.

    12.06  Affiliate; Person.  For purposes of this Agreement, the term
           -----------------
"affiliate" when used with reference to a specified person shall mean any person that directly or indirectly controls or is controlled by or is under common control with the specified person. For purposes of this Agreement, the term "person" means any individual, partnership, corporation, trust or other form of entity whatsoever.

    12.07  No Waiver.  The failure of any Partner to insist upon strict
           ---------
performance of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver to or of any breach or default of this Agreement shall constitute a consent or waiver to or of any other similar or different breach or default.

    12.08  Entire Agreement.  This Agreement constitutes the full and complete
           ----------------
agreement of the parties hereto with respect to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

    12.09  Captions.  The titles or captions of Articles or Sections in this
           --------
Agreement are for convenience of reference only, and in no way define, limit, extend or describe the scope or extent of this Agreement or the intent of any provision hereof.

    12.10  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which together shall constitute one agreement, binding on all the Partners notwithstanding that all Partners have not signed the same counterpart.

    12.11  Applicable Law.  This Agreement shall be governed by and interpreted,
           --------------
construed and enforced in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

    IN WITNESS WHEREOF, the General Partner and the Initial Limited Partner executed this Limited Partnership Agreement as of the 26th day of May, 1998.

GENERAL PARTNER:                        INITIAL LIMITED PARTNER:

PORTFOLIO BOOST, L.L.C.


By: /s/ Jeffrey A. Raun                 By: /s/ Jeffrey A. Raun
    ----------------------------            -----------------------------
    Jeffrey A. Raun, President              Jeffrey A. Raun

                                   Exhibit B

                            Subscription Documents

                            SUBSCRIPTION AGREEMENT
                                  TO UNITS IN
                            PORTFOLIO BOOST I, L.P.


________________________________________________________________________________

     THESE SECURITIES, IN THE FORM OF UNITS OF LIMITED PARTNERSHIP INTEREST IN PORTFOLIO BOOST I, L.P., AN IOWA LIMITED PARTNERSHIP, CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH FEDERAL AND APPLICABLE STATE SECURITIES LAWS AND WITH THE LIMITED PARTNERSHIP AGREEMENT OF PORTFOLIO BOOST I, L.P.

     THE BUSINESS OF PORTFOLIO BOOST I, L.P. IS HIGHLY SPECULATIVE AND VOLATILE AND INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST CAREFULLY READ THE ENTIRE PROSPECTUS OF PORTFOLIO BOOST I, L.P. IN ORDER TO FULLY UNDERSTAND AND COMPREHEND THE BUSINESS OF AND THE RISKS ASSOCIATED WITH AN INVESTMENT IN PORTFOLIO BOOST I, L.P. AND IN ORDER TO DETERMINE THAT AN INVESTMENT IN PORTFOLIO BOOST I, L.P. IS A SUITABLE AND APPROPRIATE ONE FOR THE SUBSCRIBER.

     NO OFFICER, EMPLOYEE OR AGENT OF PORTFOLIO BOOST I, L.P. OR ANY DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THE PROSPECTUS OF PORTFOLIO BOOST I, L.P. OR IN ANY OTHER WRITTEN MATERIALS EXPRESSLY APPROVED BY PORTFOLIO BOOST I, L.P., OR TO IN ANY EVENT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES WHATSOEVER AND, IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATIONS, WARRANTIES OR GUARANTEES MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED OR OTHERWISE GIVEN BY PORTFOLIO BOOST I, L.P. ANY MATERIALS OTHER THAN THE PROSPECTUS ARE SUMMARIES AND GENERAL DESCRIPTIONS ONLY, AND SUBSCRIBERS MUST MAKE ANY DECISION TO INVEST IN PORTFOLIO BOOST I, L.P. BASED SOLELY ON THE INFORMATION SET FORTH IN THE PROSPECTUS OF PORTFOLIO BOOST I, L.P.

________________________________________________________________________________

     1.   ADOPTION.  The undersigned (referred to as "Subscriber") hereby agrees
          --------
to become a Limited Partner in Portfolio Boost I, L.P., an Iowa limited partnership (the "Partnership"), and specifically accepts and adopts and agrees to be bound by each and every provision of the Portfolio Boost I, L.P. Limited Partnership Agreement, as amended to date and as may be amended from time to time (the "Partnership Agreement").

     2.   SUBSCRIPTION.  Subscriber agrees to purchase units of limited
          ------------
partnership interest in the Partnership ("Units") equal to the dollar amount set forth on the signature page hereto in accordance with and on the terms and conditions set forth in this Subscription Agreement and in the Partnership's Prospectus (the "Prospectus"). Subscriber acknowledges receipt of the Prospectus. Capitalized terms not otherwise defined herein shall have the meanings given them in the Prospectus.

     The purchase price per Unit prior to the commencement of trading by the Partnership is $1,000. The purchase price per Unit after that time shall be the Net Asset Value Per Unit as of the opening of trading on the effective date of the purchase, which will be the first business day of the month next following the date on which the General Partner (as that term is defined in Section 3 below) accepts this Subscription Agreement and the purchase price from Subscriber. The Partnership will issue fractional Units, rounded up to the sixth decimal point, to the extent necessary to fill an accepted subscription.

    A minimum initial investment of $10,000 is required, but the General Partner reserves the right to require a higher minimum initial investment from any subscriber or subscribers. Subsequent investments by existing Limited Partners in the Partnership may be in such amounts as may be accepted by the General Partner from time to time, in the General Partner's sole discretion.

    3.   PAYMENT AND DELIVERY OF DOCUMENTS.  Prior to the release of
         ---------------------------------
subscription payments from escrow as described in Section 4 below, Subscriber shall tender to Portfolio Boost, L.L.C., an Iowa limited liability company serving as the general partner of the Partnership (the "General Partner"), Subscriber's check in the dollar amount set forth on the signature page hereto made payable to "First American Bank--Escrow Agent for PB I." Following the release of subscription payments from escrow, Subscriber shall tender to the General Partner Subscriber's check in the dollar amount set forth on the signature page hereto made payable to "Portfolio Boost I, L.P." Payment of the dollar amount set forth on the signature page hereto shall constitute Subscriber's capital contribution to the Partnership.

    The executed signature page to this Agreement and Subscriber's payment should be forwarded to the Partnership at the address set forth in the Prospectus. Subscriber shall also forward the other Subscription Documents (as that term is defined in the Prospectus) to that address. Subscriber acknowledges that the General Partner or Vacation Investors, Inc. (the "Underwriter") may request additional information from Subscriber in connection with this subscription.

    4.   ESCROW ACCOUNT.  Subscription payments will initially be deposited and
         --------------
held in a separate escrow account at First American Bank, Fort Dodge, Iowa, pending receipt, acceptance and collection of subscriptions totaling $500,000. Subscription payments deposited in the escrow account may not be withdrawn by Subscriber under any circumstances. If subscriptions totaling $500,000 are not received and accepted within nine (9) months of the date of the initial Prospectus utilized by the Partnership in offering its units of limited partnership interest, the Partnership will terminate the offering and all amounts paid by Subscriber will be returned to Subscriber within ten (10) business days of the close of said nine (9) month period, without deduction and together with Subscriber's pro rata share of all amounts earned in excess of the subscriptions received, if any. If subscriptions for $500,000 are received and accepted by the designated date, the escrowed funds (including all earnings thereon) will be released to the Partnership, and the Partnership shall thereafter commence trading at such time as is determined by the Commodity Trading Advisor for the Partnership.

    No escrow will be utilized for subscriptions received and accepted following the release of funds from escrow to the Partnership as provided above.

    5.   ACCEPTANCE OR REJECTION OF SUBSCRIPTION.  Subscriber acknowledges and
         ---------------------------------------
agrees that this subscription shall not be effective until accepted in writing by the General Partner and that the General Partner reserves the right to reject this subscription in whole or in part. Subscriptions may be rejected for failure to conform to the requirements of the offering, insufficient documentation, oversubscription of the offering or for such other reason or reasons as the General Partner may determine, in its sole discretion. In the event of rejection of this subscription in whole, Subscriber's payment will promptly be returned to Subscriber without deduction and this Subscription Agreement shall have no further force or effect. In the event of rejection of this subscription in part, the rejected amount of Subscriber's payment will be promptly returned to Subscriber, but in that circumstance this Subscription Agreement shall remain in full force and effect. Subscriber shall not be entitled to receive any interest or other earnings on Subscriber's subscription in the event of rejection of this subscription, in whole or in part, by the General Partner.

    6.   ADMISSION TO PARTNERSHIP.  In the event Subscriber's subscription is
         ------------------------
accepted by the General Partner and the minimum offering contingency specified in Section 4 above is satisfied, Subscriber shall be admitted to the Partnership as a Limited Partner in accordance with the following:

         (a) If Subscriber's subscription is accepted by the General Partner prior to the release of funds from escrow, Subscriber shall be admitted to the Partnership as a Limited Partner as of the date on which such escrowed funds are released to the Partnership.

         (b) If Subscriber's subscription is accepted by the General Partner after release of funds from escrow, Subscriber shall be admitted to the Partnership as a Limited Partner effective as of the time provided in the Partnership Agreement.

    7.   REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND AGREEMENTS.
         -----------------------------------------------------------
Subscriber represents, warrants, acknowledges and agrees that:

         (a) Subscriber is a resident of the State set forth on the signature page hereto (the "State"), and

             (i) if Subscriber is a corporation, partnership, trust or other form of organization or entity, Subscriber has its principal office in the State, and Subscriber was not organized for the specific purpose of acquiring Units; or

             (ii) if Subscriber is an individual, Subscriber is of full legal age in the State, is legally competent to execute this Subscription Agreement, and has his or her principal residence in the State.

         (b) If Subscriber is not a natural person, Subscriber either (i) is not engaged in the business of or operated for the purpose of trading in futures or options, or (ii) if Subscriber is engaged in such business or operated for such purpose, Subscriber has obtained or is exempt from obtaining all licenses, registrations, memberships, consents or approvals as are required therefor by any governmental or regulatory authority, including, without limitation, the Commodity Futures Trading Commission and the National Futures Association. Subscriber shall maintain, or maintain its exemption from, as the case may be, all such licenses, registrations, memberships, consents or approvals throughout the entire time Subscriber holds any Units. Any information requested from Subscriber pursuant to
     Section 7(d) below regarding this subparagraph (b) may be filed with or provided to the applicable governmental or regulatory authority if requested by such authority or if otherwise determined to be appropriate by the Partnership.

         (c) Subscriber is making the representations, warranties, acknowledgments and agreements in this Subscription Agreement with the intent that the same may be relied upon by the General Partner and the Partnership in determining compliance with federal and state securities laws and in determining the suitability of Subscriber as a purchaser of Units and a Limited Partner in the Partnership. Subscriber understands that no federal or state agency has recommended or endorsed the Units or made any finding or determination as to the fairness, accuracy or completeness of the provisions hereof or of the Partnership Agreement, the Prospectus, the Units or the offering of the Units.

          (d) The General Partner or the Underwriter may at any time (including after Subscriber has become a Limited Partner) require Subscriber to submit such additional information and documentation as they deem necessary or appropriate to ascertain that Subscriber's investment in the Partnership is appropriate in light of the suitability standards imposed for the offering and Subscriber's investment objectives and financial situation or to establish or otherwise evidence or substantiate compliance with the requirements of the Partnership's offering, this Subscription Agreement or federal or state securities laws or regulations, including, without limitation, a purchaser questionnaire, financial statements of Subscriber and a letter from Subscriber justifying the suitability of Subscriber's investment in the Partnership and containing such additional disclosures and additional representations and warranties from Subscriber as the General Partner determines to be necessary or appropriate to establish or otherwise evidence or substantiate compliance with the requirements of the Partnership's offering, this Subscription Agreement or any federal or state securities laws or regulations. All such additional information and documentation will be true and accurate in all respects.

          (e) The General Partner shall have the right to accept or reject Subscriber's subscription in whole or in part. Subscriptions may be rejected for, without limitation, failure to conform to the requirements of the Partnership's offering, insufficient documentation, oversubscription of the offering, or for any such other reason as the General Partner may determine, in its sole discretion.

          (f) Subscriber has received and carefully read and is familiar with the Prospectus (including, without limitation, the sections in the Prospectus setting forth the risk factors and conflicts of interest applicable to an investment in the Partnership and the fees payable by the Partnership to the General Partner and others), the Partnership Agreement and this Subscription Agreement, and confirms that all documents incorporated in the Prospectus and all records and books pertaining to the investment in the Units made pursuant to this Subscription Agreement have been made available to Subscriber.

          (g) Subscriber has had access, during the course of this transaction and prior to sale, to all information necessary to enable Subscriber to evaluate the merits and risks of a prospective investment in Units and the Partnership, and Subscriber has had the opportunity to ask questions of and receive answers from the General Partner, or a person or persons acting on the General Partner's behalf, concerning the terms and conditions of the offering and the opportunity to obtain any additional information which the Partnership or the General Partner possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in and incorporated in the Prospectus or to which Subscriber has had access; and all questions raised by Subscriber have been answered to the full satisfaction of Subscriber.

          (h) Subscriber (i) is acquiring the Units for Subscriber's own account for investment only and not with a view to the distribution, resale or transfer thereof, and as the sole record and beneficial holder thereof,
     (ii) is acquiring such Units without any intention of reselling or distributing any of such Units except in accordance with the provisions of the

     Securities Act of 1933 (the "Act") and rules and regulations promulgated thereunder and applicable state securities laws and regulations and with the provisions of the Partnership Agreement, and (iii) agrees that the Units shall not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, by Subscriber except in accordance with such laws, rules and regulations and with the Partnership Agreement.

     (i) Subscriber understands and agrees that (i) the effect of the foregoing subparagraph (h) is that Subscriber shall be restricted from selling or otherwise transferring or disposing of any of the Units except in accordance with the Partnership Agreement and pursuant to a registration statement rendered effective under the Act and applicable state securities laws, or at some indeterminable date in the future, in accordance with the Partnership Agreement and an applicable exemption from registration which is the subject of a favorable legal opinion rendered by counsel for the Partnership, and (ii) as of the date hereof, the Partnership and the General Partner have no legal obligation to include the Units in any registration statement to be filed under the Act or applicable state securities laws.


     (j) Subscriber understands the fundamental aspects of the business and the pool to be conducted by the Partnership and the nature and extent of the management and control by the General Partner and the Commodity Trading Advisor over the Partnership as a whole, including, but not limited to: (i) the trading methods to be used and decisions made in the trading of futures, options or other interests by the Partnership; (ii) the transfer of Units and the ability or right of a transferee of a Unit to become a substituted Limited Partner; (iii) the making of distributions by the Partnership; and (iv) the ability or right of a Limited Partner to redeem or liquidate its Units.

     (k) Subscriber understands that the Units are a highly speculative investment which involve a high degree of risk, including the possibility of the loss of a substantial portion or all of the investment, and that neither the Partnership nor the General Partner make any representation or warranty as to, and that there is no assurance of, any economic, income, tax, profits or other benefits whatsoever from an investment in the Units. Subscriber also understands that the Partnership may not ever accomplish any of the purposes or objectives of the Partnership.

     (l) Subscriber understands that the Partnership Agreement establishes substantial restrictions on the transferability and liquidation of Units, including, but not limited to, the consent of the General Partner. Accordingly, Subscriber also understands that Subscriber will need to bear the economic risk of the investment in the Units for an indefinite period of time and will not be readily able to liquidate the Units in case of an emergency.

     (m) Subscriber understands the tax consequences of an investment in the Units and the Partnership and that any federal or state income or other tax benefits which may be available to Subscriber may be lost through changes to, or in the interpretation of, existing laws and regulations. Subscriber is relying solely upon the advice of Subscriber's personal tax advisors with respect to all tax aspects of an investment in the Units and the Partnership.

     (n) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Units. Subscriber is able to bear the economic risk of the investment in the Units, and

     Subscriber has adequate financial or other means for providing for Subscriber's current and anticipated needs and contingencies and has no need for liquidity in this investment.

           (o) If Subscriber is not a resident of the State of California or an entity with its principal place of business in California, Subscriber has at least either: (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000; or (ii) a minimum annual gross income of $45,000 and a minimum net worth (once again determined exclusive of home, home furnishings and automobiles) of $45,000. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units.

           (p) If Subscriber is a resident of the State of California or is an entity with its principal place of business in California, Subscriber has at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $250,000; or (ii) a minimum annual gross income of $65,000 and a minimum net worth (once again determined exclusive of home, home furnishings and automobiles) of $100,000. In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units.

           (q) Subscriber understands that a notation will be made on the records of the Partnership regarding the restrictions on transferability of the Units, and that the Partnership Agreement may also contain legends addressing the restrictions on transferability of the Units.

           (r) Subscriber understands that as of the date of the Prospectus the Partnership had no financial or operating history.

           (s) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the valid, legal and binding obligation of Subscriber, enforceable in accordance with its terms.

     8.   APPOINTMENT OF POWER OF ATTORNEY.
          --------------------------------

              (a) Subscriber hereby constitutes and appoints the General Partner (and any additional or substitute general partner's from time to time) the true and lawful attorney-in-fact of Subscriber with full power and authority for Subscriber, and in the name of Subscriber, to make and execute and, if required or if advisable, acknowledge, file and publish wherever appropriate:

               (i) The Partnership Agreement and all authorized or required amendments thereto;

               (ii) The Certificate of Limited Partnership of the Partnership and any and all certificates of amendments thereto, and all fictitious name certificates, as may be required by or appropriate under the laws of Iowa or any other jurisdiction;

               (iii) Any other instrument which may be required to be filed by the Partnership under the laws of any jurisdiction or by any governmental agency or authority, or which the General Partner deems it advisable to file in order to effectuate any offering of units of limited partnership interest by the Partnership, or the terms and provisions of this Subscription Agreement, the Prospectus or the Partnership Agreement; and

               (iv) Any documents which may be required to effect or report the continuation of the Partnership, the admission of initial, additional or substituted Limited Partners or general partners, the withdrawal or reduction of capital contributions or the dissolution and termination of the Partnership in accordance with this Subscription Agreement or the Partnership Agreement.

          (b)  The foregoing grant of authority:

               (i) Is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by and shall survive the death, disability, incompetence, dissolution or other termination of Subscriber;

               (ii) May be exercised by the General Partner either by signing separately as attorney-in-fact for Subscriber or by a single signature of the General Partner acting as attorney-in-fact for all of the parties executing any instrument; and

               (iii) Shall survive the delivery of an assignment of a Unit by Subscriber.

          (c) Subscriber acknowledges and agrees that the Partnership Agreement also contains a grant of authority and power of attorney by each and all of the Limited Partners to the General Partner, and that Subscriber, by adoption of the Partnership Agreement hereby, also grants such authority and power of attorney to the General Partner. The grants of authority and powers of attorney set forth herein and in the Partnership Agreement are each respectively in addition and cumulative to the other, and neither restricts or limits the other.

     9.   CORRECT AND CURRENT INFORMATION.  Subscriber represents and
          -------------------------------
warrants that all of the information set forth herein as it relates to Subscriber is true, correct and complete as of the date hereof.

Subscriber further represents, warrants and agrees that if there should be any change in any of such information prior to Subscriber's admission to the Partnership as a Limited Partner, Subscriber shall immediately furnish such revised or corrected information to the General Partner. Without limiting the generality of the foregoing, Subscriber agrees to furnish the General Partner with written notice of any change of address of Subscriber. If Subscriber is an entity, Subscriber and the individual(s) executing this Subscription Agreement on behalf of Subscriber each represent and warrant that (i) such individual(s) is of full legal age and is otherwise legally competent to execute this Subscription Agreement; (ii) such individual(s) has full power and authority to execute this Subscription Agreement on behalf of Subscriber and to make the representations, warranties, acknowledgments and agreements contained herein for Subscriber and on Subscriber's behalf; (iii) Subscriber is authorized to become a Limited Partner in, and to make Subscriber's capital contribution to, the Partnership; and (iv) the purchase of the Units and the investment in the Partnership by Subscriber has been authorized by the governing board of Subscriber (if required) and is not prohibited by the governing documents of Subscriber.

     10.  INDEMNIFICATION BY SUBSCRIBER.  Subscriber understands that the
          -----------------------------
offer, sale and issuance of the Units to Subscriber were and will be based upon the representations, warranties, acknowledgments and agreements of Subscriber contained herein. Subscriber hereby agrees to defend and indemnify the Partnership, the General Partner, the Underwriter and any person or entity acting for or on the Partnership's, the General Partner's or the Underwriter's behalf with respect to the offer, sale and/or issuance of the Units, and to hold the Partnership, the General Partner, the Underwriter and each such person or entity harmless from and against all losses, liabilities, damages, costs or expenses (including, without limitation, court costs, arbitration costs and reasonable attorneys' fees) arising by reason of or in connection with (i) any misrepresentation or any breach or default of any representation, warranty, acknowledgment or agreement by Subscriber; (ii) any sale or distribution of Units by Subscriber in violation of this Subscription Agreement, the Partnership Agreement, the Act, or any applicable state securities laws; or (iii) Subscriber's failure to fulfill any of Subscriber's other agreements set forth herein.

     11.  REVOCATION.  Except only as may be expressly provided by applicable
          ----------
securities laws, Subscriber agrees that Subscriber shall not and cannot cancel, terminate or revoke this Subscription Agreement or any representation, warranty, acknowledgment or agreement of Subscriber made hereunder or herein and that (if Subscriber is an individual) this Subscription Agreement shall survive the death, disability or incompetence of Subscriber.

     12.  MISCELLANEOUS.  This Subscription Agreement shall be construed in
          -------------
accordance with and governed by the laws of the State of Iowa. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and may be amended only by a writing executed by all parties. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The remedies provided herein to the Partnership, the General Partner, the Underwriter and their agents are cumulative and are not exclusive of any rights or remedies that may be available to any of them at law, in equity or otherwise. In the event any provision of this Subscription Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Subscription Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Subscription Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. This Subscription Agreement and the representations, warranties, acknowledgments and agreements contained herein shall be binding upon the heirs, legal representatives, successors and assigns of Subscriber.

                           [SIGNATURE PAGE FOLLOWS]

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                FOR INDIVIDUALS
                                ---------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of __________________, ____.

PLEASE PRINT                                     SUBSCRIPTION AMOUNT $__________

Name(s) of Individual(s)      __________________________________________________

Residence Address:            __________________________________________________

                              __________________________________________________

Social Security               __________________________________________________
Numbers:                      __________________________________________________


TITLE IS TO BE HELD IN EQUAL SHARES AS (STRIKE OUT THE ONE THAT DOES NOT APPLY, IF NO DESIGNATION IS MADE, TITLE WILL BE JTWFRS):
(A) JOINT TENANTS, WITH FULL RIGHTS OF SURVIVORSHIP
(B) TENANTS IN COMMON

SIGNATURE(S):                 _________________________________________________

                              _________________________________________________

________________________________________________________________________________

                    VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that
(a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                  VACATION INVESTORS, INC.

Date: ________________________    By:___________________________________________
                                      Jeffrey A. Raun, Registered Representative

________________________________________________________________________________

                                  ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost I, L.P. is accepted.

                                  PORTFOLIO BOOST I, L.P.

                                  By:  Portfolio Boost, L.L.C.
                                       General Partner

Date of Acceptance:___________    By:_____________________________
                                     Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                      QUALIFIED RETIREMENT PLANS AND IRAS
                      -----------------------------------

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                      SUBSCRIPTION AMOUNT $_________

Name:                           ________________________________________________

Residence Address:              ________________________________________________
                                ________________________________________________

Social Security Number:         ________________________________________________

Signature:                      ________________________________________________

Name of Trustee/Fiduciary:      ________________________________________________

Taxpayer I.D. Number:           ________________________________________________

Address of                      ________________________________________________
Trustee/Fiduciary:              ________________________________________________

Name and Title of Person
signing on behalf of
Trustee/Fiduciary               ________________________________________________
                                                       Title

Signature of person
Signing on behalf of
Trustee/Fiduciary               _______________________________________________
________________________________________________________________________________

                    VACATION INVESTORS, INC. CERTIFICATION

     The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that (a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                 VACATION INVESTORS, INC.

Date: __________________         By:____________________________________________
                                    Jeffrey A. Raun, Registered Representative

________________________________________________________________________________

                                  ACCEPTANCE

     The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost I, L.P. is accepted.

                                 PORTFOLIO BOOST I, L.P.

                                 By:  Portfolio Boost, L.L.C.
                                      General Partner

Date of Acceptance:__________    By:______________________________
                                    Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                            UNIFORM GIFTS TO MINORS
                            -----------------------

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                      SUBSCRIPTION AMOUNT $_________

Account Name: ____________________________ as custodian for ____________________
under the _______________________ Uniform Gifts/Transfers to Minors Act
              (State)

Address of          __________________________________________________________

Minor:              __________________________________________________________

Social Security
Number of Minor:    __________________________________________________________

Name and
Relationship of
Custodian to Minor: __________________________________________________________


Address of          __________________________________________________________
Custodian:          __________________________________________________________

Signature of
Custodian:          __________________________________________________________

________________________________________________________________________________

                    VACATION INVESTORS, INC. CERTIFICATION

         The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that
(a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                           VACATION INVESTORS, INC.

Date: ____________________________         By:____________________________
                                              Jeffrey A. Raun, Registered
                                               Representative
________________________________________________________________________________

                                  ACCEPTANCE

         The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost I, L.P. is accepted.

                                        PORTFOLIO BOOST I, L.P.

                                        By:  Portfolio Boost, L.L.C.
                                               General Partner

Date of Acceptance:______________       By:_________________________________
                                            Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
                                    TRUSTS
                                    ------

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day of ______________________, ____.

PLEASE PRINT                                                 AMOUNT:  $_________
Name of Trust:     _____________________________________________________________
Address:           _____________________________________________________________
                   _____________________________________________________________
Taxpayer
 Identification
Number:            _____________________________________________________________
Names of
 Beneficiaries
 of Trust:         _____________________________________________________________
Document Forming
the Trust:         _____________________________________________________________

Name of Trustee    _____________________________________________________________
 /Fiduciary:

Address of
Trustee/Fiduciary: _____________________________________________________________

Name and Title of
Person signing on
behalf of Trustee
/Fiduciary         _____________________________________________________________
                                                         Title
Signature of person
Signing on behalf of
Trustee/Fiduciary  _____________________________________________________________


________________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

         The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that
(a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                          VACATION INVESTORS, INC.

Date: ____________________________        By:___________________________________
                                             Jeffrey A. Raun, Registered
                                              Representative
________________________________________________________________________________
                                   ACCEPTANCE

         The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost I, L.P. is accepted.

                                        PORTFOLIO BOOST I, L.P.

                                        By:  Portfolio Boost, L.L.C.
                                               General Partner

Date of Acceptance:______________       By:_________________________________
                                            Jeffrey A. Raun, President

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                                      FOR
  CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS AND OTHER ENTITIES
  --------------------------------------------------------------------------

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ___ day ________________________, ____.

PLEASE PRINT  SUBSCRIPTION AMOUNT $________

Name of Entity     ____________________________________________________________

Address:           ____________________________________________________________

                   ____________________________________________________________

Taxpayer
 Identification
 Number:           ____________________________________________________________

State of
 Organization or
 Incorporation:    ____________________________________________________________


Name and Title of
Person(s) Signing
for Entity         ____________________________________________________________
                                                            Title
                   ____________________________________________________________
                                                            Title
SIGNATURE(S):      ____________________________________________________________
                   ____________________________________________________________


________________________________________________________________________________

                     VACATION INVESTORS, INC. CERTIFICATION

         The undersigned certifies that: (1) the undersigned has informed Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and (2) the undersigned has reasonable grounds to believe (on the basis of information obtained from Subscriber concerning such Subscriber's investment objectives, other investments, financial situation and needs, and any other information known by the undersigned), that
(a) Subscriber is or will be in a financial position appropriate to enable Subscriber to realize to a significant extent the benefits described in the Prospectus, (b) Subscriber has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for Subscriber.

                                           VACATION INVESTORS, INC.

Date: ____________________________         By:__________________________________
                                              Jeffrey A. Raun, Registered
                                               Representative

________________________________________________________________________________

                                   ACCEPTANCE

         The foregoing subscription and agreement to purchase units of limited partnership interest in Portfolio Boost I, L.P. is accepted.

                                        PORTFOLIO BOOST I, L.P.

                                        By:  Portfolio Boost, L.L.C.
                                               General Partner
Date of Acceptance:______________       By:_________________________________
                                           Jeffrey A. Raun, President

                            PORTFOLIO BOOST I, L.P.
                       SUITABILITY STANDARDS REQUIREMENT

FOR NON-CALIFORNIA RESIDENTS
----------------------------
I(We) have read the Prospectus and Subscription Agreement and attest that I(we) qualify for an investment in Portfolio Boost I, L.P. I(We) understand one requirement I(we) must meet in order to qualify is that I(we) must meet one or more of the qualifications below:

Qualifications:
--------------
1. I(We) have a minimum annual gross income of $45,000 and a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $45,000.
or,
2. I(We) have a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000.

FOR CALIFORNIA RESIDENTS
------------------------
I(We) have read the Prospectus and Subscription Agreement and attest that I(we) qualify for an investment in Portfolio Boost I, L.P. I(We) understand one requirement I(we) must meet in order to qualify is that I(we) must meet one or more of the qualifications below:

Qualifications:
--------------
1. I(We) have a minimum annual gross income of $65,000 and a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $100,000.
or,
2. I(We) have a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $250,000.

           FIRST PERSON OR INDIVIDUAL              SECOND PERSON
           --------------------------              -------------

Signed     ______________________________      Signed     __________________

Print name ______________________________      Print name __________________

Date       ______________________________      Date       __________________

                            Portfolio Boost I, L.P.

                           Acknowledgment Of Receipt
                           -------------------------


    I hereby acknowledge that on the date set forth below I received the Portfolio Boost I, L.P. prospectus dated January 28, 1999.


    I also acknowledge that any other information or other written materials I may have received regarding Portfolio Boost I, L.P. ("Other Information") are a summary and general description of only portions of the prospectus. I also acknowledge that the Other Information is not intended to be complete or utilized by me except in connection with the prospectus. I also acknowledge that I should read the entire prospectus in order to fully analyze and understand the Other Information and for complete details of this offering.



                                          ______________________________________
                                                       Print Name


                                          ______________________________________
                                                       Signature


                                          ______________________________________
                                                         Date

Return to:


         Vacation Investors, Inc.
         4320 Winfield Road, Suite 320
         Warrenville, Illinois 60555
         Attn:  Jeffrey A. Raun

                                   Exhibit C

                                 Balance Sheet
                                      of
                                     PB I

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Partners and Management
of Portfolio Boost I, L.P.

We have audited the accompanying balance sheet of Portfolio Boost I, L.P. (an Iowa partnership) as of September 30, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Portfolio Boost I, L.P. as of September 30, 1998, in conformity with generally accepted accounting principles.



Roth & Company, P.C.


/s/ Roth & Company, P.C.
------------------------
Des Moines, Iowa
October 15, 1998

PORTFOLIO BOOST I, L.P.
BALANCE SHEET

SEPTEMBER 30, 1998
----------------------------------------------------------------

ASSETS
------

Cash                                                     $1,000
                                                          =====

PARTNERS' CAPITAL
-----------------

Partners' Capital                                        $1,000
                                                          =====







See notes to balance sheet.

----------------------------------------------------------------

PORTFOLIO BOOST I, L.P.
----------------------

NOTES TO BALANCE SHEET

SEPTEMBER 30, 1998
---------------------------------------------------------------

1.   NATURE OF BUSINESS


     Portfolio Boost I, L.P. (the "Partnership") is an Iowa limited partnership organized on May 28, 1998 with its principal office in Warrenville, Illinois. The Partnership has not yet commenced operations. The only transaction to date is the original capital contribution of $1,000 by the initial limited partner, who is an officer of the General Partner. The General Partner may, but is not obligated to make a capital contribution. The Partnership will terminate on December 31, 2050, or upon the occurrence of an event causing an earlier termination as set forth in The Limited Partnership Agreement.

     The Partnership is a single advisor commodity pool which will be engaged in the business of speculative trading of various domestic and foreign futures contracts, options and other interests pursuant to one of the trading programs of the Partnership's commodity trading advisor (CTA). The Partnership's principal objective is to generate increased capital for the partners, but there can be no assurance that the Partnership will achieve this objective since it is involved in a speculative, volatile, high risk business. The Limited Partnership Agreement provides the Partnership may commence trading after the General Partner has accepted subscriptions for 500 units of limited partnership interest ("Units") at $1,000 per Unit. If subscriptions for a minimum of 500 Units have not been accepted within nine months of the date of the Prospectus, the offering will terminate and all amounts paid by the subscribers will be returned.


     Interests in the Partnership are evidenced by Units. Profits and losses of the Partnership are allocated to the partners pro rata based upon the respective number of Units held. The Partnership's income tax attributes pass-through to the partners of the Partnership.

2.   FEES AND EXPENSES

     Fees
     ----

     The Partnership will pay to its commodity pool operator and General Partner, Portfolio Boost, L.L.C., a monthly management fee in an amount equal to one-half of one percent (0.5%) of

     PORTFOLIO BOOST I, L.P.
     ----------------------

     NOTES TO BALANCE SHEET

     SEPTEMBER 30, 1998
     ---------------------------------------------------------

     the Partnership's net assets as of the close of business on the last business day of each month. The Partnership will also pay to its General Partner a quarterly incentive fee in an amount equal to 15% of New Trading Profits, as defined in The Limited Partnership Agreement, for each quarter.

     The General Partner is solely responsible for the payment of compensation to the Partnership's CTA, to the Partnership's agent (Agent) and to the Underwriter of the offering of Partnership Units. Additionally, the General Partner will provide, at its cost, vacation awards to qualifying Limited Partners.

     All trading decisions will be made for the Partnership by its CTA, Quiet Systems Limited. The sole officer of the General Partner and certain members of his family are some of the beneficiaries of the trust which owns the CTA.


     The Partnership's Agent for purposes of receiving the signals generated by the CTA's trading program and communicating the trades which are directed to be made is Frischmeyer Trading Corporation. The individual who controls the Agent and certain members of his family are some of the beneficiaries of the trust which owns the CTA.

     The Underwriter of the offering is Vacation Investors, Inc. which is owned by the sole officer of the General Partner.

     Other Expenses
     --------------

     The Partnership is responsible for payment of brokerage commissions and other fees incidental to trading to its futures commission merchant, First Options of Chicago, Inc., payment of exchange and National Futures Association fees, and payment of all other expenses of the Partnership, including organization and offering (excluding underwriting) expenses, legal and accounting fees and meeting and office expenses.

3.   DISTRIBUTIONS AND REDEMPTIONS

     Distributions, if any, will be made only at such times and in such amounts as determined by the General Partner, in its sole

     PORTFOLIO BOOST I, L.P.
     ----------------------

     NOTES TO BALANCE SHEET

     SEPTEMBER 30, 1998
     ----------------------------------------------------------

     discretion. With the consent of the General Partner, a Limited Partner may liquidate, with at least sixty days prior written notice, the Units held by the Limited Partner at Net Asset Value Per Unit on the liquidation date.


     For purposes of calculating Net Asset Value Per Unit, Net Assets includes partners' capital, as determined for financial statement purposes, plus an adjustment for unamortized organizational and offering costs. Organizational and offering costs are expensed when incurred for financial statement purposes. For purposes of calculating Net Asset Value Per Unit, these costs are capitalized and amortized over a period of five years.

                                   Exhibit D

                                 Balance Sheet
                                      Of
                              The General Partner

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Members of
Portfolio Boost, L.L.C.

We have audited the accompanying balance sheet of Portfolio Boost, L.L.C. (an Iowa limited liability company) as of September 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Portfolio Boost, L.L.C. as of September 30, 1998, in conformity with generally accepted accounting principles.


Roth & Company, P.C.


/s/Roth & Company, P.C.
------------------------

Des Moines, Iowa
October 15, 1998

PORTFOLIO BOOST, L.L.C.
BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------

ASSETS
------
Cash and Cash Equivalents                          $   85,026
Marketable Securities                                   9,507
Accounts Receivable                                     6,391
Airline Ticket Credits                                118,129
Costs Reimbursable From Limited Partnerships           44,386
Residential Rental Property                           224,833
Investment in Limited Partnership                      51,567
                                                   ----------

TOTAL ASSETS                                       $  539,839
                                                   ==========

LIABILITIES AND MEMBERS' EQUITY
-------------------------------

LIABILITIES:

Accounts Payable                                   $    1,813

Deferred Revenue                                      118,129
                                                   ----------

Total Liabilities                                     119,942
                                                   ----------

MEMBERS' EQUITY:

Voting Member's Equity                                  -
Nonvoting Members' Equity                           1,069,897
                                                   ----------
                                                    1,069,897

Less Subscriptions Receivable                        (650,000)
                                                   ----------
Total Members' Equity                                 419,897
                                                   ----------

TOTAL LIABILITIES AND MEMBERS' EQUITY              $  539,839
                                                   ==========

See notes to balance sheet.

--------------------------------------------------------------

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

1.   ORGANIZATION

     Nature of Business
     ------------------

     Portfolio Boost, L.L.C. (Company) was organized on May 20, 1998 with Corn Belt Management, Inc. being merged into the Company on May 22, 1998. The Company serves as the general partner and commodity pool operator for commodity pools.

     The Company is the general partner and commodity pool operator of Corn Belt Commodities Round Trip Limited Partnership (CBCRT), which is a limited partnership operating a commodity pool. Corn Belt Management, Inc. was the prior general partner and commodity pool operator of CBCRT.

     The Company will also serve as general partner and commodity pool operator of four commodity pools currently being organized which have not yet begun operations, Portfolio Boost I, L.P.; Portfolio Boost II, L.P.; Portfolio Boost III, L.P.; and Portfolio Boost MJF, L.P. These commodity pools are expected to begin operations in 1998 or early 1999.

     Under the terms of the limited partnership agreements, the Company earns monthly management fees and quarterly incentive fees and is liable for certain expenses of the partnerships, such as commodity trading advisor fees and underwriting fees.

     As the general partner, the Company is liable for the obligations of the limited partnerships. Management is unaware of any such liabilities which would have a material adverse affect on the Company's financial position.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents
     -------------------------

     The Company considers all demand deposit accounts, money market funds and debt securities with an original maturity of three months or less to be cash and cash equivalents.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     Marketable Securities
     ---------------------

     The Company considers all investments in marketable equity and debt securities as trading securities and are carried at fair value.

     Airline Ticket Credits and Deferred Revenue
     -------------------------------------------

     The Company has airline ticket credits from an unrelated travel management company which are used to purchase airline tickets. The cost of tickets purchased with the credits generally approximates the lowest fare amount available in the market place on the date the tickets are purchased.

     The airline ticket credits are used in the Company's operations as a general partner and commodity pool operator for various limited partnerships. In connection with these activities, the Company provides vacation awards to those limited partners who meet specified qualifications.

     The airline ticket credits were received by the Company in exchange for consulting services provided to the unrelated travel management company. The credits were earned based on an amount negotiated with the unrelated travel management company for the consulting services provided. The Company does not anticipate any such future exchanges.

     The revenue from consulting services provided is deferred and is recognized when the airline ticket credits are used.

     Costs Reimbursable From Limited Partnerships
     --------------------------------------------

     The Company is the general partner of four limited partnerships that are currently being organized which will operate commodity pools. These limited partnerships are currently preparing offering documents and in the process of filing them with various regulatory agencies which is required before the limited partnerships can accept capital contributions.

     The Company, as the general partner, has paid costs related to the preparation of the offering documents and the regulatory filings. These costs are reimbursable from the limited partnerships once the limited partnerships have received the minimum amount of capital contributions and commenced operations.

     The Company continually monitors and assesses the progress of each offering. If an offering is aborted or discontinued, the costs related to that limited partnership would be immediately charged to expense.


PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     Residential Rental Property
     ---------------------------

     This property is held for sale, and is carried at the lower of cost or fair value less estimated costs to sell.

     Investment in Limited Partnership
     ---------------------------------

     The investment in CBCRT, a limited partnership in which the Company is the general partner but not the majority owner, is accounted for under the equity method.

     Income Taxes
     ------------

     The Company is a limited liability company under which the income tax attributes pass-through to the members of the Company. Therefore, no income tax expense is recorded by the Company.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.   REGULATORY REQUIREMENTS

     The Company is subject to various regulatory guidelines relating to the maintenance of a minimum amount of regulatory net worth. Under the guidelines regulatory net worth is generally required equal to five percent of the sum of partner contributions received and limited partnership interests being offered in limited partnerships for which the Company is the general partner. However, pursuant to the regulatory net worth requirements, net worth may not be less than $50,000, but is not required to exceed $1,000,000.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     At September 30, 1998, the Company's regulatory net worth under applicable guidelines was $1,069,897 as follows:


          Total members' equity                           $  419,897
          Add subscriptions receivable from
             nonvoting members                               650,000
                                                          ----------

          Total regulatory net worth                      $1,069,897
                                                          ==========


     Subscriptions receivable are evidenced by promissory notes which are due on demand and are secured by letters of credit issued by financial institutions for the benefit of the Company.

4.   MEMBERS' EQUITY

     Members' Equity at September 30, 1998 consists of:

                                 Voting    Nonvoting
                                 ------    ---------

     Units Outstanding             100         100

     The voting member is responsible for the management of the Company.

     Profit and Loss Allocations
     ---------------------------

     Net losses of the Company are generally allocated first to the Voting Member to the extent of its capital account balance and then to the Nonvoting Members.

     Earnings of the Company attributable to CBCRT are allocated to the Voting Member. The remaining net profits (Net Profits) of the Company are generally allocated (i) first to Nonvoting Members to the extent of previously allocated losses; (ii) second to the Voting Member to the extent of previously allocated losses; (iii) third to Nonvoting Members equal to an aggregate of 28% of Net Profits of the Company; and (iv) the balance of Net Profits to the Voting Member.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     Distributions
     -------------

     Annual distributions accrue to Nonvoting Members through December 31, 2001, in an amount equal to an aggregate of 28% of the Company's Net Profits, if any. Any accrued and unpaid distributions are payable as of December 31, 2001. However, a Nonvoting Member may request an annual distribution in an amount equal to the tax liability attributable to that member's Net Profit allocations.

     Nonvoting Members shall also receive distributions, payable annually, in an amount equal to an aggregate of 28% of the Company's Net Profits, if any, for the years 2002 through 2004.

     The Voting Member may receive distributions at any time, provided the net worth of the Company exceeds the sum of $700,000 plus the accrued distributions payable to Nonvoting Members.

     Return of Nonvoting Member Capital Account
     ------------------------------------------

     Under the Company's operating agreement, the Company has agreed to pay the Nonvoting Members within thirty days after December 31, 2001, an amount equal to the capital account of each member less any unpaid subscription receivable balance. If requested by a Nonvoting Member, the Voting Member has agreed to make capital contributions if the Company is unable to otherwise make such payments.

     Subscriptions Receivable
     ------------------------

     The subscriptions receivable from Nonvoting Members are due on demand at the option of the Company. These balances are secured by letters of credit issued by financial institutions for the benefit of the Company.

5.   RELATED PARTY TRANSACTIONS

     The residential rental property is leased to a relative of the officer of the Company.

PORTFOLIO BOOST, L.L.C.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

     The investments in marketable securities are traded through Vacation Investors, Inc. The officer of the Company is the sole shareholder, director and officer of Vacation Investors, Inc. as well as a registered representative.

6.   MERGER WITH CORN BELT MANAGEMENT, INC.

     Corn Belt Management, Inc. was merged with the Company on May 22, 1998 in a transaction accounted for at historical cost as the entities were under common control. The initial capital contribution of the Voting Member consisted of the net assets of Corn Belt Management, Inc., of $299,284. The capital account of the Voting Member was subsequently reduced by distributions and results of operations through September 30, 1998.

7.   EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

     In January 1999, the Company had the following transactions that affect members' equity. The Company received cash payments on subscriptions receivable of $100,000. Subscriptions receivable of $450,000 and related letters of credit were canceled. As of January 17, 1999, outstanding subscriptions receivable total $100,000.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Officers and Directors

    The Partnership's limited partnership agreement provides that the Partnership shall defend, indemnify, and hold the General Partner harmless from and against any loss, liability, damage, cost or expense incurred by the General Partner and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and reasonably believed by the General Partner to be within the scope of authority conferred on it by the limited partnership agreement. Such indemnity is available only if the General Partner (a) acted in good faith and in a manner the General Partner reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (b) the act, omission, activity or conduct in question did not constitute negligence or misconduct. No indemnification may be made with respect to alleged violations of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claim has been dismissed by a court with prejudice on the merits; or (iii) a court approves a settlement of the claims against the indemnitee and finds that the indemnification of the settlement and related costs and expenses should be made. In the case of (iii), the indemnified party must apprise the court of the position of the Securities and Exchange Commission and of the securities administrator of the state in which the plaintiffs in the underlying case claim they were offered or sold Units with respect to indemnification for securities laws violations before seeking any approval from the court for indemnification.

    The Articles of Organization of Portfolio Boost, L.L.C., the General Partner of the Partnership, provide that a voting member of the General Partner shall not be personally liable to the General Partner or its members for damages for breach of a fiduciary duty as a voting member, except for liability (i) for breach of the voting member's duty of loyalty to the General Partner or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for a transaction from which the voting member derives an improper personal benefit or wrongful distribution in violation of Section 490A.807 of the Iowa Limited Liability Company Act. The Articles of Organization of the General Partner further provide that if the foregoing Act or any other applicable law is amended to authorize the further elimination or limitation of the liability of members, then the liability of the members of the General Partner will be eliminated or limited to the extent of any such amendment without any further action on behalf of the General Partner or its members.

    The Operating Agreement of the General Partner provides indemnification for each person who is or was a member of the General Partner to the maximum extent that a corporation has authority to indemnify a director of the corporation by or under the Iowa Business Corporation Act or other applicable law, as the same now exists or may hereafter be amended or changed, but in the case of any such amendment or change, only to the extent that the amendment or change would permit broader indemnification than is then currently the case. Any person's right to indemnification is conditioned upon the General Partner being afforded an opportunity to participate directly on behalf of such person in any such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other non-adjudicated disposition of any of the foregoing, entitlement to indemnification is also conditioned upon the prior approval of the General Partner of the proposed settlement or other non-adjudicated disposition. The General Partner's Operating Agreement also would permit the General Partner to purchase and maintain insurance to provide such an indemnification.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commisson registration fee..  $  7,575.76
     Legal Fees and Expenses.............................    72,000.00
     Accounting Fees and Expenses........................    10,000.00
     Expenses relating to conversion for EDGAR filing....    13,000.00
     Printing............................................    13,000.00
     Blue Sky and NASD Filing Fees.......................    18,085.00
     Miscellaneous.......................................    60,000.00

     TOTAL                                                 $193,660.76
                                                           ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The Partnership sold 1 Unit to Jeff Raun on June 4, 1998, for $1,000 in order to create an intial limited partner. This Unit will be returned and the money refunded upon admission of the next limited partner.

     No commissions were paid with respect to this sale.

ITEM 27.  EXHIBITS


     * 1.   Sales Agreement
     * 2.1  Limited Partnership Agreement - Portfolio Boost I, L.P. (See Exhibit
            A to Prospectus)
       2.2  Articles of Organization of Portfolio Boost, L.L.C.
       2.3  Operating Agreement of Portfolio Boost, L.L.C
       5.   Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
       8.   Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
            regarding certain federal income taxation matters
      10.1  Advisory Agreement of Quiet Systems Limited
      10.2  Letter Agreement with Frischmeyer Trading Corporation
      10.3  Account documents with First Options of Chicago, Inc. (the futures commission merchant)
     *10.4  Subscription Agreement, Suitability Standards Requirement Form and
            Acknowledgment of Receipt Form (see Exhibit B to Prospectus)
      10.5  Fee Agreement with Quiet Systems Limited
      10.6  Escrow Agreement with First American Bank
      23.1  Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
            (included in Exhibits 5 and 8 hereto)
     *23.2  Consent of Independent Auditors, Roth & Company, P.C.


*FILED HEREWITH

ITEM 28.  UNDERTAKINGS

     (a)  Not Applicable
     (b)  Not Applicable
     (c)  Not Applicable
     (d)  Not Applicable
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of Warrenville, State of Illinois on January 26, 1999.

PORTFOLIO BOOST I, L.P.

PORTFOLIO BOOST, L.L.C., General Partner

By:/s/Jeffrey A. Raun
   -------------------------------
   Jeffrey A. Raun, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     /s/ Jeffrey A. Raun
     -----------------------------------------------------------------------
     Jeffrey A. Raun, Sole Officer of and Sole Owner of the Voting Member of Portfolio Boost, L.L.C. January 26, 1999

                               INDEX TO EXHIBITS

                              TO AMENDMENT NO. 2
                    TO REGISTRATION STATEMENT ON FORM SB-2
                       OF PORTFOLIO BOOST I, L.P.


               Description of
Exhibit         Document
-------        --------------

*1             Sales Agreement
*2.1           Limited Partnership Agreement--Portfolio Boost I, L.P. (See
               Exhibit A to Prospectus)
 2.2           Articles of Organization of Portfolio Boost, L.L.C.
 2.3           Operating Agreement of Portfolio Boost, L.L.C.
 5             Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C.
 8             Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C. regarding certain federal income taxation matters
 10.1          Advisory Agreement of Quiet Systems Limited
 10.2          Letter Agreement with Frischmeyer Trading Corporation
 10.3          Account documents with First Options of Chicago, Inc. (the futures commission merchant)
*10.4          Subscription Agreement, Suitability Standards Requirement Form
               and Acknowledgment of Receipt Form (See Exhibit B to
               Prospectus)
 10.5          Fee Agreement with Quiet Systems Limited
 10.6          Escrow Agreement with First American Bank
 23.1          Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,
               P.C. (included in Exhibits 5 and 8 hereto)
*23.2          Consent of Independent Auditors, Roth & Company, P.C.

*Filed herewith